As filed with the Securities and Exchange Commission on February 13, 1997.

                                             Registration No. 33-80321
==========================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                       PRE-EFFECTIVE AMENDMENT NO. 4 TO

                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                            SECURITIES ACT OF 1933

                          REDWOOD BROADCASTING, INC.
                ----------------------------------------------
                (Name of small business issuer in its Charter)
Colorado                                  4832                   84-1295270
----------------------------     -------------------------   ------------------
(State or other jurisdiction        (Primary Standard           IRS Employer
of incorporation or             Industrial Classification      Identification
organization)                         Code Number)                 Number

7518 Elbow Bend Rd., Bldg. A, Ste. I      John C. Power, President
P.O. Box 3463                             7518 Elbow Bend Rd., Bldg. A, Ste. I
Carefree, Arizona  85377                  P.O. Box 3463
(602) 488-2596                            Carefree, Arizona  85377
---------------------------------         (602) 488-2596
(Address, including zip code, and         ------------------------------------
telephone number, including area          (Name, address, including zip code,
code, of Registrant's principal           and telephone number, including area
executive offices)                        code, of Agent for service of
                                          process)

                          REDWOOD MICROCAP FUND, INC.
                ----------------------------------------------
                (Name of small business issuer in its Charter)
Colorado                                  6282                   84-0937822
----------------------------     -------------------------   ------------------
(State or other jurisdiction        (Primary Standard           IRS Employer
of incorporation or             Industrial Classification      Identification
organization)                         Code Number)                 Number

7518 Elbow Bend Rd., Bldg. A, Ste. I      John C. Power, President
P.O. Box 3463                             7518 Elbow Bend Rd., Bldg. A, Ste. I
Carefree, Arizona  85377                  P.O. Box 3463
(602) 488-2596                            Carefree, Arizona  85377
---------------------------------         (602) 488-2596
(Address, including zip code, and         ------------------------------------
telephone number, including area          (Name, address, including zip code,
code, of Registrant's principal           and telephone number, including area
executive offices)                        code, of Agent for service of
                                          process)

                                  Copies to:
                           Clifford L. Neuman, Esq.
                                 Neuman & Cobb
                               1507 Pine Street
                           Boulder, Colorado  80302
                                (303) 449-2100

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
      As soon as practicable after the effective date of the Registration
                                  Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check, the following box. / X /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  /   /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  /   /

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.  /   /
==========================================================================
                        CALCULATION OF REGISTRATION FEE

                                                 Proposed
    Title of                         Maximum      Maximum
 Each Class of          Amount      Offering     Aggregate    Amount of
   Securities            To be      Price Per    Offering   Registration
To be Registered      Registered    Share(1)     Price(1)        Fee
-------------------  ------------   ---------    ---------  ------------
Common Stock,
  $.004 par value (2)   500,429       $2.00     $1,000,858     $345.12

Common Stock,
  $.004 par value (3)   300,008      $.0013       $400.01       $0.14

Common Stock,
  $.004 par value       400,000       $2.00      $800,000      $275.86

Common Stock
  Put Options (4)       203,008       $1.50      $304,512      $105.01

Put Option
  Guarantees (5)        203,008        -0-          -0-          -0-

          TOTAL:                                $2,105,770     $726.13
----------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2)  Constitutes shares of Common Stock being offered by certain Selling
     Shareholders of the Company.  (See "TERMS OF THE OFFERINGS -- Selling
     Shareholders Offering.")

(3)  Consists of Common Stock to be distributed to holders of record of Cell
     Robotics International, Inc. ("CRI") common stock on December 16, 1994
     (the "Spin-Off Record Date") to effect a spin-off of the Company (the
     "Spin-Off") pursuant to the terms of a certain Agreement and Plan of Reorganization between and among CRI, Cell Robotics, Inc., a New Mexico corporation, MiCEL, Inc., a Delaware corporation and others, dated as of December 12, 1994 ("CRI Agreement"). The CRI Shareholders will not be charged or assessed, and the Company will receive no consideration, for the distribution of the foregoing shares of Common Stock in the Spin-Off.
     There currently exists no market for the Company's securities and the Company has an accumulated capital deficit. As a result, the registration fee has been calculated based on one-third (1/3) of the par value of the shares in accordance with the provisions of Rule 457(f)(2).

(4)  Consists of Common Stock Put Options ("Puts") to be issued to certain CRI
     Shareholders ("Putholders") pursuant to the terms of the RBI Agreement, which Puts will grant to the holders thereof the right and option to sell to the Company up to 203,008 shares of the Company's Common Stock at a price of $1.50 per share. The Putholders will not be charged or assessed, and the Company will receive no consideration, for the issuance of the Puts. The registration fee has been calculated in accordance with the provisions of Rule 457(g).

(5) Consists of the guarantee of Redwood Microcap Fund, Inc. ("Microcap") of the Company's obligation under the Puts.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                          REDWOOD BROADCASTING, INC.

                             CROSS-REFERENCE INDEX


           Item No. and Heading
               In Form SB-2                             Location
          Registration Statement                      in Prospectus
          ----------------------                      -------------

1.   Forepart of the Registration            Forepart of Registration
     Statement and outside front cover       Statement and outside front
     page of Prospectus                      cover page of Prospectus

2.   Inside front and outside back cover     Inside front and outside back
     pages of Prospectus                     cover pages of Prospectus

3.   Summary Information, Risk Factors       PROSPECTUS SUMMARY; RISK
     and Ratio of Earnings to Fixed          FACTORS
     Charges

4.   Use of Proceeds                         USE OF PROCEEDS

5.   Determination of Offering Price         Front Cover Page; TERMS OF
                                             OFFERING - Company Offering

6.   Dilution                                DILUTION

7.   Selling Securityholders                 TERMS OF OFFERINGS - The Selling
                                             Shareholders' Offering

8.   Plan of Distribution                    TERMS OF OFFERINGS

9.   Legal Proceedings                       LEGAL PROCEEDINGS

10.  Directors, Executive Officers,          MANAGEMENT
     Promoters and Control Persons

11.  Security Ownership of Certain           SECURITY OWNERSHIP OF
     Beneficial Owners and Management        MANAGEMENT AND PRINCIPAL
                                             SHAREHOLDERS

12.  Description of Securities to be         DESCRIPTION OF SECURITIES
     Registered

13.  Interest of Named Experts and Counsel   LEGAL MATTERS; EXPERTS

14.  Disclosure of SEC Position on           INDEMNIFICATION
     Indemnification for Securities Act
     Liabilities

15.  Organization Within Last Five Years     *

16.  Description of Business                 PROSPECTUS SUMMARY; RISK FACTORS;
                                             BUSINESS; REDWOOD MICROCAP FUND,
                                             INC.

17.  Management's Discussion and Analysis    MANAGEMENT'S DISCUSSION AND
     Plan of Operation                       ANALYSIS OR PLAN OF OPERATION;
                                             FINANCIAL STATEMENTS

18.  Description of Property                 BUSINESS

19.  Certain Relationships and Related       CERTAIN TRANSACTIONS
     Transactions

20.  Market for Common Equity and Related    MARKET FOR COMMON STOCK
     Stockholder Matters

21.  Executive Compensation                  EXECUTIVE COMPENSATION

22.  Financial Statements                    FINANCIAL STATEMENTS

23.  Changes in and Disagreements            *
     with Accountants on Accounting
     and Financial Disclosure

---------------------

* Omitted from Prospectus because Item inapplicable or answer is in the negative.

PROSPECTUS

                          REDWOOD BROADCASTING, INC.

          ----------------------------------------------------------

                              1,200,437 Shares of
                         $.004 Par Value Common Stock

          ----------------------------------------------------------

                                    203,008
                           Common Stock Put Options

          ----------------------------------------------------------

                          REDWOOD MICROCAP FUND, INC.

          ----------------------------------------------------------

                        203,008 Put Option Guarantees

          ----------------------------------------------------------


     This Prospectus relates to four (4) offerings of securities of Redwood Broadcasting, Inc., f/k/a Intelligent Financial Holding Corporation, a Colorado corporation (the "Company" or "RBI"). The first offering (the "Spin-Off Offering") relates to the distribution by Cell Robotics International, Inc., a Colorado corporation ("CRI"), the Company's former parent corporation, of up to 300,008 shares of the Company's $.004 par value common stock (the "Common Stock"), as a spin-off (the "Spin-Off Shares" and "Spin-Off," respectively) pursuant to the terms of a certain Agreement and Plan of Reorganization between and among CRI, Cell Robotics, Inc., a New Mexico corporation ("Cell"), MiCEL, Inc., a Delaware corporation, and others, dated as of December 12, 1994 (the "CRI Agreement"), pursuant to which CRI agreed to distribute all 300,008 shares of Company Common Stock owned by it to the shareholders of record of CRI (the "CRI Shareholders") as of December 16, 1994 (the "Spin-Off Record Date") upon the effective date of the Registration Statement of which this Prospectus forms a part (the "Registration Statement"). The Spin-Off Shares will be distributed by mail within 10 days after the effective date of the Registration Statement on a "pro-rata" one-for-one (1-for-1) basis, with each CRI Shareholder entitled to receive without cost one (1) share of Company Common Stock for every share of CRI common stock held of record on the Spin-Off Record Date. The Company is bearing all costs incurred in connection with the Spin-Off Offering. (See "TERMS OF OFFERINGS - The Spin-Off Offering.")

     This Prospectus also relates to the offering by the Company to the public of up to 400,000 shares of the Company's $.004 par value Common Stock at an offering price of $2.00 per share, (the "Company Offering"). The Company is offering the shares of Common Stock to the public through its officers and directors. The Company may retain the services of Selling Agents who are members of the National Association of Securities Dealers to assist in the Company Offering. On any sales made by Selling Agents, a commission of up to ten percent (10%) may be paid. To date, there exists no arrangements or commitments by the Company to retain any Selling Agent. (See "TERMS OF OFFERINGS - THE COMPANY OFFERING.")

     This Prospectus also relates to the issuance by the Company to certain CRI Shareholders (the "Putholders") of up to 203,008 Common Stock Put Options (the "Puts" and "Put Offering," respectively) pursuant to the terms of a certain Agreement and Plan of Reorganization between and among the Company, Redwood Broadcasting, Inc., a Colorado corporation ("Broadcasting") and Redwood MicroCap Fund, Inc., a Colorado corporation ("MicroCap") dated as of June 16, 1995 (the "RBI Agreement"). The Puts grant to each Putholder the right and option to sell to the Company and require the Company to purchase for redemption, all or a portion of the shares of Common Stock which the Putholder has the right to receive in the Spin-Off Offering. The Puts will require the Company to purchase and redeem any and all shares tendered in accordance with the terms of the Puts at a price of $1.50 per share (the "Put Redemption Price"). The Puts will be exercisable for a period of ninety (90) days following the effective date of the Registration Statement of which this Prospectus forms a part. The Puts being issued to the Putholders will be distributed by mail within 10 days after the effective date of the Registration Statement. The Putholders will not be charged or assessed for Puts and the Company will not receive any proceeds from the distribution of the Puts. The Company is bearing the cost of the Put Option Offering. (See "TERMS OF OFFERINGS - THE PUT OPTION OFFERING.")

     The obligation of the Company to pay the Put Redemption Price upon exercise of the Puts has been guaranteed by Microcap, a principal shareholder of the Company. The issuance by Microcap of the guarantee under the Puts is being registered in the Registration Statement of which this Prospectus forms a part. The guarantee of Microcap is secured by a pledge by Microcap in favor of the Company of 195,371 shares of Common Stock of the Company also being registered herewith as part of the Selling Shareholder Offering. By virtue of Microcap's guarantee, Microcap would be deemed a co-issuer of securities herein. Pursuant to the guarantee and stock pledge, in the event that the Company is unable to purchase and redeem shares of Common Stock pursuant to the exercise of a Put, and Microcap defaults in its guarantee to pay the Put Redemption Price, shares of Microcap subject to the pledge may be sold under this Prospectus, the proceeds of which will be used to pay the Put Redemption Price. As the Put Options expire 90 days following the effective date of the Registration Statement, the Company does not anticipate updating the Prospectus during the term of the Put Option to reflect the sale of pledged shares unless, in the judgment of the Company, the number of shares sold becomes material.

     Finally, this Prospectus relates to the offer and sale of 500,429 shares of Common Stock by certain shareholders of the Company (the "Selling Shareholders" and "Selling Shareholder Offering," respectively). 195,371 shares of Common Stock being offered by the Selling Shareholders have been pledged by MicroCap as security for its guarantee of the Company's obligation to purchase and redeem up to 203,008 shares of Common Stock upon exercise of the Puts. The Company will not receive any of the proceeds from the sales of the Common Stock by the Selling Shareholders. The Common Stock offered by the Selling Shareholders may be sold by them from time to time commencing on the date of this Prospectus, based upon prevailing market conditions for the Company's Common Stock. No underwriting arrangements have been entered into by the Selling Shareholders. Sales of Common Stock by the Selling Shareholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with the sales of securities.

     The Selling Shareholders may be deemed to be "Underwriters" as defined in the Securities Act of 1933 (the "Securities Act"). If any broker-dealers are used by the Selling Shareholders, any commissions paid to broker-dealers and, if broker-dealers purchase any securities as principals, any profits received by such broker-dealers on the resales of the securities may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Shareholders may be deemed to be underwriting commissions. By agreement between the Company and the Selling Shareholders, all costs, expenses and fees in connection with the registration of the securities offered by Selling Shareholders will be borne by the Company. Brokerage commissions, if any, attributable to the sale of the securities will be borne by the Selling Shareholders. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act. (See "SELLING SHAREHOLDERS" and "PLAN OF DISTRIBUTION.")

     This Prospectus does not relate to any resales of Common Stock by the transferees of the Selling Shareholders.

     Prior to this Offering, there has been no public market for the Common Stock or the Puts, and despite the anticipated listing of the Common Stock and Puts on the over-the-counter market, there is no assurance that an active market will develop in the Common Stock or Puts. The Company intends to develop separate trading markets for the Common Stock and the Puts on the over-the-counter market. The Company, however, has no arrangements with any broker or dealer to act as a market maker for the Company's securities and there can be no assurance that the Company will be successful in obtaining any market makers.

               -------------------------------------------------


     THESE ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF RISK AND NO ONE SHOULD INVEST IN THESE SECURITIES UNLESS HE OR SHE CAN AFFORD A COMPLETE LOSS OF HIS OR HER INVESTMENT.

               -------------------------------------------------

     FOR DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE COMPANY, SEE "RISK FACTORS" COMMENCING AT PAGE 15.

               -------------------------------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               -------------------------------------------------

                                                             Proceeds to
                        Price       Selling    Proceeds        Selling
                          to        Agents'       to          Security-
                        Public    Commission    Company    holders (4)(5)
--------------------   ---------  ----------  -----------  --------------
Per Share (1)(2)....    $2.00      $0.20 (3)     $1.80           *
                      --------     ---------  -----------  --------------
Total                 $800,000      $80,000   $720,000(4)        *
--------------------  --------     ---------  -----------  --------------

                       (See Footnotes on following page)


              The Date of This Prospectus is _____________, 1997.


(1) Contemplates the offering by the Company of up to 400,000 shares of the Company's $.004 par value Common Stock at an offering price of $2.00 per share in the Company Offering.

(2) The Company will not receive any proceeds from the distributions contemplated in the Selling Shareholders Offering or Put Option Offering.

(3)  No underwriter has been engaged to participate in the Company Offering.
     Consequently, the Company will offer shares of Common Stock in the Company
     Offering primarily through its officers and directors and possibly through broker-dealers who are members of the National Association of Securities
     Dealers, Inc. ("Selling Agents"). No commission or finders' fees will be paid on sales made by officers and/or directors. On sales made by Selling
     Agents, a commission will be paid. The Company's Board of Directors has authorized payment of commissions to Selling Agents up to ten percent
     (10%) of the purchase price of each share of Common Stock sold, or $.20 per share. To the extent that sales will be made through such Selling
     Agents, the net proceeds to the Company will be reduced by the commissions. Although it is unlikely, if all of the shares of Common
     Stock are offered and sold through such Selling Agents, $80,000 would be paid as commissions and the net proceeds to the Company would be $720,000 if the maximum number of shares of Common Stock are sold, excluding expenses of the Offering. To date, no Selling Agents have been retained or are under any obligation to participate in the distribution of the shares in the Company Offering

(4) Before deducting the expenses of the Offering, including legal, accounting and printing expenses, estimated to be $50,000. Assumes the sale of all 400,000 shares of Common Stock being offered by the Company at $2.00 per share.

(5) The Selling Shareholders will offer their shares in transactions in the over-the-counter market at prices obtainable at the time of sale in privately-negotiated transactions at prices determined by negotiation. The
     Selling Shareholders may effect transactions by selling to or through securities broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling
     Shareholders. While it is impracticable to determine the precise amount that the Selling Shareholders will incur, it is anticipated that any such discounts, selling concessions or commissions will be consistent with those customarily charged by broker-dealers who are members of the National Association of Securities Dealers, Inc. ("NASD").

(6) The net proceeds to be realized by the Selling Shareholders will be an amount equal to the gross selling price of the shares, as determined by the market, less any discounts, concessions or commissions paid to the broker-dealers.


     No person is authorized in connection with any offering made hereby to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information herein is correct as of any date subsequent to the date hereof.

                             AVAILABLE INFORMATION
                             ---------------------
          The Company has filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission, Washington, D.C. (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information pertaining to the shares of Common Stock offered hereby and the Company, reference is made to the Registration Statement, including the exhibits and financial statement schedules filed as a part thereof. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an Exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement may be obtained from the Commission upon payment of the fees prescribed therefor and may be examined at the principal office of the Commission in Washington, D.C.

                               TABLE OF CONTENTS

PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-9-
     THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-9-
     THE SPIN-OFF OFFERING . . . . . . . . . . . . . . . . . . . . . . . . -12-
     THE PUT OPTION OFFERING . . . . . . . . . . . . . . . . . . . . . . . -12-
     COMPANY OFFERING. . . . . . . . . . . . . . . . . . . . . . . . . . . -13-
     THE SELLING SHAREHOLDERS' OFFERING. . . . . . . . . . . . . . . . . . -14-
     RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -14-
     SUMMARY FINANCIAL DATA. . . . . . . . . . . . . . . . . . . . . . . . -14-

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -16-
     RISK FACTORS RELATED TO THE BUSINESS OF THE COMPANY . . . . . . . . . -16-
     RISK FACTORS RELATED TO THIS OFFERING . . . . . . . . . . . . . . . . -20-

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -22-

DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -24-

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION. . . . . . . . . -25-
     OVERVIEW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -25-
     LIQUIDITY AND CAPITAL RESOURCES - MARCH 31, 1996 COMPARED TO
          JULY 31, 1995. . . . . . . . . . . . . . . . . . . . . . . . . . -25-
     RESULTS OF OPERATIONS - EIGHT MONTHS ENDED MARCH 31, 1996
          COMPARED WITH FISCAL YEAR ENDED JULY 31, 1995. . . . . . . . . . -30-
     LIQUIDITY AND CAPITAL RESOURCES - SEPTEMBER 30, 1996 TO
          MARCH 31, 1996 . . . . . . . . . . . . . . . . . . . . . . . . . -31-
     RESULTS OF OPERATIONS - SIX MONTHS ENDED SEPTEMBER 30, 1996
          COMPARED WITH SIX MONTHS ENDED SEPTEMBER 30, 1995. . . . . . . . -32-

BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -34-
     OVERVIEW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -34-
     HISTORY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -34-
     ACQUISITIONS AND DEVELOPMENT. . . . . . . . . . . . . . . . . . . . . -36-
     OPERATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -37-

REDWOOD MICROCAP FUND, INC.. . . . . . . . . . . . . . . . . . . . . . . . -46-
     CHANGES IN INDEPENDENT PUBLIC ACCOUNTANTS . . . . . . . . . . . . . . -46-

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -47-
     DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES . . . . . . . . . . . -47-
     DIRECTOR COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . -48-

EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . -49-
     1995 INCENTIVE STOCK OPTION PLAN. . . . . . . . . . . . . . . . . . . -50-

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . . . . -51-

DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . -53-
     COMMON STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -53-
     PREFERRED SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . . -53-
     COMMON STOCK PUT OPTIONS. . . . . . . . . . . . . . . . . . . . . . . -53-

TERMS OF OFFERINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . -55-
     THE SPIN-OFF OFFERING . . . . . . . . . . . . . . . . . . . . . . . . -55-
     THE PUT OPTION OFFERING . . . . . . . . . . . . . . . . . . . . . . . -55-
     THE COMPANY OFFERING. . . . . . . . . . . . . . . . . . . . . . . . . -57-
     THE SELLING SHAREHOLDERS' OFFERING. . . . . . . . . . . . . . . . . . -57-

CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . -61-
     CRI AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . -61-
     RBI AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . -61-
     MICROCAP GUARANTEE. . . . . . . . . . . . . . . . . . . . . . . . . . -61-
     MICROCAP DEBT CONVERSION. . . . . . . . . . . . . . . . . . . . . . . -62-
     MICROCAP CONSULTATION AGREEMENT . . . . . . . . . . . . . . . . . . . -62-
     TRIPOWER RESOURCES, INC. DEBT OBLIGATION. . . . . . . . . . . . . . . -62-
     MICROCAP ADVANCES . . . . . . . . . . . . . . . . . . . . . . . . . . -62-
     J. ANDREW MOORER STOCK PURCHASE . . . . . . . . . . . . . . . . . . . -62-
     POWER CURVE, INC. STOCK PURCHASE. . . . . . . . . . . . . . . . . . . -63-

INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -63-

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -63-

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -63-

INDEMNIFICATION OF DIRECTORS AND OFFICERS. . . . . . . . . . . . . . . . . -65-
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION. . . . . . . . . . . . . . . . -70-
RECENT SALES OF UNREGISTERED SECURITIES. . . . . . . . . . . . . . . . . . -70-
EXHIBITS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -71-
UNDERTAKINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -72-


[The following text is contained in a box]

                              PROSPECTUS SUMMARY
                              ------------------
     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED AND PRO FORMA FINANCIAL STATEMENTS, INCLUDING THE RELATED NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS.

                                  THE COMPANY
                                  -----------
     Redwood Broadcasting, Inc., f/k/a Intelligent Financial Holding Corporation (the "Company" or "RBI") and its subsidiaries operate in the rapidly-developing and expanding radio broadcasting industry in Northern California and Arizona. The Company has embarked upon an aggressive acquisition and development strategy and continues to seek acquisition and development opportunities in the broadcast industry.

     By agreement dated June 16, 1995, the Company acquired one hundred percent (100%) of the issued and outstanding shares of Common Stock of Broadcasting in exchange for 300,000 shares of Common Stock of the Company. Following the acquisition, Broadcasting was merged with and into the Company, with the Company remaining as the surviving entity. Thereafter, at a special meeting of the Company's shareholders an amendment of the Company's Articles of Incorporation changing the Company's name to Redwood Broadcasting, Inc. was approved.

     Broadcasting was incorporated in 1993 by entrepreneurs focused on acquiring and developing undervalued radio broadcasting properties located in small-to-medium sized markets as defined by industry standards. Broadcasting began broadcast operations by entering into a joint venture with Quick Broadcasting, Inc., an established broadcaster, to pursue the acquisition of a station licensed to Vallejo, California. The station was attractive to Broadcasting as it was eligible for the "Expanded Band" which, if granted, would increase the station's broadcast capability. Greater signal range would encompass more listeners which, in turn, would attract more advertising clients. In addition, the purchase included real property that had a defined buyer. The acquisition was completed in October, 1993, and in a simultaneous separate transaction, the real property was sold leaving Broadcasting with a minimal cash outlay for its capital investment. In 1994, Broadcasting sold its fifty percent ownership interest in the joint venture.

     In May, 1994, Broadcasting formed a wholly-owned subsidiary, Alta California Broadcasting, Inc. ("Alta"), to pursue radio acquisition opportunities it had determined were available in northern California. In June, 1994, Alta entered into an Asset Purchase Agreement to acquire KHSL-AM\FM licensed to Chico and Paradise, California respectively ("KHSL"). The acquisition, valued at $1.15 million, included 11.7 acres of real property located in Chico zoned for residential housing. The real property was sold in April, 1996, for $450,000. Alta began operating KHSL in February, 1995 under a Local Management Agreement ("LMA") while the station licenses were submitted to the FCC to approve the change in ownership. In April, 1995, Alta also changed the call letters of KHSL-AM to KNSN or KNSN Talk 1290. Located at 1290 on the AM band, KNSN's programming is primarily originated through satellite programming companies. In June, 1995, Alta completed the acquisition of KHSL resulting in a termination of the LMA.

     In March, 1995, Alta entered into an LMA with an option to purchase radio station KCFM-FM licensed to Shingletown, California. KCFM-FM primarily serves the Redding, California market. KCFM-FM began commercial broadcasting in August, 1995, with a "Country" music format. The source of the programming was simulcasting with KHSL-FM, also a country music format station, through the use of high speed data transmission lines. In September, 1995, KCFM-FM changed its call letters to KHZL-FM. During the Company's review of the performance of KHZL-FM, it was decided that a format change would best serve the goal of revenue enhancement. A new music format was developed using a satellite delivered "Oldies" format. The change proved to be highly successful as KHZL-FM posted a rating of 6.4 in The Arbitron Company's ("Arbitron") 1996 Spring Survey versus not qualifying for any rated status in the Fall Survey under the previous format. In May, 1996, Alta applied for an upgrade to increase the station's broadcast power, the granting of which cannot be assured. In July, 1996, Alta completed the acquisition of KHZL-FM, thereby terminating the LMA. Effective September 27, 1996, Alta changed KHZL-FM's call letters to KRDG-FM.

     In December, 1995, Alta formed its own wholly-owned subsidiary, Northern California Broadcasting, Inc. ("Northern"), to pursue the acquisition of radio station KNNN-FM licensed to Central Valley, California, which primarily serves the Redding, California market with an "Adult Contemporary" format. In May, 1996, Northern entered into an Asset Purchase Agreement to acquire KNNN-FM. KNNN has obtained an upgrade to increase the station's broadcast power.

     In March, 1996, Alta entered into separate Asset Sale Agreements to sell the assets of both KHSL-FM and KNSN-AM, in a transaction valued at $1.47 million. The proceeds from closing, which is scheduled to close on March 12, 1997 and is awaiting approval from the FCC for a change of ownership and certain engineering modifications, will provide the capital for the Company's plan of expansion into Redding, California, a market with greater opportunity for the Company to implement its strategy to acquire multiple stations and become a dominate force, unlike the Chico, California market, which has already been consolidated.

     In May, 1996, Alta also entered in an Asset Purchase Agreement to acquire radio station KLXR-AM, presently a "dark" station (a station not broadcasting) licensed to and serving the Redding, California market.

     The Company has also filed for, and is the only applicant seeking, a construction permit for an FM radio station in Payson, Arizona. Payson is not a ranked market in the industry and the Company has no current plans to develop the station. In July, 1996, Alta filed an application with the FCC for the issuance of a construction permit to build an FM radio station to be licensed to Shasta Lake City, California, which would also serve the Redding, California market. In August, 1996, the Company also filed for a construction permit for an FM radio station in Mesquite, Nevada. Numerous applicants are seeking construction permits in both Shasta Lake City and Mesquite. As a result, there can be no assurance that the Company's will be granted these construction permits, or if granted, that the Company will have the resources or ability to construct, and thereafter operate, one or both of the stations.

     The Company's focus will continue to be multi-station ownership in small and medium markets which it has termed its "Heartland" strategy. It believes the markets it terms as "Heartland" markets tend to attract small local operators with limited financial resources. The small-to-mid-sized market as rated by Arbitron, in terms of population, holds a ranking of 150 to 250. There are between 10,000 and 11,000 radio stations in the United States, the majority of which are located in markets ranked small-to- medium sized, "Heartland" sized, which offers the Company multiple opportunities for acquisitions. To this end, the Company regularly evaluates possibilities for the acquisition of additional radio stations, but at present, except as set forth above, there are no negotiations, or arrangements or understandings with respect to any potential material acquisition. (See "BUSINESS".)

     The Company maintains its principal executive offices at Building A, Suite I, 7518 Elbow Bend Road, P.O. Box 3463, Carefree, Arizona 85377, where its telephone number is (602) 488-2596.

THE SPIN-OFF OFFERING
---------------------
Purpose: To permit the distribution of shares of the Company's Common Stock issuable to the CRI Shareholders pursuant to the terms of the Spin-Off.

Securities Offered:                     300,008 shares of Common Stock.

Terms of the Spin-off (1):              Upon the effective date of the
                                        Registration Statement and the
                                        qualification of the Offering under all
                                        applicable state Blue Sky laws, the
                                        Company will distribute to the CRI
                                        Shareholders of record as of December
                                        16, 1994, on a "pro rata" one-for-one
                                        (1-for-1) basis, 300,008 shares of the
                                        Company's Common Stock, which shares
                                        are currently being held in escrow
                                        pursuant to the terms of the CRI
                                        Agreement.

-----------------------------------

(1) Pursuant to the terms of the CRI Agreement, the Company was formed and organized by CRI as a wholly-owned subsidiary. 300,008 shares of Company Common Stock were issued to CRI and escrowed to be distributed to the Shareholders of record of CRI as of December 16, 1994 upon the effective date of the Registration Statement. Does not include any of the 695,750 shares of Common Stock of the Company issued in transactions following the initial formation and organization of the Company by CRI.

THE PUT OPTION OFFERING
-----------------------
Purpose: To give those CRI Shareholders with the right to acquire shares of the Company's Common Stock in the Spin-Off Offering the right and option to sell to the Company any or all Spin-Off Shares.

Terms of the Puts:

     Put Price:                         $1.50 per share

     Expiration Date:                   The Puts will be exercisable for a
                                        period of ninety (90) days following
                                        the effective date of the Registration
                                        Statement.

     Maximum Number of Puts:            203,008

     Guarantee:                         The Company's obligation to purchase
                                        and redeem up to 203,008 shares of the
                                        Company' Common Stock upon exercise of
                                        the Puts has been guaranteed by
                                        MicroCap, which guarantee is secured by
                                        a pledge of 195,371 shares of the
                                        Company's Common Stock owned by
                                        MicroCap which are included in the
                                        shares being registered for resale by
                                        the Selling Shareholders.


COMPANY OFFERING
----------------
Securities Offered:                     400,000 shares of Common Stock, $.004
                                        par value.

Offering Price:                         $2.00 per share

Common Shares Outstanding:

     Before Offering:                     995,758
     After Offering:(2)                 1,395,758

Use of Proceeds:                        The proceeds, if any, from the Company
                                        Offering will be used for working
                                        capital and debt retirement (See "USE
                                        OF PROCEEDS".)

----------------------------------------

(2)  Assumes no Put Options are exercised.

THE SELLING SHAREHOLDERS' OFFERING
----------------------------------
Securities Offered:                     500,429 shares of Common Stock, $.004
                                        par value  (See "DESCRIPTION OF
                                        SECURITIES.")

Offering Price:                         Prevailing market price



                                 RISK FACTORS
                                 ------------
     Investment in the securities offered by this Prospectus involves a high degree of risk, including development stage of business, lack of profitable operating history, lack of working capital, and possible volatility of price of Common Stock. Prospective investors should carefully consider the factors set forth under "RISK FACTORS."


                            SUMMARY FINANCIAL DATA
                            ----------------------
          Set forth below is selected summary financial information with respect to the Company. Financial information for the eight months ended March 31, 1996, for the years in the two-year period ended July 31, 1995 and 1994, and as of and for the six months ended September 30, 1996 and September 30, 1995 is derived from the financial statements included elsewhere in this Prospectus and is qualified by reference to such financial statements and the notes related thereto.

                                                     QUALITY BROADCASTERS OF
                              RBI CONSOLIDATED       CALIFORNIA, L.P. (KNNN)     RBI CONSOLIDATED
                                  FOR THE                 FOR THE YEARS          FOR THE 6 MONTHS
                          ------------------------            ENDED                    ENDED
                          8 MOS ENDED  YEAR ENDED    ----------------------  -----------------------
STATEMENTS OF              MARCH 31      JULY 31      MARCH 31    MARCH 31    SEPT. 30     SEPT. 30
OPERATIONS DATA:             1996         1995          1996        1995        1996         1995
---------------           ----------   ----------    ----------  ----------  ----------    ---------
Revenues                  $ 429,386    $ 367,548     $ 725,163   $ 803,849   $ 130,847    $ 341,559

Operating (Loss)           (363,121)    (160,453)     (102,350)   (131,758)   (168,503)    (130,281)

Net (Loss)                 (368,659)    (160,453)     (135,378)   (176,055)   (226,010)    (147,638)

Net (Loss Per Share)           (.53)        (.49)           N/A         N/A       (.29)        (.25)

Weighted Average
Shares Outstanding           690,258      325,000           N/A         N/A     793,008      600,008

                                                                                                PRO FORMA
                                 RBI         KHSL (1)          KNNN                             COMBINED
                               FOR THE        FOR THE         FOR THE                          -----------
PRO FORMA                    6 MOS ENDED    6 MOS ENDED     6 MOS ENDED                        6 MOS ENDED
STATEMENTS OF                 SEPT. 30,      SEPT. 30,       SEPT. 30,         PRO FORMA        SEPT. 30,
OPERATIONS DATA:                1996         1996 (1)        1996 (1)       ADJUSTMENT (2)        1996
                             -----------    -----------    ------------     --------------     -----------
Revenues                     $ 130,847       $ (24,170)     $ 201,423          $     -         $ 308,100

Operating Income (Loss)       (168,503)         79,215        (11,038)          (40,889)        (141,215)

Net Income (Loss)             (226,010)        159,215        (32,676)          (40,889)        (140,360)

Net (Loss Per Share)             (0.29)           N/A            N/A                 -              (.18)

Weighted Average
Shares Outstanding             793,008            N/A            N/A                 -           793,008
_____________________________

(1) Stated separately to reflect the sale of KHSL-AM\FM which is pending regulatory approval.

(2)  Reflects amortization expense associated with purchase of KNNN license.

                                     AS OF          PRO FORMA          PRO FORMA
BALANCE SHEET DATA:             SEPT. 30, 1996   ADJUSTMENTS(1)    AS ADJUSTED(1)(2)  AS ADJUSTED(2)(3)
------------------              --------------   --------------    -----------------  -----------------
Total Assets                       $2,155,412      $ (144,480)     $2,010,932            $2,760,932

Working Capital (Deficit)          (1,628,287)      1,266,000        (362,287)              387,713

Total Long-Term Obligations           665,222               -         665,222               665,222

Stockholders' Equity (Deficit)       (257,989)        781,859         523,870             1,193,870

---------------------------------------

(1)  Pro forma adjusted to reflect the purchase of KNNN and the sale of KHSL-
     AM\FM, which is pending regulatory approval.

(2)  Adjusted to reflect the sale by the Company of 400,000 shares of Common
     Stock at a price of $2.00 per share, after deducting an estimated $50,000 in offering expenses and $80,000 for Selling Agents' commission. However, there can be no assurance how many, if any, shares of Common Stock will be sold in the Company Offering.

(3)  Assumes no Put Options are exercised.


[REMAINING TEXT NOT CONTAINED WITHIN BOX]

                                 RISK FACTORS
                                 ------------
     THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE POSSIBILITY OF THE LOSS OF THEIR ENTIRE INVESTMENT IN THE COMPANY'S SECURITIES AND, ALONG WITH EACH OF THE FOLLOWING FACTORS, CONSIDER THE INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.


RISK FACTORS RELATED TO THE BUSINESS OF THE COMPANY
---------------------------------------------------

     RISK OF NEW BUSINESS. The Company's operations are subject to all of the risks inherent in a new business enterprise, including the absence of a substantial operating history, shortage of cash, under-capitalization, and the need for additional financing. As such, problems, expenses, complications and delays are expected to be encountered in connection with the implementation of the Company's business plan. Future growth beyond present capacity will require significant expenditures for the acquisition and development of additional radio stations. These expenses must be paid either out of the proceeds of future debt and/or equity offerings or out of generated revenues and Company profits. The availability of funds from either of these sources cannot be assured. (See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION," and the Financial Statements and Notes thereto.)

     BUSINESS OF THE COMPANY. The principal business of the Company is acquiring, developing, maintaining and operating, primarily through operating subsidiaries, radio broadcasting properties . The foregoing business involves substantial risks which include, without limitation, intense competition from others who possess more experience and greater resources, the need to obtain and maintain all necessary licenses and permits, extensive governmental regulation, attracting qualified management, engaging in effective marketing and numerous other factors, many of which are beyond the Company's control.

     NEW BUSINESS AND LIMITED RADIO BROADCASTING EXPERIENCE. The Company has only been engaged in the radio broadcasting industry since August, 1993. While the Company has and will continue to hire individuals with experience in the radio broadcast industry, the Company has limited experience in the radio broadcast industry, and there is no assurance that its intended activities will be successful or result in profitable operations. The Company also faces all the risks associated with a new business, including the need for additional personnel and working capital.

     SUBSTANTIAL INDEBTEDNESS. As of September 30, 1996, the Company was indebted to a number of lenders in the aggregate amount of $1,491,561.
Interest is payable at rates ranging from 10% to 18% per annum with respect to such borrowings. Consequently, a substantial portion of the Company's cash flow has been and will be utilized to pay principal and interest with respect to such indebtedness. Unless the Company can generate substantial positive cash flow, an event that cannot be assured, the Company will require additional financing as to which it has no commitments. Should any such financing become available, there can be no assurance that it will be upon terms or conditions favorable to the Company or its shareholders. (See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION," "BUSINESS - Proposed Acquisitions," and Financial Statements and the Notes thereto.)

     SIGNIFICANT CASH REQUIREMENTS. The Company's cash requirements have been and will continue to be significant. Net cash (used) by operating activities for the six (6) months ended September 30, 1996, was $(26,335). The Company is dependent upon the net proceeds of the Company Offering or other financing in order to meet its obligations upon exercise of the Puts, and to fund its working capital requirements. Accordingly, substantial capital resources and additional working capital will be needed to support the current operations and obligations of the Company, and to support the operations of its proposed acquisitions. There can be no assurance that any future financing will be available to the Company on acceptable terms, if at all. (See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION," "BUSINESS
- PROPOSED ACQUISITIONS," AND FINANCIAL STATEMENTS AND THE NOTES THERETO.)

     SECURED LIENS - EXISTENCE OF LIENS ON ASSETS. Substantially all of the Company's assets have been pledged as collateral to secure the Company's indebtedness in connection with the acquisition of radio stations and certain other lending arrangements. In the event that the Company fails to meet its obligations, including the making of required payments of principal and interest, the Company's indebtedness could be declared immediately due and payable and, in certain cases, the Company's assets could be foreclosed upon. Moreover, to the extent that substantially all of the Company's assets continue to be pledged to secure outstanding indebtedness, such assets will be unavailable to secure additional debt financing, which may adversely affect the Company's ability to borrow in the future. (See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION," AND "CERTAIN TRANSACTIONS.")

     ADDITIONAL CAPITAL REQUIREMENTS. The Company's plans include the possible development and operation of KLXR-AM in Redding, California, the construction and operation of new radio stations in Payson, Arizona, Shasta Lake City, California, and Mesquite, Nevada, and increased marketing efforts aimed at improving the operations of all of the Company's radio stations. Proceeds of the Company Offering will, however, be limited, and it is likely that such proceeds will be substantially below the funding necessary for the Company to fully develop its strategy. As a result, it is probable that the Company will require additional capital in the future to finance its business activities. Additional needed capital may be obtained through borrowings or by additional equity financing. Future equity financing may occur through the sale of either unregistered common stock in exempt offerings or through the public offering of registered equity securities. In any case, such additional equity financing may result in additional dilution to investors. There can be no assurance that any additional capital, funding or revenues can be satisfactorily arranged.
The Company has no arrangements for or understandings with respect to the acquisition of additional capital. (See "BUSINESS.")

     LACK OF PROFITABLE OPERATING HISTORY. For the eight months ended March 31, 1996, on a consolidated basis, the Company generated a net loss of $(368,659) on net revenues of $429,386. Similarly, for the six months ended September 30, 1996, on a consolidated basis, the Company generated a net loss of $(226,010) on revenues of $130,847. There can be no assurance that the Company's sales will continue to improve, or that the Company's operations will not continue to result in a net loss.

     RISKS OF RECENT ACQUISITIONS AND RAPID EXPANSION. The Company acquired radio station KHZL-FM licensed to Shingletown, California, in July, 1996 and radio station KNNN licensed to Central Valley, California, in September, 1996. The Company's strategic plan also contemplates the development of radio station KLXR-AM licensed to Redding, California, and the construction of additional radio stations in Payson, Arizona, Shasta
Lake City, California, and Mesquite, Nevada in 1997. While the Company believes that current management has the capacity to adequately oversee the operation of these radio stations, there can be no assurance that management will be able to meet the demands inherent in such rapid growth. Further, the acquisition and development of radio stations in new geographical locations will result in the dispersion of key personnel over significant distances.
Such dispersion will impose additional burdens on existing management.

     LIQUIDITY AND CAPITAL RESOURCES. In the past the Company has operated on limited capital resources and has depended primarily on funds generated from stock sales and short-term loans for on-going operations. Even if the Company is able to achieve its business plan objectives, it does not anticipate having substantial net operating profits until at least 1999. In the meantime, there can be no assurance that funds necessary for operations can be generated from stock sales and short-term loans from investors and affiliates.

     DEPENDENCE UPON MANAGEMENT. The Company's future success depends in a large part on the continued service of its key marketing, sales, promotional and management personnel and on its ability to continue to attract, motivate and retain highly qualified employees. The Company currently does not have written employment contracts with its key executive officers, and, as a result, there can be no assurance of their continued service to the Company. The loss of the services of key personnel could have a material adverse effect upon the Company's operations and development efforts. The Company does not have key person life insurance covering its management personnel or other key employees. (See "MANAGEMENT.")

     DEPENDENCE UPON ADVERTISING REVENUES. Substantially all of the Company's revenues are derived from the sale of local, regional and national advertising for broadcast on its radio stations. Although the format of a particular station's programming can vary, there are only a limited number of advertisements broadcast each hour of broadcast time. The Company determines the number of advertisements broadcast hourly based upon its assessment of the maximum amount of advertising revenue it can derive without jeopardizing listening levels. While there may be shifts from time to time in the number of advertisements broadcast during a particular time of day, the total number of advertisements broadcast on a particular station generally does not vary significantly from year to year. Any change in the Company's revenues, with the exception of those instances where stations are acquired or sold, is generally the result of pricing adjustments which are made to ensure that the station fully utilizes available inventory. Advertising rates are directly related to the size of a radio station's listening audience. Increasing the audience base is an important factor in achieving profitability and this cannot be assured. (See "BUSINESS - ADVERTISING.")

     SUBSTANTIAL COMPETITION. Radio broadcasting is an extremely competitive business. The Company's radio stations compete for listeners and advertising revenues directly with other radio stations within their market place. Competition for radio listeners is primarily based upon program content and on-air talent which appeals to a particular demographic group. By building a strong base of listeners, the Company attempts to attract advertisers who wish to reach a particular demographic group of listeners who may purchase their products. Thus, a decrease in the number of listeners will likely result in a decrease in advertising revenues. There can be no assurance that the Company can successfully compete for listeners or advertising revenues. In addition, the Company's radio stations compete for listeners and advertising revenues with other forms of communications media, including broadcast television, cable television, newspapers, magazines, direct mail coupons and billboard advertising. (See "BUSINESS - COMPETITION.")

     FEDERAL REGULATION OF RADIO BROADCASTING; LICENSE RENEWAL. The ownership, operation and sale of radio stations, including those licensed to the Company, are subject to regulation by the Federal Communications Commission ("FCC"). Among other things, the FCC assigns frequency bands for broadcasting; determines the particular frequencies, locations and operating power of stations; issues, renews, revokes and modifies station licenses; determines whether to approve changes to ownership or control of station licensees; regulates transmitting equipment used by stations; adopts and implements regulations and policies that directly or indirectly affect the ownership, operation and employment practices of radio broadcasting stations; and has the power to impose penalties for violations of its rules or the Communication Act of 1934, as amended (the "Communication Act"). Federal regulations, including, without limitation, those affecting the regulation of radio broadcasting and advertising, govern the promotion and advertising activities of the Company and its advertisers' products. The Communications Act also prohibits the assignment of an FCC license or any transfer of control of an FCC license without the prior approval of the FCC. In determining whether to grant requests for consents to such assignments or transfers, and in determining whether to grant or renew a radio broadcast license, the FCC considers a number of factors pertaining to the licensee or proposed licensee including compliance with alien ownership restrictions and rules governing the multiple ownership and cross-ownership of broadcast and other media properties, the "character" of the applicant and those persons or entities holding "attributable" interests in the applicant and compliance with the Anti-Drug Abuse Act of 1988. Compliance with such laws and regulations could be costly and changes in laws and regulations could increase the cost of compliance and materially affect the Company in other respects not presently foreseeable. The Company monitors laws and regulations, as well as pending legislation. However, there can be no assurance that such laws and regulations will not have a material adverse effect upon the Company.

     The Company's current licenses expire on December 1, 1997. There can be no assurance that any of the Company's current or proposed licenses will be renewed. (See "BUSINESS - GOVERNMENT REGULATION.")

     RESTRICTIONS ON FOREIGN OWNERSHIP. In accordance with the Communication Act and rules promulgated by the FCC, the ownership, voting and transfer of the Company's capital stock is restricted with respect to foreign owners. Such regulations prohibit the ownership of more than twenty percent (20%) of the Company's outstanding capital stock (or more than twentypercent (20%) of the voting rights represented), by or for the account of foreign individuals or corporations otherwise subject to the control of foreign individuals or entities. Such restrictions could adversely influence the market for and/or price of the Company's securities. (See "BUSINESS - GOVERNMENT REGULATION.")

     CERTAIN CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES. As of the date of this Prospectus, MicroCap is the beneficial owner of 487,692 shares of the Company's Common Stock, which shares represent 48.9% of the issued and outstanding shares of the Company's Common Stock. Additionally, John C. Power and J. Andrew Moorer, both officers and directors of the Company, also serve as officers and directors of MicroCap. The Company's officers and directors are aware of the fact that they owe a fiduciary duty to the Company not to withhold any corporate opportunity which may arise because of their association with the Company. However, the Company may not have sufficient capital to take advantage of opportunities which may be presented to its officers and directors; and these persons may, either alone or jointly with third parties, make acquisitions or otherwise take advantage of opportunities which might otherwise be available to the Company and within the Company's area of interest. It is also possible that in the future these opportunities may be presented to the Company by these individuals at a time when the Company has sufficient capital; however, it is likely that under those circumstances these individuals will expect a profit or reasonable return on their investment in the terms offered to the Company. All of these situations represent the potential for conflicts of interest from these transactions. While the Company has clearly defined its area of interest to include only "heartland" sized markets with Arbitron ranking of 150-250, the officers and directors of the Company have neither adopted nor articulated any policy with respect to corporate opportunity should it arise. It is possible that the Company's officers would be unable to reconcile their fiduciary duties to their various affiliated entities, in which event shareholder suits may be possible. (See "MANAGEMENT.")


RISK FACTORS RELATED TO THIS OFFERING
-------------------------------------
     OFFERING PRICE ARBITRARILY DETERMINED. The Offering Price of the Common Stock being offered hereby and the exercise price and other terms of the Puts were arbitrarily determined by the Company and are not necessarily related to the Company's assets, book value or financial condition, and may not be indicative of the actual value of the Company.

     LACK OF DIVIDENDS. The Company has not declared or paid any dividends on outstanding shares of Common Stock and does not intend to declare or pay any dividends on its outstanding shares of Common Stock in the foreseeable future. (See "DIVIDENDS.")

     NO PUBLIC TRADING MARKET FOR THE COMPANY'S COMMON STOCK OR PUTS. There currently exists no public trading market for the Company's Common Stock, and there can be no assurance that such a market will develop in the future or that a public market for the Puts will be developed or sustained. In the absence of an active public trading market, there can be no assurances that an investor will be able to liquidate his investment without considerable delay, if at all. If a market does develop, the price for the Company's securities may be highly volatile and may bear no relationship to the Company's actual financial condition or results of operations. (See "DESCRIPTION OF SECURITIES.")

     NO MARKETMAKER. The Company's securities may be quoted in the "pink-sheets" maintained by the National Quotations Bureau, Inc., which reports quotations by brokers or dealers making a market in particular securities. The Company has no agreement with any broker or dealer to act as a marketmaker for the Company's securities and there is no assurance that Management will be successful in obtaining any marketmakers. The lack of a marketmaker for the Company's securities could adversely influence the market for and price of the Company's securities, as well as the ability of investors to dispose of, or to obtain accurate quotations as to the price of, the Company's securities. (See "TERMS OF OFFERINGS.")

     NASDAQ LISTING AND MAINTENANCE REQUIREMENTS; RISKS OF LOW-PRICED STOCKS. The Securities and Exchange Commission (the "Commission") has approved rules imposing more stringent criteria for the listing of securities on NASDAQ, including standards for maintenance of such listing. Even upon successful closing of this Offering, the Company will be unable to satisfy NASDAQ's initial listing criteria and, as a result, trading of the Company's securities, if any, will be conducted in the over-the-counter market in the so-called "pink sheets" or on the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. ("NASD"). As a consequence, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities.

          The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure, relating to the market for penny stocks, in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or
(iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

          Because the Company's securities will not be quoted on NASDAQ, and the Company does not have $5,000,000 in net tangible assets, or average annual revenue of $6,000,000, trading in the Company's securities will be covered by Rules 15-g-1 through 15-g-6 promulgated under the Exchange Act for non-NASDAQ and non-exchange listed securities. Under such rules, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to this transaction. Securities are exempt from these rules if the market price of the Common Stock is at least $5.00 per share.

          Because the Company's Common Stock will, as of the date of this Prospectus, be within the definitional scope of a penny stock, the market liquidity for the Company's securities could be severely affected. Specifically, the regulations on penny stocks could limit the willingness and/or ability of broker-dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

     SHARES ELIGIBLE FOR FUTURE SALE. As of December 20, 1996, 995,758 shares of the Company's $.004 par value Common Stock, were issued and outstanding, all of which are "restricted securities" and are being registered for future sale. Of these 995,758 restricted securities, approximately 63.6% are beneficially owned by officers, directors and affiliates of the Company. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital in the future through the sale of equity securities. Actual sales or the prospect of future sales of shares of Common Stock may have a depressive effect upon the price of the Common Stock and the market therefor.

     AUTHORIZATION OF PREFERRED STOCK. The Company's Articles of Incorporation, as amended, authorize the issuance of up to 2,500,000 shares of preferred stock. The Board of Directors has been granted the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval.
As a result, the Board of Directors could authorize the issuance of a series of preferred stock which would grant to holders preferred rights to the assets of the Company upon liquidation, the right to receive dividend coupons before dividends would be declared to common stockholders, and the right to the redemption of such shares, together with a premium, prior to the redemption of Common Stock. Common stockholders have no redemption rights. In addition, the Board could issue large blocks of voting stock to fend against unwanted tender offers or hostile takeovers without further shareholder approval. (See "DESCRIPTION OF SECURITIES.")

     AUTHORIZATION OF ADDITIONAL SHARES. The Company's Articles of Incorporation, as amended, authorized the issuance of up to 12,500,000 shares of Common Stock, of which 995,758 shares are outstanding on the date of this Prospectus. The Company's Board of Directors has the authority to issue additional shares of Common Stock and to issue options and warrants to purchase shares of the Company's Common Stock without shareholder approval. Future issuance of Common Stock could be at values substantially below the Offering Price in the Offering and therefore could represent further substantial dilution to investors in the Offering. In addition, the Board could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval. (See "DESCRIPTION OF SECURITIES.")

     DILUTION. At September 30, 1996, the Company had issued the outstanding 895,758 shares of Common Stock at an average cost per share of approximately $.56, which is $1.44 per share less than the price to the public in the Company Offering. At September 30, 1996, the Company had a pro forma net tangible book value of $523,870, or $.59 per share of Common Stock outstanding, based on 895,758 shares issued and outstanding. Giving effect to the sale of 400,000 shares of Common Stock by the Company in the Company Offering, and after deduction of expenses of the Offerings, the Company will have a net tangible book value of approximately $1,193,870, or $.92 per share. Investors in this Offering will sustain an immediate substantial dilution of $1.08 or 54% of their price per share. (See "DILUTION.")

     RETENTION OF CONTROL. The Company's Articles of Incorporation do not provide for cumulative voting in the election of Directors. Giving effect to the sale of 400,000 shares of Common Stock in the Company Offering, the existing shareholders will own or control 895,758 shares of Common Stock, or approximately 69% of the shares then outstanding and will be in a position to influence the election of the Board of Directors of the Company who, in turn, appoint all of the Company's officers.

     NEED FOR CURRENT PROSPECTUS AND STATE BLUE SKY QUALIFICATIONS. The CRI Shareholders will receive shares of the Spin-Off Shares, and Putholders will receive Puts, only if there is a current and effective Registration Statement and Prospectus covering the shares of Spin-Off Shares and Puts, and only if the Spin-Off Shares and Puts are qualified for issuance under the securities laws of the applicable state or states. Although the Company plans to qualify the issuance of the Spin-Off Shares and Puts in those states in which the securities are to be distributed, no assurance can be given that such qualification will occur. CRI Shareholders residing in states where the Company is unable to qualify the Spin-Off Shares for distribution, and Putholders residing in states where the Company is unable to qualify the Puts for issuance, will not be eligible to participate in the Spin-Off or Put Option Offering. Any Spin-Off Shares or Puts which cannot be qualified for distribution to residents of certain states will be distributed PRO-RATA to the remaining CRI Shareholders who reside in States where the distributions have been qualified. (See "DESCRIPTION OF SECURITIES.")


                                USE OF PROCEEDS
                                ---------------
     The proceeds to the Company from the Company Offering, net of the expenses of the Company Offering and the maximum Selling Agents' commissions, will be approximately $670,000. Management anticipates that the proceeds will be applied with the following priority during the next twelve (12) month period:

     DESCRIPTION OF USE                  AMOUNT        PERCENT
     ------------------                 --------       -------
     Put Option Exercise(1)             $304,500         45.4%

     Working Capital(2)                  365,500         54.6%
                                        --------       -------
     Total:                             $670,000        100.0%
                                        ========        ======
-----------------------------------

(1) Reflects the Company's total obligation in the event all 203,008 Puts are exercised at a put price of $1.50 per share. If fewer than 203,008 Puts are exercised, the excess proceeds allocated to cover the exercise of outstanding Puts will be re-allocated to working capital and/or the reduction of existing debt obligations of the Company.

(2) The proceeds allocated to working capital will be applied, to the extent necessary, to the Company's current and proposed operations. (See
     "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.") However, as it is an inherent part of the Company's strategic plan to achieve long-term growth through acquisitions and/or the development of additional stations, a portion of the proceeds allocated to working capital may be used in connection with the development of one or more additional radio stations, including the possible development of KLXR-AM in Redding, California, and/or the development of radio stations in Payson, Arizona, Shasta Lake City, California and/or Mesquite, Nevada. While the Company regularly evaluates opportunities for the acquisition of existing radio stations, other than KLXR-AM, there are no substantive negotiations, arrangements, agreements or understandings with respect to any potential acquisition. The Company's development plans are currently limited to the development of one (1) station in Payson, Arizona and, possibly stations in Shasta Lake City and/or Mesquite, Nevada. (See "BUSINESS.")


     Due to an inability to precisely forecast the number of shares which may be sold by the Company in the Company Offering, the Company is unable to predict the precise period for which the Company Offering will provide financing. The proceeds of the Company Offering will not be sufficient to satisfy all of the Company's working capital requirements. The Company will need additional financing in the future. (See "RISK FACTORS")

                                   DILUTION
                                   --------

     The pro forma net tangible book value of the Company at September 30, 1996, giving effect to the sale of KHSL-AM\FM but before giving effect to (i) the sale in December 1996 of 100,000 shares of Common Stock for $1.20 per share or (ii) the Company Offering, was $523,870 or $.59 per share, based upon 895,758 shares outstanding. Net tangible book value per share is determined by dividing the number of outstanding shares of Common Stock into the net tangible book value of the Company (total assets less total liabilities and intangible assets). After giving effect to the sale of 400,000 shares of Common Stock by the Company in the Company Offering and receipt of the estimated net proceeds therefrom (assuming the maximum Selling Agent's Commissions are paid), the pro forma, adjusted net tangible book value at September 30, 1996 was $1,193,870, or $.92 per share of Common Stock, based upon 1,295,758 shares outstanding. This represents an immediate increase of $.33 per share to current shareholders and an immediate dilution of $1.08 per share to the investors in the Company Offering. The following table illustrates the per share dilution:

   Public Offering Price                                             $2.00

   Pro Forma Net Tangible Book Value
      per share before Offering: (1)                $(.59)

      Total Assets (1)(3)                       $2,010,932

      Total Tangible Assets (1)(3)              $2,010,932

      Total Liabilities (1)(3)                                  $1,487,062

      Net Tangible Book Value (1)(3)              $523,870

      Net Tangible Book Value Per Share

         After Offering (1)(2)(3)                     $.92

   Increase in Net Tangible Book Value per
      share Attributable to Offering (1)(2)(3)        $.33

   Dilution of Net Tangible Book Value per
      share to new investors (1)(4)                                  $1.08
                                                                     =====
   Dilution as a Percentage of Offering
      Price (1)(4)                                     54%
                                                       ===
-----------------------------------
(1)  Does not give effect to the sale in December, 1996 of 100,000 shares of
     Common Stock at a price of $1.20 per share.

(2)  After deduction of estimated Offering costs, and maximum potential Selling
     Agents' commissions.

(3)  Based upon 1,290,758 shares outstanding.

(4) Determined by subtracting the net tangible book value per share after the Company Offering from the amount of cash paid by a new investor for a share of Common Stock.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
           ---------------------------------------------------------
     The following discussion and analysis should be read in conjunction with the Financial Statements and notes thereto appearing elsewhere in this Prospectus.


OVERVIEW
--------
     By agreement dated June 16, 1995, the Company acquired one hundred percent (100%) of the issued and outstanding shares of common stock of Redwood Broadcasting, Inc. ("Broadcasting") in exchange for 300,000 shares of Common Stock of the Company. Immediately prior to the acquisition of Broadcasting, the Company's assets consisted primarily of personal property, machinery and equipment, and certain contracts, leases, accounts and agreements previously owned by CRI (the Company's former parent corporation) and transferred to the Company in February, 1995, in exchange for 300,008 shares of the Company's Common Stock pursuant to the CRI Agreement. Subsequent to the acquisition, Broadcasting was merged with and into the Company, with the Company remaining as the surviving entity (the "Merger"). (See "BUSINESS - HISTORY - FORMATION OF THE COMPANY"). The acquisition of Broadcasting was accounted for as a reverse acquisition because MicroCap, the controlling shareholder of Broadcasting, was in control of the Company upon consummation of the Merger. (See "SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS".) Following the Merger, the Company changed its name to Redwood Broadcasting, Inc.

     Subsequent to consummation of the Merger, the Company changed its fiscal year end from July 31 to March 31. As a result, the Company's income statements relate to the eight (8) months ended March 31, 1996, and the year ended July 31, 1995.


LIQUIDITY AND CAPITAL RESOURCES - MARCH 31, 1996 COMPARED TO JULY 31, 1995
--------------------------------------------------------------------------
     The Company's balance sheet at March 31, 1996 reflects a slight increase in assets, liabilities and stockholders' equity when compared with the Company's balance sheet at July 31, 1995.

     Total current assets at March 31, 1996 were $160,727, consisting of accounts receivable of $86,834, net of allowance for doubtful accounts of $16,400, and other assets of $73,893. Total current liabilities at March 31, 1996 were $1,585,368, resulting in a working capital deficit of $1,424,641. This compares with a working capital deficit of $1,415,137 at July 31, 1995, based on current assets of $149,779 and current liabilities of $1,564,916.

     Contributing significantly to the Company's working capital deficiency was $735,000 in short-term debt created by Alta in conjunction with its purchase of radio stations KHSL-AM\FM, which at March 31, 1996, had been paid down to $685,000. Specifically, by agreement dated March 3, 1995, Alta entered into an asset purchase agreement to acquire radio stations KHSL-AM\FM, for $1,150,000 ("KHSL AGREEMENT"). Effective February 15, 1995, prior to consummation of the acquisition, Alta commenced operating KHSL-AM\FM under a Local Management Agreement ("LMA"). On June 19, 1995, Alta completed the acquisition of KHSL-AM\FM. Based on management's estimate of the values of the assets acquired, the Purchase Price was originally allocated as follows:

               Land                     $  600,000
               License                     350,000
               Station equipment           200,000
                                        ----------
                                        $1,150,000

However, the appraised value of $600,000 for the land failed to take into account a long-term ground lease for use of space by a third party on the radio tower located on the property. Based on this subsequently obtained information, the allocation of the purchase price was retroactively changed to reclassify the difference between the sale price of the land and the original cost allocation to land, in the amount of $150,000, to the value of the license. The July 31, 1995 financial statements have been retroactively adjusted for this correction of an error in the allocation of the purchase price.

In order to facilitate the acquisition, Alta created the following notes payable:

     * A $375,000 note payable to TriPower Resources, Inc., a controlled corporation of the Company's President, John C. Power, which note bears interest at the rate of fourteen percent (14%) per annum, and was originally due and not paid on August 18, 1995 (the "TriPower Note"). By mutual agreement of the parties, the maturity date of the TriPower Note has been extended to September, 1996. The TriPower Note was originally collateralized by a deed of trust on certain real estate acquired in conjunction with the purchase of KHSL-AM\FM located in Chico, California, ("Chico Property"), which property was sold by the Company in April, 1996. The TriPower Note is now collateralized by a pledge of 100% of the shares of Alta Common Stock. Alta is the Company's principal operating subsidiary, which owns and operates both KNNN and KRDG in Northern California, the Company's principal assets. In addition, Alta is the owner of KHSL, which will receive the remaining proceeds of the sale of that station once regulatory approval is obtained. The TriPower Note was paid down by $75,000 with proceeds from the sale of the Chico Property, and has since been paid in full, and the Alta shares released from pledge.

     * Alta also created a $260,000 note payable to the former owner of KHSL-AM\FM, which note bears interest at the rate of ten percent (10%) per annum and was due in full in June, 1996 (the "June Note"). The June Note was collateralized by all of the assets of KHSL-AM\FM acquired by Alta as part of the acquisitionand was guaranteed by MicroCap. The June Note was paid in full in April, 1996, prior to the maturity date, with proceeds from the sale of the Chico Property.

     * A note payable to an individual in the original principal amount of $100,000, which note bears interest at the rate of eight percent (8%) per annum and was due and not paid in full, on September, 15, 1995 (the "September Note"). Subsequent to the original maturity date, the Company made a principal reduction payment of $50,000, and the holder of the September Note agreed to extend the maturity date to September, 1996. The September Note is uncollateralized but is guaranteed by MicroCap and a principal shareholder of the Company, and has since been paid in full.

     Also contributing to the Company's working capital deficit is the Company's obligation, pursuant to the terms of the RBI Agreement, to purchase and redeem up to 203,008 shares of Company Common Stock upon the exercise of certain put options ("Puts") at a purchase price of $1.50 per share. The Puts are exercisable for a period of ninety (90) days following the effective date of the Registration Statement. As a result of the Company's obligation under the Puts, the Company has included in its balance sheet a current liability of $304,512.

     Other short-term debts contributing to the Company's working capital deficit at March 31, 1996, include trade accounts payable of $108,319, accrued expenses of $91,991, and payroll tax withholding of $73,121. At March 31, 1996, the Company also reported accounts payable to certain related parties totalling $232,730, and the current portion of unearned income totalling $23,333. Unearned income relates to a portion of the proceeds received by RBI in conjunction with the sale of a fifty percent (50%) interest in a joint venture formed to acquire radio station KNBA licensed to Vallejo, California. In addition to receiving $180,000 in cash for this fifty percent (50%) interest, RBI received $70,000 in cash for a three (3) year covenant not to compete. This covenant is being amortized into income on a straight-line basis over a three (3) year term.

     In an effort to reduce its working capital deficit, the Company has taken or plans to take the following actions:

     * During the eight months ended March 31, 1996, the Company received approximately $200,000 from MicroCap in the form of intercompany advances. Although this infusion of capital contributed to the Company's overall working capital deficit by increasing current liabilities, the funds received were used to pay down the September Note by $50,000 (to a principal balance of $50,000) thereby reducing the Company's interest burden.

     * During the eight (8) months ended March 31, 1996, the Company completed a private offering in which it sold a total of 25,000 shares of Common Stock for an aggregate purchase price of $30,000, or $1.20 per share. The shares were "restricted securities" under the Securities Act. The private offering price per share was negotiated by the Company with the investor, who was and remains unaffiliated with the Company and/or its officers and directors.

     * During the eight (8) months ended March 31, 1996, the Company established relationships with several lenders for the purpose of leasing capital equipment. These leases are for periods of not less than three years and are at what management believes to be favorable interest rates. The use of leases for the acquisition of capital equipment will, in the opinion of management, allow the Company to utilize cash flow from operations to reduce the Company's short-term debt obligations, and increase the amount of working capital available for future needs.

     * The Company has entered into agreements to sell radio stations KHSL-AM\FM for a combined purchase price of $1,466,000, of which $1,266,000 will be payable in cash at closing and the balance of which, $200,000, will be payable in the form of a promissory note. The Company plans to use the sale proceeds to significantly reduce its outstanding notes payable and to repay the advances from Microcap. Because both stations were incurring operating losses at the time Alta entered into the LMA, Alta will benefit from this transaction by not having to fund current operating losses. In addition, upon closing, Alta will obtain necessary capital to reduce its notes payable and to continue its acquisition plan and growth strategy.

     * In April, 1996, Alta sold the Chico Property for a purchase price of $450,000. As part of the transaction, Alta remitted to the purchaser of the land a total of $80,000 in the form of a charitable donation. As a result, net proceeds to the Company from the sale were $370,000. Proceeds from this sale were used to pay all amounts due and owing under the September Note ($260,000), and to reduce the TriPower Note by $75,000.

     * In August, 1996, the Company completed another private placement of stock in which it sold a total of 37,750 shares of Common Stock to four (4) investors for an aggregate purchase price of $45,300, or $1.20 per share. The shares were "restricted securities" under the Securities Act. The private offering price per share was negotiated by the Company with the investors.

     * The Company plans to use the net proceeds from the Company Offering, if any, to reduce its current liabilities. If the Company is able to successfully complete the sale of all 400,000 shares of Common Stock, of which there can be no assurance, the Company will receive approximately $690,000 in net proceeds after all costs and selling agent commissions. The net proceeds, if any, will be used to meet the Company's obligation upon exercise of the Puts, and, if proceeds remain, will be allocated to working capital and/or the reduction of debt obligations. (See "USE OF PROCEEDS".)

     At March 31, 1996, the Company reported total assets of $1,545,105, including property and equipment of $749,560, net of accumulated depreciation of $74,855. Significant assets included in property and equipment at March 31, 1996 included the Chico Property recorded at $450,000, radio broadcasting equipment valued at $296,142, and computer equipment valued at $44,443, all of which was either acquired in conjunction with the purchase of KHSL-AM\FM, or subsequently purchased by the Company in an effort to maintain or enhance the quality of the Company's broadcast signal and/or automate operations at the Company's Chico, California studio, or as part of the construction and ultimate purchase of KRDG more fully described below. Total assets also includes radio broadcast licenses valued at $489,833, net of accumulated amortization of $16,667, and other assets valued at $144,985.

     Total liabilities of $1,607,084 as of March 31, 1996 include, in addition to the current liabilities referred to above, the long-term portion of notes payable of $11,994 and unearned income of $9,722. This compares with total liabilities of $1,611,649 as of July 31, 1995, and represents a decrease of $4,565.

     For the eight months ended March 31, 1996, the Company reported an accumulated deficit of $(532,224). The Company's accumulated deficit, when combined with additional paid-in capital of $467,123, resulted in a stockholders' deficit of $(61,979) at March 31, 1996. This compares with stockholder's equity of $93,380 at July 31, 1995, and represents a decrease of $155,359.

     RECENT ACQUISITIONS
     -------------------
     In March, 1995, Alta entered into a Local Management Agreement ("LMA") with an option to purchase radio station KCFM licensed to Shingletown, California. Upon exercise of its option, Alta advanced $50,000 to the license holder of KCFM-FM, which sum was credited towards the purchase price of the station. In addition, Alta advanced an additional $100,000 to build the radio station and construct the transmitter site. Upon consummation of the acquisition, which was finalized in July, 1996, Alta delivered the balance of the purchase price in the form of $15,000 in cash and Alta's promissory note in the principal amount of $155,000, which note bears interest at the prime rate per annum as quoted by Chemical Bank of New York, and is secured by KCFM's assets and guaranteed by MicroCap. In August, 1995, KCFM began commercial broadcasting at 105.3 Mhz on the FM band. In September, 1995, KCFM changed its call letters to KRDG, and presently broadcasts a satellite delivered oldies format. (See "BUSINESS - Operations - RECENT ACQUISITIONS".)

     In December, 1995, Alta executed a Letter of Intent regarding the acquisition by Alta's wholly owned subsidiary, Northern California Broadcasting, Inc. ("Northern"), of radio station KNNN licensed to Central Valley, California, for a total purchase price of $825,000. $325,000 of the Purchase Price was paid in certified funds at closing, and the balance, $500,000, in the form of Northern's promissory note, secured by 100% of the stock of Northern and guaranteed by the Company. The acquisition of KNNN was consummated in September, 1996.

     PROPOSED DEVELOPMENT
     --------------------
     In May, 1996, Alta entered into an Asset Purchase Agreement to acquire radio station KLXR-AM, presently a "dark" station (a station not broadcasting) licensed to and serving the Redding, California market for a total purchase price of $100,000 in cash. The acquisition of KLXR-AM is subject to a number of contingencies including obtaining all necessary approvals from the FCC. There can be no assurance that the Company's attempts to acquire KLXR-AM will be successful, or if successful, that the operation of KLXR-AM will be profitable.

     The Company has also filed for, and is the only applicant seeking, a construction permit for an FM radio station in Payson, Arizona. Additionally, in July, 1996, Alta filed an application with the FCC for the issuance of a construction permit to build an FM radio station to be licensed to Shasta Lake City, California, which would also serve the Redding, California, market. In August, the Company filed for a construction permit for an FM radio station in Mesquite, Nevada. Numerous applicants are seeking construction permits for both Shasta Lake City, California and Mesquite, Nevada. Accordingly, there can be no assurance that the Company will be granted construction permits for either location, or, if granted, that the Company will be able to complete development of the stations. To this end, the Company estimates that it will cost approximately $350,000 to complete construction of all three (3) stations. The Company's current capital resources are substantially below the funding necessary for the Company to fully complete its development strategy.
Microcap, the Company's majority shareholder, has agreed in principle to provide the working capital necessary to complete the station construction in Payson and to cover operating expenses for the first three months of operation. While the terms of the capital infusion have not been finalized, it is expected that the funds will be advanced in the form of loans, secured by the tangible and intangible assets of the Payson station. As the Company is a controlled corporation of Microcap, it has been agreed that the terms of the funding will be no less favorable to the Company than terms that would otherwise be available to the Company from unaffiliated third parties through arms-length negotiations. Nevertheless, the transaction has the potential for creating conflicts of interest. (See "RISK FACTORS - Risk Factors Related to Business of Company - Conflicts of Interests.")

     Even if the Company successfully completes the Company Offering, it is probable that the Company will require additional capital in the future to finance its proposed development activities. Such additional needed capital may be obtained through the sale of radio stations KNSN-AM and KHSL-FM, or through borrowings or additional equity financing. Future equity financing may occur through the sale of either unregistered common stock in exempt offerings, or through the public offering of registered equity securities. To date, however, the Company has no arrangement for or understandings with respect to the acquisition of additional capital, and there can be no assurance that any additional capital, funding or revenues can be satisfactorily arranged on terms acceptable to the Company.


RESULTS OF OPERATIONS - EIGHT MONTHS ENDED MARCH 31, 1996 COMPARED WITH FISCAL YEAR ENDED JULY 31, 1995
-----------------------------------------------------------------------
     Effective January 12, 1996, the Company changed its fiscal year end from July 31 to March 31. As a result, the Company's financial statements are reported for the eight months ended March 31, 1996, and the year ending July 31, 1995. Accordingly, results of operations for the period ended March 31, 1996 reflect only eight months of operations, and therefore, a meaningful comparison with the previous year's operations cannot be made.

     Because the Merger with Broadcasting was accounted for as a reverse acquisition, the results of operations of IFHC prior to June 16, 1995, have been excluded from the consolidated results of operations set forth in the Company's Financial Statements. The results of operations of KHSL-AM\FM have been included in the Consolidated Financial Statements of RBI since February 15, 1995, the effective date of the KHSL-AM\FM LMA which transferred control of KHSL-AM\FM to Alta. Likewise, the results of operations of KHZL-FM (f/k/a KCFM-FM) have been included in the Consolidated Financial Statement of RBI since March, 1995, the effective date of the KHZL-FM LMA. For comparative presentation purposes, the results of operations of KHSL-AM\FM for the year ended July 31, 1994, and for the six and one-half month period ended February 15, 1995, have been shown in separate Statements of Operations included with the Company's financial statements.

     The Company's combined sales for the eight months ended March 31, 1996 were $440,457, and represent revenue in the amount of $397,775 generated by KHSL-FM and KNSN-AM which the Company began operating on February 15, 1995. This figure also represents revenue in the amount of $14,031 generated by KHZL-FM which began commercial operation in August, 1995.

     Operating expenses for the eight months ended March 31, 1996, were $792,507. Of this total, KNSN-AM and KHSL-FM combined for a total of $560,006, and KHZL-FM generated operating expenses of approximately $96,388. In addition to the foregoing, the Company generated general and administrative expenses of $58,464 during the eight months ended March 31, 1996, consisting primarily of travel and related costs. The Company also recorded depreciation expense of $77,649 during the eight-month period ended March 31, 1996 which the Company did not incur during the fiscal year ended July 31, 1995. Although the Company assumed operating control of radio stations KNSN-AM and KHSL-FM in February, 1995, under an LMA, the Company did not formerly close on the acquisition of these stations until June, 1995. Because the Company did not own the assets of the stations during the period of the LMA, no depreciation expense was recorded during that time.

     During the eight months ended March 31, 1996, the Company also incurred interest expense of $22,436. The interest expense incurred during the eight months ended March 31, 1996, is primarily the result of acquisition debt incurred by the Company in conjunction with the acquisition of radio stations KNSN-AM and KHSL-FM.

     As a result of the foregoing, the Company incurred a net loss for the eight-month period ended March 31, 1996, of $368,659 or $.53 per share based on a weighted average number of shares outstanding of 690,258.

     Management believes that the revenue base provided by radio stations KNSN-AM and KHSL-FM is not sufficient to support the staff and operational burden of operating both stations. Moreover, realizing that revenue growth in a market that management feels is saturated with other radio stations is not going to increase substantially in the near future, management has determined that the best course of action is to sell radio stations KNSN-AM and KHSL-FM, and to use the proceeds the sale to acquire additional stations in the Redding, California market, a market already served by KHZL-FM. To this end, the Company has entered into agreements to sell both radio stations in a transaction valued at approximately $1,466,000. Simultaneously with the signing of the KHSL Asset Sale Agreements, Alta entered into an LMA with the prospective buyer of the stations, giving the prospective buyer operational control of the stations until such time as the sale closes, at which time the LMA will terminate. The transfer applications have been filed with the FCC and approval of the transfer of ownership is pending. Although Alta will not receive sale proceeds until closing (anticipated by management to occur in March, 1997), under the LMA, the operating expenses of both stations have been assumed by the prospective buyer. Accordingly, during the LMA, Alta has no cash outlays related to the operation of KHSL-AM\FM.


LIQUIDITY AND CAPITAL RESOURCES - SEPTEMBER 30, 1996 TO MARCH 31, 1996
----------------------------------------------------------------------
     At September 30, 1996, the Company had total current assets of $119,892, consisting primarily of accounts receivable of $49,041, net of an allowance for doubtful accounts of $16,400, and other current assets of $70,851. Total current liabilities as of September 30, 1996 were $1,748,179, resulting in a working capital deficit of $1,628,287. This compares with a working capital deficit of $1,424,641 at March 31, 1996, based on total current assets of $160,727 and total current liabilities of $1,585,368. The increase in the Company's working capital deficit of $203,646 is attributable to the following:

     * a reduction in accounts receivable of $37,793 which was used to reduce a technical book overdraft by $10,882 and to pay down accounts payable and accrued expenses by $25,051;

     *    repayment of the June Note in the principal amount of $260,000;

     *    principal reduction of $75,000 applied against the TriPower Note;

     * increases in short-term borrowings (notes payable) associated with the acquisition of KRDG-FM and KNNN-FM in the amount of approximately $433,165;

     * increases in related party payables associated with funding operations in the amount of $113,652.

     As of September 30, 1996, the Company reported total assets of $2,155,412, including property and equipment of $1,320,813, net of accumulated depreciation of $122,302. This compares with total assets at March 31, 1996 of $1,545,105, including property and equipment of $749,560, net of accumulated depreciation of $74,855. The increase in property and equipment of $571,253 is primarily the result of the acquisition of KNNN ($825,000 purchase price) and KRDG ($220,000 purchase price) offset by the sale of the Chico property valued at $450,000.

     As of September 30, 1996, the Company reported total liabilities of $2,413,401, including, in addition to the current liabilities referred to above, the long-term portion of notes payable in the amount of $665,222. Long-term notes payable as of September 30, 1996 is made up of acquisition debt associated with KNNN and KRDG in the amount of $689,978 and $155,000, respectively. This compares with total liabilities of $1,607,084 as of March 31, 1996, and represents an increase of $806,317.

     As of September 30, 1996, the Company reported an accumulated deficit of $758,234. This compares with an accumulated deficit at March 31, 1996, of $532,224. The Company's accumulated deficit at September 30, 1996, when combined with Common Stock and additional paid-in capital of $500,245, resulted in a stockholders' deficit of $257,989. This compares with a stockholders' deficit as of March 31, 1996, of $61,979.

RESULTS OF OPERATIONS - SIX MONTHS ENDED SEPTEMBER 30, 1996 COMPARED WITH SIX MONTHS ENDED SEPTEMBER 30, 1995
-------------------------------------------------------------------------
     Sales for the six months ended September 30, 1996, were $139,392 compared to sales of $375,282 for the same period in fiscal 1995. As previously stated, 1996 sales do not include revenues generated by KHSL-FM and/or KNSN-AM.
Rather, sales for this six-month period are comprised primarily of LMA fee income (associated with KHSL-FM and KNSN-AM) of $24,000, deferred revenue of $23,333 associated with the amortization of a covenant not to compete, and radio advertising revenues of stations KRDG-FM in the amount of $16,000 and KNNN-FM (for August and September, 1996) in the amount of $73,000. Sales in 1995 were comprised entirely of advertising revenues associated with the operation of KHSL-FM.

     Station operating expenses for the six months ended September 30, 1996 of $229,099 represent a reduction of $208,060 over the same six-month period in fiscal 1995. The 1996 expenses reflect the inclusion of $105,496 in costs associated with operating KNNN-FM for the period August 1, 1996 through September 30, 1996. The 1996 expenses also reflect certain operating costs for KHSL-FM and KNSN-AM the Company was not able to transfer to the prospective buyer of the stations under the LMA. Specifically, employee costs for a general manager and an engineer must be maintained by the Company during the LMA in accordance with FCC regulations. In 1995, station operating expenses consisted of all expenses associated with operating both KHSL-FM and KNSN-AM for the six-month period ended September 30, 1995.

     Depreciation and amortization expenses for the six months ended September 30, 1996 amounted to $47,447 and represents a 100% increase over the six months ended September 30, 1995. Although the Company assumed operating control of both stations in February, 1995, under the LMA and closed on the acquisition in June, 1995, no depreciation expense was recorded until the licenses of these stations were formally transferred to the Company by the FCC. This occurred in September, 1995. The first month depreciation was recorded in October, 1995.

     General and administrative expenses for the six months ended September 30, 1996 amounted to $22,804, a decrease of $11,877 over the six months ended September 30, 1995. General and administrative expenses are comprised primarily of travel and related costs.

     Other expenses of $57,507 incurred during the six-month period ended September 30, 1996 increased $40,150 over the same period in 1995. The primary reason for the increase is related to an $80,000 charitable contribution made by the Company to the buyer of the Chico property. The buyer, a local hospital, required the Company to make the donation to the hospital as part of the closing.

     For the six months ended September 30, 1996, the Company reported a net loss of $226,010 compared to a net loss of $147,638 for the same six-month period a year ago. Adjusting for the one-time $80,000 charitable contribution made by the Company in conjunction with the sale of the Chico property in April, 1996, the Company sustained a net loss of $146,010 for the current period, approximating the loss for the six-month period ended September 30, 1995. The Company attributes this current period loss to only having had the benefit of revenues associated with KNNN-FM for two months (August and September, 1996) during the six-month period ended September 30, 1996.

     Inflation has not had any material effect on the Company's operations, and is not expected to in the foreseeable future. Other than the foregoing, management knows of no trends or other demands, commitments, events or uncertainties that will result in, or that are reasonably likely to result in, a material impact on the Company's liquidity and capital resources or operations.

                                   BUSINESS
                                   --------
OVERVIEW
--------
     Redwood Broadcasting, Inc., f/k/a Intelligent Financial Holding Corporation (the "Company" or "RBI") and its subsidiaries operate in the rapidly-developing and expanding radio broadcasting industry. Organized as a holding company for the purpose of acquiring and/or developing undervalued radio broadcasting properties located in small-to-medium sized markets, the Company has recently embarked upon an aggressive acquisition and development program and continues to seek acquisition and development opportunities in the broadcast industry.


HISTORY
-------
     FORMATION OF THE COMPANY
     ------------------------
     By agreement dated December 12, 1994, Cell Robotics International, Inc. f/k/a Intelligent Financial Corporation ("CRI") executed and entered into a definitive Agreement and Plan of Reorganization between and among CRI, Cell Robotics, Inc., a New Mexico corporation ("Cell"), MiCEL, Inc., a Delaware corporation, Bridgeworks Investors I, L.L.C., an Oregon limited liability company and Ronald K. Lohrding, individually (the "CRI Agreement"), providing INTER ALIA, for the acquisition by CRI of 100% of the issued and outstanding equity securities of Cell. The CRI Agreement also provided for the formation of a new wholly-owned subsidiary of CRI and the transfer to the subsidiary of certain assets of CRI, subject to certain liabilities.

     The Company was formed on December 1, 1994, and in February, 1995, CRI transferred to the Company in a tax-free reorganization ("Reorganization") undertaken in reliance upon the provisions of Section 351 of the Internal Revenue Code of 1986, as amended, one hundred percent (100%) of CRI's real and personal property ("Property"), subject to certain liabilities ("Liabilities"), saving and excepting cash, cash equivalents or marketable securities having an aggregate fair market value of not less than $250,000 (collectively the "Retained Assets"), solely in exchange for 300,008 shares of the Company's $.004 par value common stock ("Spin-Off Shares"). Immediately following the Reorganization, CRI's assets consisted entirely of the Retained Assets and the Spin-Off Shares, and the Company became a wholly-owned subsidiary of CRI, owning the Property, subject to the Liabilities.

     Pursuant to the terms of the CRI Agreement, CRI further agreed to distribute the Spin-Off Shares to the shareholders of record of CRI ("CRI Shareholders") as of December 16, 1994 upon the effective date of this Registration Statement. (See "TERMS OF OFFERINGS - THE SPIN-OFF OFFERING".)

     REDWOOD BROADCASTING, INC.
     --------------------------
     By agreement dated June 16, 1995, the Company acquired one hundred percent (100%) of the issued and outstanding shares of Common Stock of Redwood Broadcasting, Inc. ("Broadcasting") in exchange for 300,000 shares of Common Stock of the Company. Subsequent to the acquisition, Broadcasting was merged with and into the Company, with the Company remaining as the surviving entity. Thereafter, at a special meeting of the Company's shareholders, an amendment of the Company's Articles of Incorporation was approved changing the Company's name to Redwood Broadcasting, Inc.

     Broadcasting was formed in 1993 as a majority-owned subsidiary of MicroCap to pursue the acquisition of radio station KNBA (1190 AM) licensed to Vallejo, California. Broadcasting entered into a joint venture with Quick Broadcasting, Inc., an established broadcaster, and acquired KNBA in October, 1993. KNBA was attractive to Broadcasting because it was eligible for the "Expanded Band" which, if granted, would increase the station's broadcast capability. Greater signal strength would encompass more listeners which, in turn, would attract more advertising clients. In 1994, Broadcasting sold its 50% ownership interest in the joint venture to Quick Broadcasting, Inc for $180,000 in cash and a three (3) year, pre-paid, agreement not to compete valued at $70,000. Broadcasting sold its interest in KNBA in order to focus its resources on wholly and majority-owned radio properties.

          SOLO YOLO BROADCASTING
          ----------------------
          In 1994, MicroCap assigned to its subsidiary, Broadcasting, a ninety percent (90%) ownership interest in Solo Yolo Broadcasting ("Solo Yolo"), a California general partnership. Solo Yolo was one of only two applicants to file for an FM construction permit for Esparto, California. Solo Yolo subsequently settled with the competing applicant and received a reimbursement of its expenses in the amount of $18,000 in cash in exchange for Solo Yolo's agreement to withdraw its application.

          ALTA CALIFORNIA BROADCASTING, INC.
          ----------------------------------
          In 1994, Broadcasting formed its own wholly-owned subsidiary, Alta California Broadcasting, Inc. ("Alta"), to pursue radio acquisition opportunities it had determined were available in northern California.

               KHSL-AM\FM
               ----------
               In June, 1994, Alta entered into an Asset Purchase Agreement to acquire radio stations KHSL-AM\FM licensed to Chico and Paradise, California, respectively ("KHSL Agreement"). The acquisition, valued at $1.15 million, included furniture and fixtures, broadcast equipment, broadcast licenses and
11.70 acres of real property located in Chico, California, zoned for residential housing development. On February 15, 1995, Alta commenced operating KHSL-AM\FM under a Local Management Agreement ("LMA"), while transfer applications were filed with the FCC to approve the change in ownership. On June 19, 1995, Alta completed the acquisition of KHSL-AM\FM ("KHSL Acquisition") resulting in the termination of the LMA.

               KHSL-FM has a country format and is located at 103.5 on the FM band. All programming for KHSL-FM originates at its studio in Chico. Subsequent to its acquisition by Alta, KHSL-AM changed its call letters and format. The new call letters are KNSN-AM. The new format is "Talk" , and its programming is primarily originated through satellite delivery companies.

               In March, 1996, Alta entered into separate Asset Sale Agreements to sell the assets of both KNSN-AM and KHSL-FM, excluding the 11.70 acres of real property, in a transaction valued at $1.47 million. Simultaneously with signing the Asset Purchase Agreements, Alta entered into an LMA with the prospective purchaser until the sale closes, at which time the LMA will terminate. The transfer applications associated with the sale of the two (2) stations are presently awaiting approval by the FCC. In April, 1996, the
11.70 acres of real property was sold to an unrelated party for $450,000.

               KRDG-FM (F/K/A KHZL AND KCFM)
               -----------------------------
               In March, 1995, Alta entered into an LMA with an option to purchase radio station KCFM-FM licensed to Shingletown, California, which began commercial broadcasting, with a "Country" music format, at 105.3 on the FM band in August, 1995. The source of its programming was simulcasting with KHSL-FM, through the use of high speed data transmission lines. KCFM-FM primarily serves the Redding, California market. In September, 1995, KCFM-FM changed its call letters to KHZL-FM. During the Company's review of KHZL-FM's performance, it was determined that a format change would best serve the goal of revenue enhancement. A new music format was developed using a satellite delivered "Oldies" format. The change proved to be highly successful as KHZL-FM posted a
6.4 in Arbitron's 1996 Spring Survey, versus not qualifying for any rating status in the fall survey under the previous format. In May, 1996, the Company filed for an upgrade to increase the station's broadcast power. In July, 1996, Alta completed the acquisition of KHZL-FM, thereby terminating the LMA. Effective September 27, 1996, Alta changed KHZL-FM's call letters to KRDG-FM.

               KNNN-FM
               -------
               In May, 1996, Alta entered into an Asset Purchase Agreement to acquire KNNN-FM licensed to Central Valley, California. The Asset Purchase Agreement was subsequently assigned to Alta's wholly-owned subsidiary, Northern California Broadcasting, Inc. KNNN-FM primarily serves the Redding, California market and broadcasts an "Adult Contemporary" format at 99.3 on the FM band.
In August, 1996, Alta began operating KNNN-FM under an LMA pending approval of the transfer of ownership by the FCC. The Company has obtained an upgrade to increase the station's broadcast power. In September, 1996, Northern completed the acquisition of KNNN-FM, thereby terminating the LMA. The purchase price for KNNN was $825,000, $325,000 of which was paid in cash at closing, and the balance was paid in the form of a promissory note secured by the assets of KNNN and guaranteed by the Company.

ACQUISITIONS AND DEVELOPMENT
----------------------------
     The Company's strategy is to grow by acquiring additional radio stations meeting specified criteria and by maximizing the revenues and Broadcast Cash Flow of the stations it owns and operates. Broadcast Cash Flow is defined as operating income (loss), exclusive of trade (non-cash) revenue and expenses, before deductions for interest, taxes, depreciation, amortization and corporate expense. Although Broadcast Cash Flow is not recognized under generally accepted accounting principles ("GAAP"), it is accepted by the broadcast industry as a generally recognized measure of performance and is used by analysts who report publicly on the condition and performance of broadcast companies. Broadcast Cash Flow should not, however, be considered an alternative to operating income as determined in accordance with GAAP or to cash flows from operating activities (as a measure of liquidity) or other indicators of the Company's performance as reported under GAAP.

     The Company generally intends to acquire established stations and/or build stations in small- to medium-size media markets as defined by industry standards. The Company defines these markets as those ranked 150 to 250 in terms of population by the Arbitron Company ("Arbitron").

     In general, the Company seeks to acquire stations: (i) located in markets with well established and relatively stable economies, which are often characterized by the presence of universities, tourism or a substantial industrial base, (ii) with a demonstrated track record of audience share and
(iii) which can be purchased at attractive prices. The Company believes that it can most effectively maintain and improve operating results of stations with these characteristics. Factors considered by the Company in evaluating an acquisition candidate include (i) the size, rates of growth and projected future rates of growth of the market's broadcast revenue and population, (ii) the number of competitive stations in the market, (iii) the operating history and performance of the stations, (iv) the success of the station's format, (v) the quality of and the ability to enhance the station's broadcast signal, (vi) the terms of the purchase and (vii) duopoly (or greater) ownership possibilities or other unique synergies with the then existing stations of the Company.

     The Company intends to pursue acquisition opportunities, including acquisition opportunities made possible by recently adopted Federal Communications Commission ("FCC") rules (the "New FCC Rules") which substantially increased the number of stations in the same radio service (i.e., AM or FM) one entity may own, both nationally and in a single geographic market. The Company believes that the ability to own multiple stations in a single geographic market, known as a duopoly, offers the potential for both substantial cost savings and increased revenues. For example, a duopoly permits the consolidation of studios and office space, thereby reducing administrative, engineering and management expenses. Furthermore, additional stations in a particular market enable the Company to take advantage of its existing relationships with advertisers, provide advertisers a larger, combined audience and permit joint promotional efforts, which may result in increased revenues and reduce the risk of a particular acquisition.

     By combining the operations of KHZL and KNNN, the Company hopes to create a duopoly serving the Redding, California market. This approach is consistent with the Company's strategy of creating duopolies and implementing other cost saving and revenue enhancement programs.


OPERATIONS
----------
     The Company's business is devoted to acquiring and operating radio stations, and generating revenue principally through the sale of advertising. Through its subsidiaries, the Company currently offers advertisers a radio listening audience in the Redding, California market. The Company has also filed for an FM construction permit in Payson, Arizona, and, if the permit is awarded, will develop and operate a radio station in Payson. Additionally, in July, 1996, Alta filed an application with the FCC for the issuance of a construction permit to build an FM radio station to be licensed to Shasta Lake City, California, which would serve the Redding, California market. The Company also filed for a construction permit for an FM radio station in Mesquite, Nevada. Numerous applicants are seeking construction permits in both Shasta Lake City, California and Mesquite, Nevada. As a result, there can be no assurance that the Company will be granted these construction permits, or, if granted, that the Company's operations will be successful.

     The Company believes a large percentage of radio advertising dollars are expended in small-to- medium-sized media markets. The Company believes that it can improve the financial performance and Broadcast Cash Flow of small- to medium-sized stations by enhancing revenues while, at the same time, controlling costs. The Company seeks to enhance billings by implementing or expanding: (i) targeted programming designed to increase audience share within specific demographic groups considered to be particularly attractive to advertisers, (ii) sales and marketing programs intended to increase both audience share and the sale of advertising time, from which substantially all of the Company's revenues are derived, and (iii) effective advertising rate management and inventory control. Extensive market research is conducted to refine and enhance the Company's programming. The Company's stations employ a variety of programming formats. The Company believes that selling advertising time in small- to medium-sized markets is less dependent upon ratings and more dependent upon aggressive marketing, promotional and selling techniques. Local advertising and promotional tie-ins with local events are designed to heighten public awareness of the Company's stations. Duopoly ownership structures will enable the Company to offer advertisers a broader range of creative advertising packages and enable the Company to derive increased benefits from its advertising rate management and inventory control techniques.

     As a result of the acquisitions of KNNN-FM and KRDG-FM, a duopoly, the Company now has 13.4% of listenership in the overall Redding, California market, making it the third largest radio group in the market as reported by Arbitron's 1996 Spring Survey. The Company hopes to increase its percentage of the Redding, California listenership through the development, and subsequent operation of radio station KLXR-AM in Redding, and a new station licensed to Shasta Lake City, California, which will also serve primarily the Redding, California market. According to the BIA 1996 Radio Yearbook, the Redding, California Total Service Area ("TSA") has a population of 166,694, with nine FM stations and seven AM stations. The Redding, California Metro Rank is 207.
BIA estimates annual revenues of $4.6 million for the Redding market.

     THE COMPANY'S RADIO STATIONS
     ----------------------------
     The following table sets forth certain information covering the Company's current and proposed radio stations:

                      STATIONS CURRENTLY OWNED BY COMPANY
                      -----------------------------------
TARGET
STATION           CITY OF LICENSE         STATION FORMAT     DEMOGRAPHICS
-------      -------------------------    --------------     ------------
KRDG-FM       Shingletown, California      Oldies            Ages 35+

KHSL-FM (1)   Paradise, California         Country           Ages 18 to 54

KNSN-AM (1)   Chico, California            News/Talk         Ages 35+

KNNN          Central Valley,              Adult             Ages 25-54
              California                   Contemporary


                   PROPOSED ACQUISITIONS OR FOR DEVELOPMENT
                   ----------------------------------------
KLXR-AM       Redding, California          TBD               TBD

TBD           Payson, Arizona              TBD               TBD

TBD           Shasta Lake, California      TBD               TBD

TBD           Mesquite, Nevada             TBD               TBD

-----------------------------------

(1) The Company has executed a definitive agreement to sell these stations, which are currently being operated by the prospective purchaser under an LMA. The sale, which is scheduled to close on March 12, 1997, is awaiting regulatory approval by the FCC, and engineering modifications.


     In developing its stations, the Company utilizes a variety of practices designed to improve the station's Broadcast Cash Flow, including implementation of strict financial reporting requirements and cost controls, directing promotional activities, developing programming to improve the station's appeal to targeted audience groups and enhancing advertising sales efforts. In particular, the Company emphasizes increasing local advertising revenues in order to reduce dependence on national advertising revenues.

     In operating its stations, the Company concentrates on the development of strong decentralized local management, which is responsible for the day-to-day operations of the station and is compensated, in part, based on incentives related to the station's financial performance. Local management, in cooperation with corporate management, is responsible for sales and marketing, hiring on-air talent and developing programming. Corporate management is responsible for long-range planning, establishing policies and procedures, resources allocation and maintaining overall control of the stations.

     The Company has purchased and installed at its studio in Redding, California, a digital control system which the Company believes will result in a significant reduction in live disc jockey time. Certain non-peak broadcast periods such as nights and weekends will be voice tracked on a weekly basis with local talent. Listeners generally will not be able to tell the difference between the live and voice tracked disc jockey.

     The Company continues to seek opportunities to acquire radio stations with strong growth potential in the Company's current markets, subject to the Communication Act and FCC rules, which currently limit, among other things, the maximum number of radio stations that can be owned by the Company in the same geographic market. Since the Company has historically grown in part through the acquisition of broadcasting properties, current or subsequent limitations imposed by the FCC on the number of broadcasting properties the Company may acquire could limit the Company's ability to grow in the future.

     ADVERTISING
     -----------
     Substantially all of the Company's revenues are generated from the sale of advertising for broadcast on its radio stations. Depending upon the format of a particular station, there are a predetermined number of advertisements broadcast each hour. The Company attempts to maximize the number of advertisements broadcast hourly without jeopardizing listening levels. Any change in the Company's revenues, with the exception of those instances where stations are acquired or sold, is generally the result of additional advertising revenues and pricing adjustments which are made to ensure that the station fully utilizes available inventory.

     The Company believes that radio is one of the most efficient, cost-effective means for advertisers to reach specific demographic groups. The Company also believes that radio in general is more resistant to economic downturns than other advertising-supported media due to its relatively lower rates and lower commercial production costs.

     Depending on the programming format of a particular station, the Company estimates the optimum number of advertisements available for sale. Accordingly, changes in the Company's net revenues (except to give effect to the acquisition or disposition of a radio station) are generally the result of pricing adjustments or an increase in the number of commercials sold.

     Advertising rates charged by radio stations are based primarily on a station's ability to attract audiences in the demographic groups targeted by advertisers. The number of listeners of a station is often reported by rating service surveys such as Arbitron, although most small radio markets are not serviced by Arbitron. Advertising rates are also dependent upon the number of stations in the market competing for the same demographic group and on the supply of and demand for radio advertising time. Rates are generally highest during the morning and afternoon drive-time hours.

     Substantially all of the revenues generated by a radio station, including the Company's radio stations, are derived from local, regional and national advertising. Local and regional sales generally are made by a station's sales staff. National sales are made by "national representative" firms, which specialize in radio advertising sales on the national level. These firms are compensated on a commission-only basis. Most advertising contracts are short-term, generally running for only a few weeks.

     COMPETITION
     -----------
     Radio broadcasting is an extremely competitive business. The Company's radio stations compete for listeners and advertising revenues directly with other radio stations within their markets, many of which have more experience and greater resources than the Company. Radio stations compete for listeners primarily on the basis of program content and by hiring high-profile talent that appeals to a particular demographic group. The Company competes for advertising revenues principally through effective promotion of its stations' listener demographics and audience shares, and through the number of listeners in a target group that can be reached for the price charged for the air-time. The Company's stations also compete for advertising revenues with other media within their markets, including broadcast television, cable television, newspapers, magazines, direct mail, coupons and billboard advertising. By building a strong listening base comprised of a specific demographic group in each of its markets, the Company is able to attract advertisers seeking to reach those listeners. Other factors that affect a station's competitive position include its authorized power, terrain, assigned frequency, audience characteristics, local program acceptance and the number and characteristics of other stations in the market area.

     The radio broadcasting industry is also subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems and by digital audio broadcasting. The radio broadcasting industry historically has grown despite the introduction of new technologies for the delivery of entertainment and information, such as television broadcasting, cable television, audio tapes and compact disks. There can be no assurance, however, that the development or introduction in the future of any new media technology will not have an adverse effect on the radio broadcasting industry. The Company also competes with other radio station groups to purchase additional stations. Some of these other groups are owned or operated by companies that have substantially greater financial and other resources than the Company.

     The Telecommunications Act of 1996 will permit other radio broadcasting companies to enter the markets in which the Company operates or may operate in the future, some of which may be larger and have more financial resources than the Company. There can be no assurance that the Company's existing stations, or those stations acquired by the Company in the future, will be able to maintain or increase their respective current audience ratings or advertising revenue market share.

     GOVERNMENTAL REGULATION
     -----------------------
     The ownership, operation and sale of radio stations, including those licensed to the Company and its subsidiaries, are subject to the jurisdiction of the FCC, which acts under authority granted by the Communication Act. Among other things, the FCC assigns frequency bands for broadcasting; determines the particular frequencies, locations and operating power of stations; issues, renews, revokes and modifies station licenses; determines whether to approve changes to ownership or control of station licenses; regulates equipment used by stations; adopts and implements regulations and policies that directly or indirectly affect the ownership, operation and employment practices of stations; and has the power to impose penalties for violations of its rules or the Communication Act.

     The following is a brief summary of certain provisions of the Communication Act, including amendments thereto recently effectuated by the Telecommunications Act of 1996 (the "1996 Telecom Act") and of specific FCC regulations and policies that affect the business of the Company. Reference should be made to the Communication Act, FCC rules and the public notices and rulings of the FCC for further information concerning the nature and extent of federal regulation of broadcast stations.

          LICENSE RENEWALS AND TRANSFERS
          ------------------------------
          Under the 1996 Telecom Act, radio broadcasting licenses are granted for maximum terms of eight (8) years. Such licenses are subject to renewal upon application to the FCC. Under the 1996 Telecom Act, the FCC shall adopt regulations which will implement a two-step procedure, pursuant to which competing applications for an incumbent licensee's frequency will be explicitly prohibited, and the FCC shall grant the incumbent licensee's renewal application if it finds that (i) the incumbent licensee has served the public interest, convenience and necessity; (ii) the incumbent licensee has not engaged in any serious violations of the Communications Act or the FCC's rules; and (iii) there have been no other violations by the incumbent licensee of the Communications Act or of the FCC's rules which, taken together, would constitute a pattern of abuse. If, based upon a review of the incumbent licensee's renewal application, or of other facts that are brought to the FCC's attention in a petition to deny or other third party filing, the FCC is unable to make the foregoing findings, the incumbent licensee is entitled to a full evidentiary hearing to establish that it is entitled to renewal. If, following the evidentiary hearing, the FCC determines that the incumbent licensee has failed to meet the basic requirements for renewal and that no mitigating factors justify the imposition of a sanction less than denial of renewal (such as, for instance, a "short" term renewal or the imposition of forfeitures), the FCC is obligated to deny the renewal application. Should such denial become final following judicial review, the FCC may thereafter entertain applications for the incumbent licensee's frequency. The 1996 Telecom Act makes these provisions retroactively applicable to renewal applications filed after May 1, 1995. The FCC intends to initiate a rule-making proceeding during 1996 to implement these procedures.

          The following table sets forth the frequency of each of the Company's stations and the date on which the FCC license for each such station expires, as well as certain information regarding radio station licenses that are the subject of certain acquisition agreements with the Company:

                                                       EXPIRATION
                                                       DATE OF FCC
STATION     CITY OF LICENSE            FREQUENCY      AUTHORIZATION
-------     ---------------            ---------      -------------
                           CURRENTLY OWNED STATIONS
                           ------------------------
KRDG-FM     Shingletown, California    105.3 Mhz      December 1, 1997

KHSL-FM (1) Paradise, California       103.5 Mhz      December 1, 1997

KNSN-AM (1) Chico, California          1290 Khz       December 1, 1997

KNNN        Central Valley,            99.3 Mhz       December 1, 1997
              California

                     PROPOSED ACQUISITIONS OR DEVELOPMENT
                     ------------------------------------
KLXR-AM     Redding, California        1230 Khz       TBD

TBD         Payson, Arizona            101.1 Mhz      TBD

TBD         Shasta Lake City,          TBD            TBD
            California

TBD         Mesquite, Nevada           TBD            TBD
-----------------------------------

(1) The Company has executed a definitive agreement to sell these stations, which are currently being operated by the prospective purchaser under an LMA. The sale, which is scheduled to close on March 12, 1997, is awaiting regulatory approval by the FCC, and engineering modifications.


          OWNERSHIP MATTERS
          -----------------
          The Communication Act prohibits the assignment of a broadcast license or the transfer of control of a broadcast licensee without the prior approval of the FCC. To obtain the FCC's prior consent to transfer or assign a broadcast license, appropriate applications must be filed with the FCC. In determining whether to grant or renew a broadcast license, the FCC considers a number of factors pertaining to the licensee, including compliance with the Communications Act's limitations on alien ownership, compliance with various rules limiting common ownership of broadcast, cable and newspaper properties, and the "character" of a licensee and those persons holding "attributable" interests therein.

          Under the Communications Act, broadcast licenses may not be granted to any corporation having more than twenty percent (20%) of its issued and outstanding capital stock owned or voted by aliens (including non-U.S. corporations), foreign governments or their representatives (collectively "aliens"). The Communications Act also prohibits a corporation, without FCC waiver, from holding a broadcast license if that corporation is controlled, directly or indirectly, by another corporation, in which more than twenty-five percent (25%) of the issued and outstanding capital stock is owned or voted by Aliens. The FCC has issued interpretations of existing law under which these restrictions in modified form apply to other forms of business organizations, including partnerships. As a result of these provisions, in the absence of a waiver, the Company, which serves as a holding company for its various subsidiaries, cannot have more than twenty-five percent (25%) of its stock owned or voted by Aliens.

          Under the 1996 Telecom Act, the FCC's national and local multiple ownership rules were revised. The FCC's formal rules prohibited the Company from owning, operating or controlling, directly or indirectly, more than twenty AM and twenty FM radio stations in the United States. The 1996 Telecom Act completely eliminated national ownership limitations. In addition, the 1996 Telecom Act substantially relaxed restrictions on local radio multiple ownership (often referred to as the "duopoly") rules. Under the new law, which was implemented by the FCC in March, 1996, in markets with fourteen or fewer radio stations, the Company is permitted to own up to a total of five (5) radio stations, no more than three (3) of which may be FM, so long as the Company's owned radio stations represent less than fifty percent (50%) of the radio stations in the market. In markets between fifteen (15) and twenty-nine (29) radio stations, the Company will be permitted to own up to a total of six (6) radio stations, no more than four (4) of which may be FM. In markets with between thirty (30) and forty-four (44) radio stations, the Company will be permitted to own up to a total of seven (7) radio stations, no more than four
(4) of
which may be FM. Finally, in markets with forty-five (45) or more radio stations, the Company may own up to a total of eight (8) radio stations, no more than five (5) of which may be FM. All of the Company's current holdings and proposed acquisitions are consistent with these new local multiple ownership restrictions.

          The Communications Act and FCC rules also generally limit the common ownership, operation or control of a radio broadcast station and a television broadcast station serving the same geographic market and of a radio broadcast station and a daily newspaper serving the same geographic market. Under these rules, absent waivers, the Company would not be permitted to acquire any newspaper or television broadcast station (other than low-power television) in a geographic market in which it now owns a broadcast property. However, the FCC's policies, as modified by the 1996 Telecom Act, provide for the liberal grant of waivers of the rule prohibiting ownership of radio and television stations in the same geographic market in the top fifty television markets if certain other conditions are satisfied. The FCC has also indicated that it intends to hold a rule-making proceeding looking toward the liberal grant of waivers of the rule prohibiting common ownership of a radio station and a newspaper in the same market in large markets.

          The FCC generally applies its ownership limits to "attributable" interests held by an individual, corporation, partnership or other association. In the case of corporations holding broadcast licenses, the interests of officers, directors and those who, directly or indirectly, have the right to vote five percent (5%) or more of the corporation's stock (or ten percent (10%) or more of such stock in the case of insurance companies, investment companies and bank trust departments that are holding stock for investment purposes only) are generally attributable, as are positions of an officer or director of a corporate parent of a broadcast licensee. Currently, none of the Company's officers, directors or stockholders has an attributable interest in any company licensed to operate broadcast stations other than the Company and/or its subsidiaries.

          LOCAL MARKETING AGREEMENTS
          --------------------------
          Over the past few years, a number of radio stations have entered into what have commonly been referred to as "Local Marketing Agreements" or "LMAs". While these agreements may take different forms, under a typical LMA, separately owned and licensed radio stations agree to enter into cooperative arrangements of varying sorts, subject to compliance with the requirements of the antitrust laws and the FCC's rules and policies, including the requirement that the licensee of each station maintain independent control over the programming and operation of its own stations. The most prevalent kind of LMA is a time brokerage agreement among two separately-owned radio stations serving a common service area, whereby the licensee of one station programs substantial parts of the broadcast day on the other licensee's station, subject to ultimate editorial and other controls being exercised by the latter licensee, and sells advertising time during such program segments. The FCC has held that such agreements involving radio stations are not contrary to the Communications Act, provided that the licensee of the station that is being substantially programmed by another entity maintains complete responsibility for, and control over, the operations of its broadcast station, and assures compliance with applicable FCC rules and policies.

          The FCC rules specifically permit LMAs but provide that a station leasing time and broadcasting programming on another station servicing the same market will be considered to have an attributable ownership interest in the other station for purposes of the FCC's multiple ownership rules. As a result, the Company would not be permitted to enter into an LMA with another local station which it could not own under the FCC's local ownership rules unless the Company's programming constituted less than fifteen percent (15%) of the other station's programming on a weekly basis. Under the 1996 Telecom Act, in markets with fourteen or fewer radio stations, such as the Redding, California market, the Company is permitted to own up to a total of five radio stations, no more than three (3) of which may be FM so long as the Company's owned radio stations represent less than fifty percent of the radio stations in the market. As a result of the KNNN acquisition, the Company can only acquire or enter into an LMA relating to the operation of one (1) more FM station that serves the Redding, California market.

          PROGRAMMING AND OPERATION
          -------------------------
          The Communication Act requires broadcasters to serve the "public interest." Licensees are required to present programming that is responsive to community issues and to maintain certain records demonstrating such responsiveness. Complaints from listeners concerning a station's programming may be considered by the FCC when it evaluates renewal applications of a licensee, although such complaints may be filed at any time. Stations also must follow various rules promulgated under the Communication Act that regulate, among other things, political advertising, sponsorship identifications, and advertisement of contests and lotteries and technical operations, including limits on radio frequency radiation. In addition, licensees must develop and implement programs designed to promote equal employment opportunities and must submit reports to the FCC with respect to these matters on an annual basis and in connection with a renewal application.

          Failure to observe these or other rules and policies can result in the imposition of various sanctions, including monetary forfeitures, conditional grants of licenses, the grant of "short" (less than the full eight
(8) year term) renewal terms or, for particularly egregious violations, the denial of a license renewal application or the revocation of a license.

          PROPOSED CHANGES
          ----------------
          The Congress and the FCC have under consideration, and may in the future consider and adopt, new laws, regulations and policies, regarding a wide variety of matters that could, directly or indirectly, affect the operation and ownership of the Company's radio broadcast properties. Such matters include, for example, proposals to impose spectrum use or other governmentally imposed fees upon licensees; the FCC's equal employment opportunity rules and other matters relating to minority and female involvement in the broadcasting industry including enhancement of ownership opportunities; proposals to change rules relating to political broadcasting; proposals to change the thresholds, benchmarks or concepts applicable to attributing ownership interest in broadcast media; proposals to permit lenders to take a security interest in FCC licenses; technical and frequency allocation matters, including those relative to the implementation of digital audio broadcasting on both a satellite and terrestrial basis, spectrum for which has been allocated by the FCC; proposals to permit expanded use of FM translator stations; proposals to restrict or prohibit the advertising of tobacco products and/or beer, wine or other alcoholic beverages on radio; and changes to broadcast technical requirements in frequency allocation matters. The Company cannot predict whether any such proposed changes will be adopted nor can it judge in advance what impact, if any, any such proposed changes might have on its business.

     LEGAL PROCEEDINGS
     -----------------
     Neither the Company nor any of its subsidiaries is a party to any material legal proceedings, nor are they aware of any pending or threatened claim of a material nature.

     During 1994, 1995 and 1996, John C. Power, the Company's President and Director, and Microcap, the Company's principal shareholder, received several requests from the Securities and Exchange Commission (the "Commission") to produce documents covering numerous transactions involving Mr. Power, Microcap and other parties. In September, 1996, Mr. Power was notified by Commission's staff that it intends to request that the Commission commence an administrative proceeding against Mr. Power and others based upon certain transactions in securities of issuers other than the Company or Microcap. Microcap did not receive any such notification. Mr. Power has responded to the Commission with a written submission which sets forth why there exists no basis in fact or law for such a proceeding. It is impossible to predict whether the staff will recommend a proceeding against Mr. Power, and if such a recommendation is made, whether the Commission will authorize the institution of a proceeding. If a proceeding is instituted against Mr. Power, there can be no assurance that such a proceeding will not have an adverse impact upon Mr. Power and indirectly, an adverse impact upon the Company's financial condition or operating results, or the market for the Company's securities.

     EMPLOYEES
     ---------
     The Company presently has fourteen (14) full time employees. The Company's principal executive officers are John C. Power, Chief Executive Officer and President, J. Andrew Moorer, Chief Financial Officer, Secretary and Treasurer, and Donald P. Griffin, Chief Operating Officer. The foregoing individuals are responsible for all of the Company's budget, legal and financial matters, as well as for evaluating, investigating and negotiating all acquisition opportunities.

     The stations have not experienced any significant labor problems under the Company's ownership, and the Company considers its labor relations on the whole to be good.

     The Company has plans for aggressive acquisition and growth using current management and staff as an infrastructure. The Company believes that it has full-time management sufficient to operate six (6) radio stations; however, there can be no assurance that rapid expansion will not necessitate further demand for local management. (See "RISK FACTORS -- RISK OF EXPANSION.")

                          REDWOOD MICROCAP FUND, INC.
                          ---------------------------

     Redwood Microcap Fund, Inc. ("Microcap") has unconditionally agreed to guarantee to each Putholder payment of the Put Option price upon exercise of a Put in the event the Company defaults in its obligation to purchase and redeem the underlying shares of Common Stock upon exercise of the Put.

     Microcap is a diversified, closed-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act"). It is a reporting company under the 1940 Act and its securities are traded in the over-the-counter market and quoted on the OTC Electronic Bulletin Board.

     Microcap's assets, totaling approximately $4,617,874 at September 30, 1996, are invested primarily in securities of issuers with market capitalizations of less than $50,000,000, real estate, radio broadcasting, oil and gas and cash equivalents. In addition to its securities portfolio, Microcap has two principal operating divisions: oil and gas and radio broadcasting. TDP Energy Company is a majority-owned subsidiary based in Ardmore, Oklahoma which is engaged in the exploration of oil and gas and operates over 500 producing wells and manages 13 oil and gas limited partnerships. The Company's ownership of Redwood Broadcasting, Inc. represents its radio broadcasting operating division.

     At September 30, 1996, Microcap had total assets consisted principally of investments in securities of both affiliated and unaffiliated issuers. Total liabilities at September 30, 1996 were $1,106,937, resulting in Microcap's net assets at September 30, 1996 being $3,510,936.


     For the six-month period ended September 30, 1996, Microcap's net asset value ("NAV") increased from $2,089,000 to $3,510,936, a gain of 68.7%. The increase was primarily due to the increase in the unrealized appreciation of one portfolio security position of an issuer that was the subject of a corporate acquisition during 1996. As a result of that transaction, Microcap realized an increase in NAV of more than $1,500,000. Subsequent to September 30, 1996, the securities position was fully liquidated through market transactions.


     The maximum exposure of Microcap under its guarantee of the Puts is approximately $312,000. In view of foregoing, this maximum potential liability represents less than 10% of Microcap's NAV at September 30, 1996. Further, due to Microcap's subsequent liquidation of the one portfolio position discussed above, as of the date of this Prospectus Microcap has cash or cash equivalent in excess of its maximum potential liability under the Put Option guarantee.

     John C. Power is President and director and James Andrew Moorer is CFO, Secretary and Treasurer of Microcap, as well as officers and directors of the Company.


CHANGES IN INDEPENDENT PUBLIC ACCOUNTANTS
-----------------------------------------

     On May 7, 1996 the Microcap Board of Directors approved a change in Microcap's independent accountant due to the closure of the former independent accountant's local office. The change was effective May 7, 1996.

     The independent accountant who was previously engaged as the principal accountant to audit Microcap's financial statements was Deloitte & Touche llp. None of Deloitte & Touche llp's reports on the financial statements of Microcap contained any adverse opinion or disclaimer of opinion, or was qualified or was modified as to uncertainty, audit scope or accounting principles, except that each of such reports contained the modification that the financial statements covered thereby included securities whose values had been determined by the Board of Directors in the absence of a readily ascertainable market value, or are thinly-traded securities; that Deloitte & Touche llp had reviewed the procedures used by the Board of Directors in arriving at its estimate of value of such securities and had inspected underlying documentation and in the circumstances, Deloitte & Touche llp believed that the procedures were reasonable and the documentation appropriate. However, because of the inherent uncertainty of valuation, those estimated values may differ significantly from the values that would have been used had a ready market for the securities existed, and the differences could be material. There have not been any disagreements between Microcap and Deloitte & Touche llp on any matter of accounting principle or practice, financial statement disclosure, or accounting scope or procedure, during the prior two years or through the date of the change in certifying accountants.

     Microcap retained the accounting firm of Stockman Kast Ryan & Scruggs, P.C. to serve as Microcap's independent accountant to audit Microcap's financial statements. This engagement was effective on May 7, 1996. Prior to its engagement as Microcap's independent accountant, Stockman Kast Ryan & Scruggs, P.C. had not been consulted by Microcap either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on Microcap financial statements.

                                  MANAGEMENT
                                  ----------
DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES
-----------------------------------------------
     Name, position with the Company, age of each Director or executive officer, and the period during which each Director and officer has served are as follows:

                                                         DIRECTOR/OFFICER
NAME                  AGE              POSITION                SINCE
-----------------     ---      ------------------------  ----------------
John C. Power         34        Chairman of the Board          1995
                                Chief Executive Officer,
                                President

J. Andrew Moorer      34        Chief Financial Officer,       1995
                                Secretary, Treasurer,
                                and Director

Donald P. Griffin     49        Chief Operating Officer,       1996
                                Director

-----------------------------------

     JOHN C. POWER. Mr. Power began his service as President, Chief Executive Officer and Chairman of the Board of the Company in June, 1995 upon consummation of the Company's acquisition of RBI. Mr. Power has also served as President and Chief Executive Officer of Redwood MicroCap Fund, Inc. ("MicroCap") since February, 1992. MicroCap is registered as an Investment Company under the Investment Company Act of 1940, as amended (the "40 Act"), but is attempting to de-register from the 40 Act. MicroCap has majority and/or wholly-owned subsidiaries engaged in oil and gas exploration, production and management and radio broadcasting. Since November 1996, Mr. Power has been the Managing Member of Northern Lights Broadcasting, L.L.C., a limited liability company engaged in the acquisition and development of radio stations in Montana and North Dakota. Since November 1996, Mr. Power has also been President of Power Surge, Inc. Mr. Power has also served as president of Power Curve, Inc., a private investment and consulting firm since 1986, and as an officer and director of Signature Wines of Napa Valley, Inc. from September, 1995 to June 1996. Signature Wines is engaged in the resale and marketing of wines through a private label program. From March, 1994 to September, 1995, Mr. Power served as a general partner of Signature Wines, a California general partnership, a predecessor entity of Signature Wines of Napa Valley, Inc. Mr. Power served as a director of BioSource International, Inc. (NASDAQ: BIOI) from August, 1993 to December, 1994, of Optimax Industries, Inc. (NASDAQ: OPMX) from April 1993 to March, 1995, and of AirSoft Corporation, a manufacturer of network communications software and systems, from 1993 to June 1996. Mr. Power received his formal education at Occidental College and at the University of California at Davis.

     J. ANDREW MOORER. Mr. Moorer, like Mr. Power, began his service with the Company upon consummation of the Company's acquisition of RBI in June, 1995, and currently serves as the Company's Chief Financial Officer, Secretary, Treasurer, and as a member of the Company's Board of Directors. Mr. Moorer has also served as a Director of MicroCap since December, 1993, and as Chief Financial Officer of MicroCap since July, 1994. From May, 1990 to May 1994, Mr. Moorer held the position of Chief Financial Officer of Applied Research Corporation, a large, publicly traded, scientific research and development company based in Landover, Maryland. From March, 1987 to May, 1990, Mr. Moorer was employed as a business analyst with Compudyne Corporation, a defense electronics manufacturer located in Annapolis, Maryland. Prior to accepting employment with Compudyne, Mr. Moorer was employed as a Certified Public Accountant with the international accounting firm of Coopers & Lybrand where he worked in the Audit and Emerging Business Services Group from January, 1985 to March, 1987. Mr. Moorer received his formal education at Loyola College, Baltimore, Maryland.

     DONALD P. GRIFFIN. Mr. Griffin recently joined the Company as a Director and as the Chief Operating Officer. He is responsible for the sales, marketing and broadcasting operations in Redding, California. Mr. Griffin joins the Company with an extensive and highly successful career in radio broadcasting. Most recently, Mr. Griffin was Vice President and General Manager of WLQT\WDOL Radio in Dayton, Ohio. At WLQT\WDOL he was responsible for tripling revenues in three years, growing from seven percent (7%) to twelve and one-half percent (12.5%) of the market. He also held the position of General Sales Manager for WONE\WTUE Radio, a country/AOR format, in Dayton, Ohio. While at WONE\WTUE, Mr. Griffin took revenues from nineteen percent (19%) to twenty-nine percent (29%) in three years, and was Sales Manager of the year in 1988. Mr. Griffin has been a General Manager in a number of turn-around stations producing dramatic increases in revenues in his initial year of responsibility. His sales programs have included the addition of college and professional sport broadcasting, special weekend programs and value-rated sales concepts which increased revenues as much as seventy-five percent (75%) in a six-month period. Mr. Griffin holds a B.A. degree in Communications Arts from the University of Dayton.

     Each Director is elected to serve for a term of one (1) year until the next Annual Meeting of Shareholders or until a successor is duly elected and qualified.

     During the eight (8) months ended March 31, 1996, the Company did not have standing Audit, Compensation or Nominating Committees of the Board of Directors. However, the Company plans to form an Audit Committee during fiscal 1997. No member of the Audit Committee will receive any additional compensation for his service as a member of that Committee. The Audit Committee will be responsible for providing assurance that financial disclosures made by Management reasonably portray the Company's financial condition, results of operations, plan and long-term commitments. To accomplish this, the Audit Committee will oversee the external audit coverage, including the annual nomination of the independent public accountants, review accounting policies and policy decisions, review the financial statements, including interim financial statements and annual financial statements, together with auditor's opinions, inquire about the existence and substance of any significant accounting accruals, reserves or estimates made by Management, review with Management the Management's Discussion and Analysis section of the Annual Report, review the letter of Management representations given to the independent public accountants, meet privately with the independent public accountants to discuss all pertinent matters, and report regularly to the Board of Directors regarding its activities.

     During the eight (8) months ended March 31, 1996, three (3) meetings of the Board of Directors of the Company were held. Each meeting was attended by all members of the Board of Directors.

     Any transactions between the Company and its officers, directors, principal shareholders, or other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis.

DIRECTOR COMPENSATION
---------------------
     Outside Directors receive no cash compensation for their services as such, however they are reimbursed their expenses associated with attendance at meetings or otherwise incurred in connection with the discharge of their duties as Directors of the Company. Directors who are also executive officers of the Company receive no additional compensation for their services as Directors.

                            EXECUTIVE COMPENSATION
                            ----------------------
     The following table and discussion sets forth information with respect to all plan and non-plan compensation awarded to, earned by or paid to the Chief Executive Officer ("CEO"), and the Company's four (4) most highly compensated executive officers other than the CEO, for all services rendered in all capacities to the Company and its subsidiaries for the eight (8) months ended March 31, 1996, and each of the years in the two (2) fiscal years ended
July 31, 1995 and 1994; provided, however, that no disclosure has been made for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,000.

                                                    TABLE 1
                                          SUMMARY COMPENSATION TABLE
                                          --------------------------
                                                                       Long Term Compensation
                                                                 ----------------------------------
                                    Annual Compensation(1)              Awards              Payouts
                                  --------------------------     ---------------------      -------
                                                      Other                                             All
                                                     Annual      Restricted                            Other
Name and                                             Compen-        Stock                    LTIP     Compen-
Principal                         Salary    Bonus    sation       Award(s)    Options/      Payouts   sation
Position                 Year       ($)      ($)     ($)(2)          ($)        SARs          ($)       ($)
---------------         -------  --------   -----   ---------    ----------   --------      -------   ------
John C. Power,          1996(2)  $-0-       $-0-    $7,500          -0-         -0-           -0-       -0-
President, CEO
and Chairman of         1995     $-0- (3)   $-0-    $5,000(3)       -0-         -0-           -0-       -0-
the Board
                        1994     $-0-       $-0-    $-0-            -0-         -0-           -0-       -0-
-----------------------------------

(1) No executive officer received perquisites and other personal benefits which, in the aggregate, exceeded the lesser of either $50,000 or 10% of the total of annual salary and bonus paid during the respective fiscal years.

(2) In January 1996, the Company changed its fiscal year from July 31 to March 31. As a result, information reported for fiscal 1996 represents compensation paid during the eight (8) months ended March 31, 1996.

(3) To date, no officer or director of the Company has received cash compensation for services rendered on behalf of the Company. The Company did, however, pay to MicroCap a consultation fee in the amount of $7,500 during the eight (8) months ended March 31, 1996 and the sum of $5,000 during the year ended July 31, 1995, and has agreed to continue to pay
     MicroCap the sum of $2,500.00 per month through March 31, 1997. The consultation fee paid to MicroCap is the equivalent and representative of the reasonable management expenses of the Company on a stand-alone basis.
     No consulting fee was paid during the fiscal year ended July 31, 1994.
     Mr. Power currently serves as President, CEO and Chairman of the Board of MicroCap.


1995 INCENTIVE STOCK OPTION PLAN
--------------------------------
     On December 5, 1995, the Board of Directors of the Company adopted the Redwood Broadcasting, Inc. 1995 Incentive Stock Option Plan (the "ISOP"), subject to shareholder approval. Pursuant to the ISOP, the Company's Board of Directors is authorized to issue options for the purchase of up to 150,000 shares of the Company's Common Stock to key employees of the Company. Options granted under the ISOP to eligible participants may take the form of Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or options which do not qualify as ISOs (Non-Qualified Stock Options or "NQSOs"). As required by Section 422 of the Code, the aggregate fair market value (as defined in the ISOP) of the Company's Common Stock (determined as of the date of grant of the ISO) with respect to which ISOs granted to an employee are exercisable for the first time in any calendar year may not exceed $100,000. The foregoing limitation does not apply to NQSOs. The exercise price of an ISO may not be less than 100% of the fair market value of the shares of the Company's Common Stock (or 110% of the fair market value if granted to a person who owns 10% or more of the Company's outstanding shares) on the date of grant. The exercise price of a NQSO may be set by the administrator of the ISOP. The exercise price under any option will be adjusted as provided in the ISOP to reflect stock dividends, splits, other recapitalizations or reclassifications or changes affecting the number or kind of outstanding shares. Fair market value of the Company's Common Stock is defined in the ISOP as the closing sale price of the Common Stock on the OTC Electronic Bulletin Board System or any securities exchange on which the shares of Common Stock are then listed.

     The ISOP is administered by a committee made up of members of the Company's Board of Directors (the"Committee"), which determines eligible employees, the time and number of options to be granted, and the periods for which such options are granted. There are limitations on the number of options which can be granted and the aggregate fair market value of the stock in any given year. All options granted under the ISOP can be made subject to vesting by the Committee in its discretion.

     As of March 31, 1996, no ISOs or NQSOs, had been issued or were outstanding under the ISOP.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
        --------------------------------------------------------------
     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock, as of the date of this Prospectus, and as adjusted to reflect the sale of the securities offered by this Prospectus by: (i) each of the directors and executive officers of the Company,
(ii) all officers and directors of the Company as a group, and (iii) holders of 5% or more of the Company's Common Stock. Each person has sole voting and investment power with respect to the shares shown, except as noted.

                                                          PERCENT(1)
                                 NUMBER OF SHARES   ---------------------
NAME AND ADDRESS                   BENEFICIALLY      BEFORE        AFTER
OF BENEFICIAL OWNER                    OWNED        OFFERING     OFFERING
--------------------              ---------------   --------     --------
OFFICERS, DIRECTORS,
AND PRINCIPAL SHAREHOLDERS
--------------------------
John C. Power(2)                       595,442        60.0%       42.7%
P.O. Box 3458
Carefree, AZ  85377

J. Andrew Moorer(3)                    525,192        52.7%       37.6%
4528 E. Duane Lane
Cave Creek, AZ  85331

Redwood MicroCap Fund, Inc.(4)(5)      487,692        48.9%       34.9%
P.O. Box 3463
Carefree, AZ  85377

Combined Penny Stock Fund, Inc.(6)     51,652          5.2%        3.7%
2055 Anglo Drive, Suite 105
Colorado Springs, CO  80918

Brian Power(7)                         65,938          6.6%       4.7%
Nut Tree Ranch
Nut Tree, CA  95696

Officers and Directors as a            632,942        63.6%       45.3%
Group (three (3) individuals)
-----------------------------------
(1)  Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire then as of the date of this Prospectus, or within 60 days of such date, are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by the group.  For purposes of calculating the percent of class owned after this offering, it was assumed that the officers, directors and principal shareholders will not be purchasing shares in this offering.

(2)  Includes 487,692 shares held of record by Redwood MicroCap Fund, Inc., a
     Colorado corporation, of which Mr. Power is an officer, director and shareholder and, as such, would be deemed to exercise the shared voting and investment power with respect to such securities. Mr. Power disclaims beneficial ownership of the securities for purposes of Section 16 under the Exchange Act. Assumes no shares are sold by MicroCap in the Selling
     Shareholders' Offering. Also, includes 7,750 shares held of record by the John C. Power Profit Sharing Plan. Mr. Power currently serves as the
     Plan's administrator and is a beneficiary and as such, would be deemed to exercise voting and investment power with respect to such securities.
     Also includes 100,000 shares held of record by Power Curve, Inc., a controlled corporation of Mr. Power.

(3)  Includes 487,692 shares held of record by Redwood MicroCap Fund, Inc., a
     Colorado corporation, of which Mr. Moorer is an officer and director and, as such, would be deemed to exercise the shared voting and investment power with respect to such securities. Mr. Moorer disclaims beneficial ownership of the securities for purposes of Section 16 under the Exchange
     Act.  Assumes no shares are sold by MicroCap in the Selling Shareholders'
     Offering.

(4) Includes 195,371 shares of Common Stock acquired pursuant to the terms of the RBI Agreement. (See "CERTAIN TRANSACTIONS - RBI Agreement"), which have been pledged as collateral to secure MicroCap's guarantee of the Company's obligation to purchase up to 203,008 shares of the Company's
     Common Stock upon exercise of the Puts. Also includes 150,000 shares of Common Stock issued to MicroCap in satisfaction of $180,000 in debt owed to MicroCap by the Company. Also includes 97,000 shares of Common Stock to be acquired from certain CRI Shareholders.

(5) Redwood MicroCap Fund, Inc. is a diversified, closed-end, mutual fund registered under the Investment Company Act of 1940 (the "1940 Act").
     Voting and investment power with respect to these securities is exercised by the company's Board of Directors, whose members are John C. Power, Joseph O. Smith, and J. Andrew Moorer.

(6) Combined Penny Stock Fund, Inc is a Colorado-based business development company located in Colorado Springs, Colorado. Voting and investment power with respect to these securities is exercised by the Company's Board of Directors whose members include Allan W. Williams, Dr. A. Leonard
     Nacht. Brian Power and John Overturf.

(8)  Includes 51,562 shares of Common Stock owned of record by Combined Penny
     Stock Fund, Inc., on which Mr. Power serves as a member of the Board of Directors. Mr. Power disclaims beneficial ownership of the shares held of record by Combined Penny Stock Fund, Inc. for purposes of Section 16 of the Exchange Act.

                           DESCRIPTION OF SECURITIES
                           -------------------------
COMMON STOCK
------------
     The authorized capital stock of the Company consists of 12,500,000 shares of Common Stock having a par value of $.004 per share. All shares have equal voting rights and are not assessable. Voting rights are not cumulative and, therefore, the holders of more than 50% of the Common Stock of the Company could, if they chose to do so, elect all the Directors. The terms of the directors are not staggered. Directors are elected annually to serve until the next annual meeting of shareholders or until their successors are elected and qualified.

     Upon liquidation, dissolution or winding up of the Company, the assets of the Company, after satisfaction of all liabilities, will be distributed PRO RATA to the holders of the Common Stock. The holders of the Common Stock do not have preemptive rights to subscribe for any securities of the Company and have no right to require the Company to redeem or purchase their shares. The shares of Common Stock presently outstanding are, and the shares of the Common Stock to be sold pursuant to this offering will be, upon issuance, fully paid and non-assessable.

     Holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor. The Company has not paid any cash dividends on its Common Stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

PREFERRED SHARES
----------------
     The Articles of Incorporation of the Company authorize issuance of a maximum of 2,500,000 shares of preferred stock having a par value of $.04 per share. The Articles of Incorporation vest the Board of Directors of the Company with authority to divide the class of Preferred Shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Colorado and the Articles of Incorporation in respect of, among other things, (i) the number of Preferred Shares to constitute such series and the distinctive designations thereof, (ii) the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue, (iii) whether Preferred Shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption, (iv) the liquidation preferences payable on Preferred Shares in the event of involuntary or voluntary liquidation, (v) sinking fund or other provisions, if any, for redemption or purchase of Preferred Shares, (vi) the terms and conditions by which Preferred Shares may be converted, if the Preferred Shares of any series are issued with the privilege of conversion, and
(vii) voting rights, if any.

COMMON STOCK PUT OPTIONS
------------------------
          Pursuant to the terms of the RBI Agreement, and upon the effective date of the Registration Statement of which this Prospectus forms a part, the Company has agreed to issue up to 203,008 Common Stock Put Options ("Puts") to certain of the CRI shareholders (the "Putholders"). Upon issuance, the Puts will grant to each Putholder the right and option to sell to the Company for redemption any or all of the number of shares of the Company's Common Stock which such Putholders have the right to receive by virtue of the CRI Agreement. The Puts will require the Company to purchase and redeem any and all shares tendered at a price of $1.50 per share. The Puts will be exercisable for a period of ninety (90) days following the effective date of the Registration Statement of which this Prospectus forms a part ("Redemption Period"). The Company has the option to extend the exercise period of the Put Options and to increase the Put Redemption Price upon written notice to the holders thereof. Once issued, the Put Options shall be freely transferrable and tradeable by the holders, should a market for the Put Options develop, of which there can be no assurance.

     Upon exercise of a Put Option and the execution and delivery to the Company by the exercising Putholder of the Put redemption certificate as well as certificates representing the underlying shares of Common Stock, the Company shall be obligated to pay to the exercising Putholder within ten days the Put Redemption Price of $1.50 per share of Common Stock put to the Company for redemption. An exercising Putholder must cover the exercise of the Put Option by delivering to the Company underlying shares of Common Stock, which may be acquired by such exercising Putholder through market purchasers or in privately-negotiated purchases. (See "TERMS OF OFFERINGS - The Put Option Offering.")(See "TERMS OF OFFERINGS - THE PUT OPTION OFFERING.")

                              TERMS OF OFFERINGS
                              ------------------

     This Prospectus relates to four (4) offerings of the Company's securities, the terms and conditions of which are set forth below.

THE SPIN-OFF OFFERING
---------------------
     The first offering relates to the distribution by Cell Robotics International, Inc., a Colorado corporation ("CRI") of up to 300,008 shares of the Company's $.004 par value common stock pursuant to the terms of a certain Agreement and Plan of Reorganization between and among CRI, Cell Robotics, Inc., a New Mexico corporation ("Cell"), MiCEL, Inc., a Delaware corporation, Bridgeworks Investors I, LLC, an Oregon limited liability company, and Ronald
K. Lohrding individually, dated as of December 12, 1994 (the "CRI Agreement"), pursuant to which CRI agreed to distribute 300,008 shares of the Company's Common Stock ("Spin-Off Shares") to the shareholders of record of CRI (the "CRI Shareholders") as of December 16, 1994 (the "Record Date") upon the effective date of the Registration Statement of which this Prospectus forms a part (the "Registration Statement"). (See "BUSINESS - HISTORY - FORMATION OF THE COMPANY.")

     The Spin-Off Shares will be distributed by mail within 10 days after the effective date of the Registration Statement on a "pro-rata", one-for-one (1-for-1) basis, with each CRI Shareholder receiving one (1) Spin-Off Share for each share of CRI common stock held of record on the Record Date. No fractional shares will be distributed.

     Only CRI Shareholders residing in states where the Spin-Off Shares have been qualified for issuance under the applicable state securities laws will be eligible to receive shares of the Company's Common Stock. Although the Company plans to qualify the issuance of the Spin-Off Shares in those states in which the securities are to be distributed, no assurance can be given that such qualification will occur. CRI Shareholders residing in states where the Company is unable to qualify the Spin-Off Shares for distribution will not be eligible to participate in the distribution. In the event the Company is unable to qualify the distribution of the Spin-Off Shares under one or more applicable state securities laws, the Company will provide the CRI shareholders residing in such states with written notice of their ineligibility to participate in the Spin-Off. Any Spin-Off shares which cannot be distributed due to the Company's inability to qualify the Spin-Off Offering under a state's securities laws will be distributed pro rata to the remaining CRI Shareholders. In such event, the Company does not intend to amend this Prospectus unless the aggregate number of Spin-Off Shares which are ineligible to be distributed exceeds 5% of the total Spin-Off Shares. All questions as to the eligibility of the CRI Shareholders to participate in the distribution will be determined by the Company in its sole discretion.

     The CRI Shareholders will not be charged or assessed for the Spin-Off Shares and neither CRI nor the Company will receive any proceeds from the distribution of the Spin-Off Shares. Pursuant to the terms of the CRI Agreement, the Company is bearing the cost of the distribution.

THE PUT OPTION OFFERING
-----------------------
     This Prospectus also relates to the distribution by the Company of up to 203,008 Common Stock Put Options ("Puts") issuable pursuant to the terms of a certain Agreement and Plan of Reorganization between and among the Company, Broadcasting and MicroCap dated as of June 16, 1995, pursuant to which the Company agreed to issue to certain of the CRI Shareholders (the "Putholders") a Put exercisable to sell to the Company for redemption, any or all of the Spin-Off Shares which such Putholders have the right to receive in the Spin-Off.
The Put will require the Company to purchase and redeem any and all shares tendered at a price of $1.50 per share (the "Put Price"). The Puts will be exercisable for a period of ninety (90) days following the effective date of the Registration Statement (the "Put Expiration Date"). The Company's obligation to purchase and redeem any and all shares tendered has been guaranteed by MicroCap, which guarantee is secured by 195,371 shares of the Company's Common Stock owned by MicroCap. The guarantee of MicroCap is direct, unconditional and independent of the obligations of the Company. In the event the Company fails to redeem Spin-Off Shares which have been tendered in accordance with the Put Exercise Procedure described below, a cause or causes of action may be brought and prosecuted against the Company and MicroCap or against MicroCap for the full amount of the outstanding indebtedness due and owing upon said exercise without the necessity of first proceeding against or joining the Company.

     The Puts being issued to the Putholders, together with Put Redemption Certificates, will be distributed by mail within 10 days after the effective date of the Registration Statement. No fractional Puts will be distributed. Only Putholders residing in states where the Puts have been qualified for issuance under the applicable state securities laws will be eligible to participate in the distribution. Although the Company seeks to qualify the issuance of the Puts in those states in which the Puts are to be distributed, no assurance can be given that such qualification will occur. In the event the Company is unable to qualify the distribution of the Puts to any CRI shareholders due to the applicable state securities laws of the state of such putholder's residence, the Company will provide the putholder with written notice of such ineligibility and will amend this Prospectus to disclose those states in which the Put Option Offering will not be conducted. Putholders residing in states where the Company is unable to qualify the Puts for issuance will not be eligible to participate in the distribution. The Putholders will not be charged or assessed for Puts and the Company will not receive any proceeds from the distribution of the Puts. Pursuant to the terms of the RBI Agreement, the Company is bearing the cost of the distribution.

     PUT EXERCISE PROCEDURE
     ----------------------
     Puts may be exercised by mailing or delivering to the Company a duly executed and completed Put Redemption Certificate indicating the number of shares being tendered for redemption and a certificate or certificates representing the number of shares of Company Common Stock being tendered. Put Redemption Certificates must arrive on or before the Put Expiration Date. Any Put Redemption Certificates received after the Put Expiration Date will not be honored. Once a Putholder has exercised a Put, the exercise is irrevocable. Within ten (10) days of receipt of the foregoing, the Company will return to each tendering Putholder a certificate for all shares surrendered in excess of those tendered for redemption, if any, and will mail to each exercising Putholder a check from the Company in consideration for the shares that were tendered and redeemed by the Company.

     The instructions on the Put Redemption Certificate should be read carefully and followed in detail. No Puts will be accepted until the Company has received delivery of a duly executed Put Redemption Certificate. The risk of delivery of Put Redemption Certificates and Common Stock to the Company will be borne by the Putholders and not by the Company. If the mail is used to exercise Puts, it is recommended that insured, registered mail be used. Any questions or requests for assistance concerning the method of exercising the Puts should be directed to the Company. All questions as to the validity, form, eligibility and acceptance of any exercise of Puts will be determined by the Company in its sole discretion. The Company may waive any defect or irregularity, permit a defect or irregularity to be corrected within such time as it may determine, or reject any exercise of a Put which it determines to have been made improperly.

THE COMPANY OFFERING
--------------------
     The Company is offering on a best efforts basis up to 400,000 shares of the Company's $.004 par value Common Stock at an offering price of $2.00 per share. The Offering Price of the Common Stock being offered hereby was arbitrarily determined by the Company and is not necessarily related to the Company's assets, book value or financial condition. In determining the offering price and the number of shares of Common Stock to be offered, the Company considered such factors as the financial condition of the Company, its net tangible book value, limited operating history and general condition of the securities market. Accordingly, the offering price of the Common Stock may not be indicative of the actual value of the Company. (See "RISK FACTORS - RISK FACTORS RELATED TO THIS OFFERING.")

     The Company is offering the shares of Common Stock to the public through its officers and directors. The Company may retain the services of Selling Agents who are members of the National Association of Securities Dealers to assist in the Company Offering. On any sales made by Selling Agents, a commission of up to ten percent (10%) may be paid. To date, there exists no arrangements or commitments by the Company to retain any Selling Agent.

     There currently exists no public trading market for the Company's Common Stock, and there can be no assurance that such a market will develop in the future. In the absence of an active public trading market, there can be no assurances that an investor will be able to liquidate his investment without considerable delay, if at all. If a market does develop, the price for the Company's securities may be highly volatile and may bear no relationship to the Company's actual financial condition or results of operations. (See "DESCRIPTION OF SECURITIES" and "RISK FACTORS - RISK FACTORS RELATED TO THIS OFFERING.")

     The Company's securities may be quoted in the "pink-sheets" maintained by the National Quotations Bureau, Inc., which reports quotations by brokers or dealers making a market in particular securities. The Company has no agreement with any broker or dealer to act as a marketmaker for the Company's securities and there is no assurance that Management will be successful in obtaining any marketmakers. The lack of a marketmaker for the Company's securities could adversely influence the market for and price of the Company's securities, as well as the ability of investors to dispose of, or to obtain accurate quotations as to the price of, the Company's securities. (See "RISK FACTORS - RISK FACTORS RELATED TO THIS OFFERING.")

THE SELLING SHAREHOLDERS' OFFERING
----------------------------------
     This Prospectus relates to the resale to the public of 500,429 shares of Common Stock by the Selling Shareholders set forth below. The following table sets forth certain information with respect to persons for whom the Company is registering the Common Stock for resale to the public. None of the Selling Shareholders have had any material relationship with the Company, or any of its predecessors or affiliates within the past three years, except as noted. The Company will not receive any of the proceeds from the sale of the Common Stock by the Selling Shareholders. Beneficial ownership of the Common Stock by such Selling Shareholders after this Offering will depend on the number of shares sold by each Selling Shareholder.

                                        SHARES BENEFICIALLY                    SHARES BENEFICIALLY
                                          OWNED PRIOR TO           SHARES          OWNED AFTER
                                             OFFERING              OFFERED          OFFERING
NAME AND ADDRESS                        -------------------        -------     -------------------
OF BENEFICIAL OWNER                     NUMBER   PERCENT(1)        NUMBER      NUMBER   PERCENT(1)
-------------------                     -------  ----------        -------     -------  ----------
Stefan Ponek                             15,000     1.5%           15,000        -0-        -0-
642 O'Farrel Drive
Benicia, CA  94510

Brian Power(2)                           14,376     1.4%           14,376        -0-        -0-
Nut Tree Ranch
Nut Tree, CA  95696

Redwood MicroCap Fund, Inc.(3)          487,692    48.9%          195,371      292,321    20.9%
P.O. Box 3463
Carefree, AZ  85377

Allan Williams                           13,719     1.4%           13,719        -0-        -0-
21071 43A Avenue
Langley, British Columbia,
Canada  V3A 8K4

Combined Penny Stock Fund, Inc.          51,562     5.2%           51,562        -0-        -0-
2055 Anglo Drive, Suite 105
Colorado Springs, CO  80918

Peter L. Hirschburg, Jr.                  7,651      .8%            7,651        -0-        -0-
471 N. Curtis Road
Boise, Idaho  83706

Edward Gizdich                           20,000     2.0%           20,000        -0-        -0-
23 Pinnacle Peak
Napa, California  94558

Raymond and Phyllis Walker                5,000      .5%            5,000        -0-        -0-
c/o Paula Power
P.O. Box 3458
Carefree, Arizona  85377

The John C. Power Profit                  7,750      .8%            7,750        -0-        -0-
  Sharing Plan(4)
P.O. Box 3458
Carefree, Arizona  85377

Vernon D. Moorer, Jr. Trust              25,000     2.5%           25,000        -0-        -0-
c/o Joan B. Moorer, Trustee
141 Spring Place Way
Annapolis, Maryland  21401

Clifford L. Neuman(5)                     5,000      .5%            5,000        -0-        -0-
1507 Pine Street
Boulder, Colorado  80302

J. Andrew Moorer                         37,500     3.8%           37,500        -0-        -0-
P.O. Box 3463
Carefree, Arizona  85377

Ronald Woodward                           2,500      .2%            2,500        -0-        -0-
c/o KNNN-FM
1326 Market Street
Redding, California  96001

Power Curve, Inc.(6)                    100,000    10.0%          100,000        -0-        -0-
P.O. Box 3458
Carefree, Arizona  85377

-----------------------------

(1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of the date of this Prospectus, or within 60 days of such date, are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by the group.

(2)  Brian Power is the brother of John C. Power, President and Director of the
     Company and President and Director of Microcap, the Company's principal shareholder.

(3) Includes 195,371 shares of Common Stock acquired pursuant to the terms of the RBI Agreement. (See "CERTAIN TRANSACTIONS - RBI Agreement"), which shares have been pledged as security for MicroCap's guarantee of the Company's obligation to purchase up to 203,008 shares of the Company's
     Common Stock upon exercise of the Puts. Also includes 150,000 shares of Common Stock issued to MicroCap in exchange for MicroCap's agreement to release and forever discharge $180,000 in debt owed to MicroCap by the Company. Finally, includes 97,000 shares of Common Stock to be acquired from certain CRI Shareholders upon the effective date of the Registration
     Statement.

(4)  John C. Power is the beneficiary of the John C. Power Profit Sharing Plan.

(5) Clifford L. Neuman is the principal of Neuman & Cobb, legal counsel to the Company.

(6)  Power Curve, Inc. is a controlled corporation of John C. Power.


     The 195,371 shares of Common Stock owned by Microcap and included in the Selling Shareholder Offering have been pledged to secure Microcap's conditional obligation under its guarantee of the Company's obligation under the Put Option. In the event the Company defaults in its obligation to pay the Put Redemption Price upon its due exercise and Microcap also defaults under its guarantee, shares of Common Stock owned by Microcap and included in the Selling Shareholder Offering may be sold by the Company in market transactions in such quantities as may be necessary to fulfill the Company's obligation under the Put Options which have been exercised. Following the expiration of the Put Options after 90 days from the date of this Prospectus, any shares of Common Stock owned by Microcap and included in the Selling Shareholder Offering which have not been sold to fulfill Microcap's obligation under its conditional guarantee will be withdrawn from registration and shall no longer be subject to resale under the Selling Shareholder Offering.

     The Selling Shareholders have advised the Company that sales of the shares of Common Stock may be effected from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the Common Stock or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Common Stock directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The Selling Shareholders and any broker-dealers that act in connection with the sale of the shares of Common Stock as principals may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the shares of Common Stock as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act. The Company will not receive any proceeds from the sales of shares of Common Stock by the Selling Shareholders. Sales of the shares of Common Stock by the Selling Shareholders, or even the potential of such sales, would likely have an adverse effect on the market price of the Common Stock.

     The shares of Common Stock are offered by the Selling Shareholders on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The Company has agreed to pay all expenses incurred in connection with the registration of the shares offered by the Selling Shareholders; provided, however, that the Selling Shareholders shall be exclusively liable to pay any and all commissions, discounts and other payments to broker-dealers incurred in connection with their sale of the shares.

                             CERTAIN TRANSACTIONS
                             --------------------
CRI AGREEMENT
-------------
     In connection with the formation of the Company, the Company issued to CRI 300,008 shares of the Company's $.004 par value Common Stock ("Spin-Off Shares"), in exchange for one hundred percent (100%) of CRI's real and personal property, subject to certain liabilities, saving and excepting cash, cash equivalents or marketable securities having an aggregate fair market value of not less than $250,000. Pursuant to the terms of the CRI Agreement, CRI agreed to distribute the Spin-Off Shares to the shareholders of record of CRI as of December 16, 1994, upon the effective date of the Registration Statement of which this Prospectus forms a part. The CRI Shareholders will not be charged or assessed for the shares of Company Common Stock and neither CRI nor the Company will receive any proceeds from the distribution of the Company Common Stock. Pursuant to the terms of the CRI Agreement, the Company is bearing the cost of the distribution. (See "TERMS OF OFFERING - THE SPIN-OFF OFFERING.")

RBI AGREEMENT
-------------
     In connection with the Company's acquisition of Broadcasting (see "BUSINESS - HISTORY - REDWOOD BROADCASTING, INC."), the Company issued to RBI's shareholders 300,000 shares of the Company's Common Stock in exchange for one hundred percent (100%) of the issued and outstanding shares of Common Stock of Broadcasting. Subsequent to the acquisition, Broadcastsing was merged with and into the Company, with the Company remaining as the surviving entity.

     In connection with the acquisition of Broadcasting, the Company did not obtain an opinion of an investment banker, accountant or other third party that the terms of the transaction were fair to the Company's future shareholders who would receive their shares in their shares in the Spin-Off. In lieu of obtaining such opinions, MicroCap (Broadcasting's parent corporation) agreed to purchase from certain of the CRI Shareholders the right to receive a total of 97,000 Spin-Off Shares at a price of $1.20 per share. As MicroCap lacked the resources and capital to extend the same offer and opportunity to all CRI Shareholders, the Company required as a condition to closing the transaction that MicroCap guarantee its obligations under the Put Options being issued to the remaining CRI Shareholders. The Puts require the Company to purchase and redeem any and all shares tendered at a price of $1.50 per share. The Puts will be exercisable for a period of ninety (90) days following the effective date of the Registration Statement of which this Prospectus forms a part. The Putholders will not be charged or assessed for Puts and the Company will not receive any proceeds from the proceeds of the Puts. The Company is bearing the cost of the distribution of the Puts.

     On June 16, 1995, as part of the RBI Agreement, the Company's Board of Directors was reconstituted to consist of John C. Power, J. Andrew Moorer, and Stefan Ponek, until the next Annual Meeting of the Company's Shareholders or until a successor is duly elected and qualified. Subsequently, Mr. Ponek resigned from the Company's Board of Directors, and was replaced by Brian Power. Brian Power was subsequently replaced by Donald Griffin.

MICROCAP GUARANTEE
------------------
     Pursuant to the terms of the RBI Agreement, the Company's obligation to purchase and redeem any and all shares tendered upon exercise of the Puts has been guaranteed by MicroCap, which guarantee is secured by shares of the Company's Common Stock owned by MicroCap. MicroCap's obligations under the Guarantee are direct, unconditional and independent of the obligations of the Company. In the event the Company fails to redeem shares of Common Stock which have been tendered in accordance with Put Exercise Procedures, a cause or causes of action may be brought and prosecuted against the Company alone, or the Company and MicroCap or only MicroCap for the full amount of the outstanding indebtedness due and owing upon said exercise without the necessity of first proceeding against or joining the Company.

MICROCAP DEBT CONVERSION
------------------------
     By agreement dated September 30, 1995, the Company agreed to issue to MicroCap 150,000 shares of Common Stock in satisfaction of debt totalling $180,000. Pursuant to the Agreement to Convert Debt, all costs associated with the Conversion and issuance of shares of Common Stock to MicroCap have been paid by the Company.

MICROCAP CONSULTATION AGREEMENT
-------------------------------
     During the eight (8) months ended March 31, 1996, the Company paid to MicroCap consultation fees totalling $7,500, and during fiscal 1995, the Company paid to MicroCap consultation fees totalling $5,000. The Company has agreed to continue to pay MicroCap a monthly consulting fee of $2,500 through at least the year ending March 31, 1997, and possibly longer. Under the arrangement, MicroCap provides general management services to the Company. Messrs. Power and Moorer, officers and directors of the Company, are also officers and directors of MicroCap. The Company believes that the fees were and are commercially reasonable, competitive, and more favorable to the Company than terms available from unaffiliated third-parties on an arms-length basis.

TRIPOWER RESOURCES, INC. DEBT OBLIGATION
----------------------------------------
     In conjunction with the acquisition of KHSL-AM-FM by Alta, Alta borrowed the sum of $375,000 from TriPower Resources, Inc., which indebtedness is evidenced by Alta's promissory note (the "Note") and was originally secured by the Chico Property, which was sold by the Company in April, 1996. The TriPower
Note is now collateralized by a pledge of 100% of the shares of Alta Common Stock. TriPower Resources, Inc. is a controlled corporation of the Company's President, John C. Power. Pursuant to the terms of the Note, Alta has agreed to pay TriPower Resources, Inc. interest on the unpaid principal balance at the rate of fourteen percent (14%) per annum. During the eight (8) months ended March 31, 1996, the Company made a principal reduction payment of $75,000, leaving a principal balance of $300,000. The TriPower Note has been paid in full.

MICROCAP ADVANCES
-----------------
     The Company has received approximately $350,000 from MicroCap in the form of inter-company advances, which indebtedness is unsecured. The funds received were used in part to pay down the September Note, to retire the TriPower Note, and the remaining amount used for working capital. The remaining portion of the advances was used by the Company to cover operating expenses. The balance of approximately $350,000 is due on demand.

J. ANDREW MOORER STOCK PURCHASE
-------------------------------
     In August, 1996, the Company issued a total of 37,500 shares of Common Stock to J. Andrew Moorer, the Company's Chief Financial Officer, Secretary and Treasurer, and who is also a member of the Company's Board of Directors, at a price of $1.20 per share in exchange for a $45,000 promissory note, which note bears interest at the rate of 7%, is secured by Mr. Moorer's principal residence, which is due and payable in full on or before August 1, 2001.

POWER CURVE, INC. STOCK PURCHASE
--------------------------------
     In December, 1996, the Company sold and issued 100,000 shares of Common Stock to Power Curve, Inc., a controlled corporation of John C. Power, the Company's President and Director. Mr. Power is also a Director and President of Microcap, the Company's principal shareholder. The shares were sold to Power Curve, Inc. at a price of $1.20 per share.


                                INDEMNIFICATION
                                ---------------
     In accordance with the Colorado Business Corporation Act, the Company has included a provision in its Articles of Incorporation to limit the personal liability of its officers and directors to the maximum extent allowable under Colorado law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                                 LEGAL MATTERS
                                 -------------
     The validity of the issuance of the Common Stock and Puts offered hereby will be passed upon for the Company by Neuman & Cobb, Boulder, Colorado. Clifford L. Neuman, a partner in the firm of Neuman & Cobb, was an officer and director of the Company until June 16, 1995. Mr. Neuman resigned as an officer and director of the Company in connection with the Company's acquisition of RBI which closed effective June 16, 1995.


                                    EXPERTS
                                    -------
     The financial statements of the Company as of March 31, 1996 and for each of the years in the fiscal years ended July 31, 1995 and 1994 are included herein in reliance on the reports of Schumacher & Bruce, Inc., independent certified public accountants, and upon the authority of that firm as experts in auditing and accounting.

     The financial statements of MicroCap as of March 31, 1996 and for each of the years in the fiscal years ended March 31, 1996 and 1995 are included herein in reliance on the reports of Stockman Kast Ryan & Scruggs, P.C., independent certified public accountants, and upon the authority of that firm as experts in auditing and accounting.

                          REDWOOD BROADCASTING, INC.
                         and CONSOLIDATED SUBSIDIARIES


                             FINANCIAL STATEMENTS

                          REDWOOD BROADCASTING, INC.
                         and CONSOLIDATED SUBSIDIARIES

                                 MASTER INDEX

Index of Redwood Broadcasting, Inc. and
 Consolidated Subsidiaries Financial Statements
 for the Eight Month Period Ended March 31, 1996
 and Years Ended July 31, 1995 and 1994                     F-3

Index of KHSL AM-FM Financial Statements For the
 Six and One-half Months Ended February 15, 1995
 and for the Year Ended July 31, 1994                       F-17

Index of Quality Broadcasters of California, L.P.
 Financial Statements for the Years Ended
 March 31, 1995 and 1996                                    F-25

Index of Redwood Broadcasting, Inc., Pro Forma
 Financial Statements for the Eight Month Period
 Ended March 31, 1996 (Unaudited)                           F-33

Index of Redwood Broadcasting, Inc. and Consolidated
 Subsidiaries Financial Statements for the Six
 Months Ended September 30, 1996 (Unaudited)                F-39

Index of Redwood Broadcasting, Inc., Pro Forma
 Financial Statements for the Six Month Period
 Ended September 30, 1996 (Unaudited)                       F-51



                          REDWOOD MICROCAP FUND, INC.

Index of Redwood Microcap Fund,Inc. and
 Consolidated Subsidiaries Financial
 Statements as of and for the Six Months
 Ended September 30, 1995                                   F-56

Index of Redwood Microcap Fund,Inc. and
 Consolidated Subsidiaries Financial
 Statements as of and for the Year
 Ended March 31, 1996                                       F-67

Index of Redwood Microcap Fund,Inc. and
 Consolidated Subsidiaries Financial
 Statements as of and for the Six Months
 Ended September 30, 1996                                   F-78

                          REDWOOD BROADCASTING, INC.
                         and CONSOLIDATED SUBSIDIARIES

                             FINANCIAL STATEMENTS

                                      and

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                March 31, 1996, July 31, 1995 and July 31, 1994

                               TABLE OF CONTENTS

                                                                 PAGE
                                                                 ----
     Report of Independent Certified Public Accountants          F-4

     Financial Statements:

          Balance Sheets                                         F-5

          Statements of Operations                               F-6

          Statement of Changes in Stockholders' Equity           F-7

          Statements of Cash Flows                               F-8

          Notes to Financial Statements                          F-9


              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              --------------------------------------------------

The Board of Directors
Redwood Broadcasting, Inc.

We have audited the consolidated balance sheet of Redwood Broadcasting, Inc. and consolidated subsidiaries as of March 31, 1996 and July 31, 1995 and the related statements of operations, changes in stockholders' equity and cash flows for the eight months ended March 31, 1996 and the two years ended July 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Redwood Broadcasting, Inc. and consolidated subsidiaries as of March 31, 1996 and July 31, 1995 and the results of its operations, its changes in stockholders' equity and its cash flows for the eight months ended march 31, 1996 and the two years ended July 31, 1995 and 1994 in conformity with generally accepted accounting principles.

The financial statements as of July 31, 1995 have been corrected for an accounting error in the allocation of the purchase price of KHSL AM-FM as described in Note 1 to the financial statements.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the consolidated financial statements, the Company has suffered recurring losses from operations, and has a net working capital deficiency, that raise substantial doubt about its ability to continue as a going concern. Note 9 also discusses management's plan regarding these matters. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                         Schumacher & Associates, Inc.
                         Certified Public Accountants
                         12835 E. Arapahoe Road
                         Tower II, Suite 110
                         Englewood, CO 80112
June 6, 1996

                          REDWOOD BROADCASTING, INC.
                         and CONSOLIDATED SUBSIDIARIES

                                 BALANCE SHEET
                                                  March 31,    July 31,
                                                    1996         1995
                                                 -----------  -----------
                                    ASSETS
                                    ------
Current Assets
   Cash                                         $       -    $    3,518
   Accounts receivable, net of allowance for
     doubtful accounts of $16,400 at March 31,
     1996 and $7,027 at July 31, 1995               86,834      139,538
   Other                                            73,893        6,723
                                                -----------  -----------
     Total Current Assets                          160,727      149,779

Property and equipment, net of accumulated
  depreciation of $74,855 at March 31, 1996
  and $69,482 at July 31, 1995 (Note 4)            749,560      906,200
License, net of accumulated amortization
 of $16,667 at March 31, 1996                      489,833      500,000
Other assets                                       144,985      149,050
                                                -----------  -----------
     Total Assets                               $1,545,105   $1,705,029
                                                ===========  ===========

                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------
Current Liabilities
   Outstanding checks in excess of amounts
     reported by banks                          $   23,188   $        -
   Accounts payable and accrued expenses
     (Note 12)                                     273,431      206,924
   Notes payable, current portion (Note 2)         728,174      974,289
   Common stock subject to mandatory
     redemption (Note 3)                           304,512      304,512
   Accounts payable, related parties               232,730       15,185
   Income taxes payable                                  -       40,673
   Unearned income, current portion (Note 8)        23,333       23,333
                                                -----------  -----------
     Total Current Liabilities                   1,585,368    1,564,916

Unearned income, net of current portion (Note 8)     9,722       25,278
Notes payable, net of current portion (Note 2)      11,994       21,455
                                                -----------  -----------
     Total Liabilities                           1,607,084    1,611,649
                                                -----------  -----------

Commitments and contingencies (Notes 2,3,5,6,
  8,9,10 and 11)                                         -            -
Stockholders' Equity (Notes 3 and 7):
   Preferred stock - $.04 par value,
     2,500,000 shares authorized,
     none issued and outstanding                         -            -
   Common stock - $.004 par value,
     12,500,000 shares authorized; 780,508 and
     600,008 shares issued and outstanding as
     of March 31, 1996 and July 31, 1995,
     respectively                                    3,122        2,400
   Additional paid-in capital                      467,123      254,545
   Accumulated (deficit)                          (532,224)    (163,565)
                                                -----------  -----------
     Total Stockholders' Equity                    (61,979)      93,380
                                                -----------  -----------
Total Liabilities and Stockholders' Equity      $1,545,105   $1,705,029
                                                ==========   ==========


The accompanying notes are an integral part of the financial statements.

                          REDWOOD BROADCASTING, INC.
                         and CONSOLIDATED SUBSIDIARIES

                           STATEMENTS OF OPERATIONS

                                      For the Eight      For the Years
                                      Months Ended   ---------------------
                                        March 31,       Ended July 31,
                                          1996          1995       1994
                                       -----------   ----------  ---------
Total revenues                         $ 440,457     $ 377,023   $      -
 Less agency commissions                 (11,071)       (9,475)         -
                                       ----------    ----------  ---------
Net revenues                             429,386       367,548          -

Operating Expenses:
 Station operating expenses excluding
  depreciation and amortization          656,394       470,445          -
 Depreciation and amortization            77,649         9,108          -
 Corporate general and administrative
  expenses                                58,464        48,448      3,112
                                       ----------    ----------  ---------
     Total operating expenses            792,507       528,001      3,112
                                       ----------    ----------  ---------
Operating Loss                          (363,121)     (160,453)    (3,112)

Other Income (Expense):
   Other income                           16,898             -          -
   Interest expense                      (22,436)            -          -
                                       ----------    ----------  ---------
     Total Other Income (Expense)         (5,538)            -          -
                                       ----------    ----------  ---------
Net loss                               $(368,659)    $(160,453)  $ (3,112)
                                       ==========    ==========  =========

Net loss per share                     $    (.53)    $    (.49)  $   (.01)
                                       ==========    ==========  =========
Weighted average shares
 outstanding                             690,258       325,000    300,000
                                         =======       =======    =======


The accompanying notes are an integral part of the financial statements.

                                          REDWOOD BROADCASTING, INC.
                                         and CONSOLIDATED SUBSIDIARIES

                                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                     For the Two Years Ended July 31, 1995
                                 and for the Eight Months Ended March 31, 1996

                                                                      Additional
                                          Common Stock  Common Stock    Paid-In    Accumulated
                                           No./Shares      Amount       Capital     (Deficit)        Total
                                          ------------   ----------   -----------  ----------     -----------
Balance at July 31, 1993                          -             -             -            -             -

Common stock issued                         300,000         1,200         2,300            -         3,500

Net (loss) for the year ended July 31, 1994       -             -             -      (3,112)        (3,112)
                                            -------       -------     ---------   ----------     ----------
Balance at July 31, 1994                    300,000       $ 1,200     $   2,300   $  (3,112)     $     388

Capital contribution                              -             -       241,798            -       241,798

Reorganization (Note 1)                     300,008         1,200        10,447            -        11,647

Net (loss) for the year ended July 31, 1995       -             -             -    (160,453)      (160,453)
                                            -------       -------     ---------   ----------     ----------
Balance at July 31, 1995                    600,008         2,400       254,545    (163,565)        93,380

Common stock issued in private placement     25,000           100        29,900            -        30,000

Common stock issued in debt conversion      150,000           600       179,400            -       180,000

Common stock issued for services              5,500            22         3,278            -         3,300

Net (loss) for the eight month period
  ended March 31, 1996                            -             -             -    (368,659)      (368,659)
                                            -------       -------     ---------   ----------     ----------
Balance at March 31, 1996                   780,508       $ 3,122     $ 467,123   $(532,224)     $ (61,979)
                                            =======       =======     =========   ==========     ==========


The accompanying notes are an integral part of the financial statements.

                          REDWOOD BROADCASTING, INC.
                         and CONSOLIDATED SUBSIDIARIES

                           STATEMENTS OF CASH FLOWS

                                         For the            For the
                                       Eight Month    Years Ended July 31
                                      Period Ended   ---------------------
                                     March 31, 1996     1995       1994
                                     --------------  ----------  ---------
Cash Flows from Operating Activities:
   Net (loss)                          $(368,659)    $(160,453)   $(3,112)
   Adjustments to reconcile net
    income to net cash (used) by
    operating activities
       Depreciation                       77,649         9,108          -
       Increase in accounts payable
        and accrued expenses             266,564       222,109          -
       (Increase) decrease in
        accounts receivable               52,704      (139,538)         -
       Increase (decrease) in
        unearned income                  (15,556)       48,611          -
       Other, net                        (49,635)       (6,723)         -
                                       ----------    ----------   --------
   Net Cash (Used) by Operating
    Activities                           (36,933)      (26,886)    (3,112)
                                       ----------    ----------   --------
Cash Flows from Investing Activities:
   (Acquisition) disposition of
    property and equipment and
    other (Note A)                        78,991      (329,173)         -
                                       ----------    ----------   --------
   Net Cash Provided (Used) by
    Investing Activities                  78,991      (329,173)         -
                                       ----------    ----------   --------
Cash Flows from Financing Activities:
   Proceeds from notes payable                 -       131,844          -
   (Repayment) of notes payable          (75,576)      (26,100)         -
   Common stock issued and capital
    contributed                           30,000       253,445      3,500
                                       ----------    ----------   --------
   Net Cash Provided (Used) by
    Financing Activities                 (45,576)      359,189      3,500
                                       ----------    ----------   --------
Increase (decrease) in cash               (3,518)        3,130        388

Cash, beginning of period                  3,518           388          -
                                       ----------    ----------   --------
Cash, end of period                    $       -     $   3,518    $   388
                                       =========     =========    =======
Interest paid                          $  22,436     $       -    $     -
                                       =========     =========    =======
Income taxes paid                      $       -     $       -    $     -
                                       =========     =========    =======


Note A: During the year ended July 31, 1995 the Company acquired certain radio station assets and real property at a cost of $1,150,000. The
          Company made a cash down payment of $415,000 and incurred indebtedness of $735,000 related to this acquisition.

Note B: During the period ended March 31, 1996 the Company issued 150,000 shares of its common stock in lieu of cash or money payment of an obligation to a related party totalling $180,000.

   The accompanying notes are an integral part of the financial statements.

                          REDWOOD BROADCASTING, INC.
                         and CONSOLIDATED SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS
                March 31, 1996, July 31, 1995 and July 31, 1994

(1)  SUMMARY OF ACCOUNTING POLICIES

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

     (a)  GENERAL
          -------
          Redwood Broadcasting, Inc. (RBI) was organized under the laws of the State of Colorado. Pursuant to a spin-off agreement, certain assets of its parent company were contributed to RBI in exchange for 300,008 shares of RBI $.004 par value common stock. Pursuant to the terms of the agreement the 300,008 shares were issued in escrow with the provision that upon the effective date of a registration statement the shares would be distributed to the shareholders of record as of December 16, 1994 of RBI's parent company.

          By an agreement dated June 16, 1995, RBI issued 300,000 shares of its common stock for one hundred percent of the issued and outstanding common stock of Redwood Broadcasting, Inc. The shareholders of RBI and affiliates acquired 97,000 shares of the outstanding shares of RBI from RBI shareholders and as disclosed in note 3 entered into a put arrangement on the remaining 203,008 shares of RBI outstanding. Subsequent to the RBI business combination, and effective September 30, 1995 RBI agreed to issue 150,000 shares of RBI common stock to Redwood MicroCap Fund, Inc. (MicroCap) in lieu of cash or money payment of an obligation to MicroCap totalling $180,000. MicroCap was the former controlling shareholder of RBI. This business combination with RBI was accounted for as a reverse acquisition since the controlling shareholder of RBI controlled RBI after the business combination. The net monetary book value of RBI at June 16, 1995 was accounted for as issued for the 300,008 shares of RBI outstanding at that time. The results of operations of RBI prior to June 16, 1995 have been excluded from the consolidated results of operations since the transaction was recorded as a reverse acquisition.

          Prior to RBI's business combination with RBI, RBI acquired a ninety percent (90%) ownership interest in Solo Yolo Broadcasting (Solo
          Yolo), a California general partner-ship from MicroCap. Solo Yolo's only business was the application for an FM construction permit for Esparto, California. Solo Yolo was one of only two applicants to file for the same permit. Solo Yolo was paid $18,000 in cash in exchange for withdrawing its application.

          Also prior to the business combination RBI formed a wholly-owned subsidiary, Alta California Broadcasting, Inc. (Alta) to pursue radio acquisition opportunities in northern California.

          In June, 1994, Alta entered into as asset purchase agreement to acquire radio stations KHSL AM-FM in Chico, California, for $1,150,000.

          The $1,150,000 purchase price was allocated as follows:

                    Land                     $  600,000
                    License                     350,000
                    Station equipment           200,000
                                             ----------
                                             $1,150,000

          The allocation was based on management's estimate of the current values of the assets. The land was appraised as of November, 1995 at $600,000. Subsequent to March 31, 1996 the land was sold for $450,000. The appraised value of $600,000 failed to take into account a long-term ground lease for use of space by a third party on the radio tower located on the property. This lease diminished the value of the property. Based on this subsequently obtained information, the allocation of the purchase price was retroactively changed to reclassify the difference between the sale price of the land and the original cost allocation to land to the value of the license in the amount of $150,000. The July 31, 1995 financial statements have been retroactively adjusted for this correction of an error in the allocation of the purchase price.

          On February 15, 1995, Alta commenced operating KHSL AM-FM under a local management agreement (LMA). On June 19, 1995 Alta completed the acquisition of KHSL AM-FM resulting in the termination of the LMA. The acquisition of KHSL-AM by Alta was accounted for as a purchase effective June 19, 1995. The results of operations of KHSL AM-FM have been included in the consolidated financial statements of RBI since February 15, 1995, the effective date of the LMA which transferred control to Alta.

          KHSL-FM has a country format and is located at 103.5 on the FM band. All programming for KHSL-FM originates at its studios in Chico, California. Subsequent to its acquisition by Alta, KHSL-AM changed
          its call letters to KNSN-AM.   Located at 1290 on the AM band, KNSN-
          AM has a news-talk format with programming originating through satellite delivery companies.

          In March, 1995 Alta entered into an LMA with an option to purchase radio station KCFM licensed to Shingletown, California and has advanced funds under a purchase option agreement to the license holder of KCFM to build the station. As of March 31, 1996 the Company has advanced $50,000 to the license holder which will be fully credited against the purchase price. These option payments have been included in other assets in the financial statements. The Company has entered into an agreement to acquire this radio station by paying an additional $15,000 in cash and issuing a note payable for $155,000. In August, 1995, KCFM began commercial broadcasting at
          105.3 on the FM band. In September, 1995, KCFM changed its call letters to KHZL and presently broadcasts an "Oldies" format via satellite programming. KHZL primarily serves the Redding, California market.


          In transactions involving the purchase and sale of radio stations where an LMA is executed between the buyer and the seller pending FCC approval, the buyer retains all revenues from the sale of advertising and responsible for all costs associated with the delivery of programming for which revenues are generated during the LMA period. While the seller, as the holder of the FCC license, is technically accountable to the FCC during the LMA period, effective control of all functions, activities and operations of the station is exercised by the buyer. Since the economic risk of station operations is born by the buyer during the LMA period, results of station operations during the LMA period are consolidated with the buyer. During the LMA period, the expenses and revenues recorded by the LMA seller consist of LMA fee income, depreciation, occupancy and maintenance costs, FCC compliance costs, and severance costs. During the LMA period, seller may only terminate the LMA agreement in the event of a material default by the buyer. There is a material impact upon the financial statements of the Company resulting from the consolidation of operations of KHSL as of the LMA date.


          During the five month period ended December 31, 1995 the Company exercised its option to acquire KCFM. In August, 1995, KCFM began commercial broadcasting at 105.3 on the FM band. In September, 1995, KCFM changed its call letters to KHZL and presently simulcasts its programming from KHSL's station in Chico, California. KHSL and KHZL are, however, designed to air separate commercials and commercials and public service announcements simultaneously in their respective markets. The KHLZ transaction, formerly KCFM was in substance a transaction whereby the Company constructed a radio station. An individual had a FCC construction permit to build a radio station. Rather than acquiring the construction permit, which could not be sold, the Company entered into a LMA agreement and purchase option agreement for the radio station to be built. The Company has exercised its option and acquired the station. The legal form of the transaction was an LMA plus option agreement. The substance of the transaction was a construction project. The costs related to this construction project totalled approximately $194,000 and have been included in the assets of the Company. KHZL primarily serves the Redding, California market.

          All intercompany accounts and transactions have been eliminated in the consolidated financial statements. All references to "the Company" refer to RBI and consolidated subsidiaries.

          Financial statements prepared in accordance with generally accepted accounting principles require managements estimates and assumptions. Significant assumptions in the accompanying financial statements relate to the Company's ability to continue as a going concern as described in note 9, and estimated useful lives of property and equipment as disclosed in note 1(c). The ultimate resolution of the reasonableness of the related assumptions cannot presently be determined. Actual results could differ from the Company's estimates.

     (b)  BAD DEBTS
          ---------
          An allowance for uncollectible accounts has been provided based on the Company's past collection history.

     (c)  PROPERTY AND EQUIPMENT
          ----------------------
          Property and equipment are carried at cost, net of accumulated depreciation. Depreciation is provided on a straight-line basis over estimated useful lives ranging from three to twenty years.

     (d)  CONCENTRATION OF CREDIT RISK
          ----------------------------
          Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company grants credit to various businesses principally in California.

     (e)  ADVERTISING COSTS
          -----------------
          Advertising costs are expensed as incurred.

     (f)  GEOGRAPHIC AREA OF OPERATIONS AND INTEREST RATES
          ------------------------------------------------
          The Company's radio stations broadcast principally in Northern California. The potential for severe financial impact can result from negative effects of economic conditions within a market or geographic area. Since the Company's business is principally in one area, this concentration of operations results in an associated risk and uncertainty.

     (g)  REVENUE RECOGNITION
          -------------------
          Revenues are recognized when advertisements are aired.

     (h)  LOSS PER SHARE
          --------------
          Loss per share is based on the weighted average number of common shares and common equivalent shares (where inclusion of such equivalent shares would not be anti-dilutive) outstanding during the year.

     (i)  INTANGIBLE ASSETS
          -----------------
          Intangible assets including goodwill are being amortized over a 20-year period based upon management's estimate of their estimated useful lives. The Company periodically evaluates the value of its intangible assets and if the cost of such assets are in excess of associated expected operating cash flows, the related assets are written down to fair value.

     (j)  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS
          -----------------------------------------------------------
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(2)  NOTES PAYABLE
     -------------

     Note payable to a related party corporation,
     interest rate of 14% per annum.  The note is
     due September, 1996.                                      $ 375,000

     Note payable to a corporation, interest rate
     of 10% per annum.  The note is due in full
     in June, 1996.  The note is collateralized
     by all of the assets of KHSL AM-FM acquired
     by the Company and 100% of the common stock
     of Alta.  The note is guaranteed by MicroCap.               260,000

     Other notes payable, various interest rates
     ranging from 10% to 18%.  The notes are due
     at different times ranging from June, 1996
     to September, 1996.  Certain notes are
     guaranteed by MicroCap.                                     105,168
                                                                --------
     Total                                                       740,168

     Current Portion                                             728,174
                                                                --------
     Long-term Portion                                          $ 11,994
                                                                ========

     Maturities on notes payable including notes already due, are summarized as follows:

          Year ending March 31, 1997                           $ 728,174
          Year ending March 31, 1998                           $  11,994

(3)  PROPOSED SECURITIES OFFERING
     ----------------------------
     RBI is proposing to offer securities to the public through a Registration Statement Form SB-2, pursuant to the Securities Act of 1933. The proposal includes four offerings as follows:

     1. The first proposed offering relates to the distribution of up to the 300,008 shares of RBI common stock to shareholders of RBI's former parent of record as of December 16, 1994. RBI will not receive any proceeds from the distribution of the shares.

     2. The third proposed offering relates to the distribution by RBI of up to 203,008 common stock put options (puts) pursuant to the terms of the RBI business combination agreement. The puts will require RBI to purchase and redeem any and all shares tendered at a price of $1.50 per share. The puts will be exercisable for a period of ninety days following the effective date of the registration statement. RBI will not receive any proceeds from the distribution of the puts. Since RBI agreed to redeem up to 203,008 of the shares outstanding at $1.50 per share, as part of the RBI business combination agreement, RBI has shown this commitment as a liability in the financial statements under the caption, securities subject to mandatory redemption.

     3. The second proposed offering relates to selling up to 400,000 shares of RBI common stock at $2.00 per share.

     4. Finally, the proposed offering relates to the offer and sale of 590,750 shares of common stock by certain shareholders of RBI. RBI will not receive any proceeds from the sale of the common stock by the selling shareholders.

     RBI will bear the cost of the proposed offering. If the offering is successful, the offering costs will be offset against the proceeds of the offering. If the offering is not successful, the costs will be charged to operations as a period expense. As of March 31, 1996 RBI had incurred $30,500 in offering costs. These costs are included in Other Assets.

(4)  PROPERTY AND EQUIPMENT
     ----------------------
     The Company's property and equipment is summarized as follows:

                                                 March 31,      July 31,
                                                   1996           1995
                                                ----------     ----------
          Land                                  $ 450,000      $ 450,000
          Buildings and improvements               24,671         18,507
          Furniture and fixtures                    9,159         13,453
          Radio broadcasting equipment            296,142        395,429
          Computer equipment                       44,443         98,293
                                                ----------     ----------
                                                  824,415        975,682

          Accumulated depreciation                (74,855)       (69,482)
                                                ----------     ----------
                                                  749,560      $ 906,200
                                                  =======      =========

(5)  CONSULTATION AGREEMENT, RELATED PARTY
     -------------------------------------
     During the eight month period ended March 31, 1996 and the year ended July 31, 1995 the Company paid $7,500 and $5,000, respectively in consulting fees to MicroCap. RBI has agreed to pay MicroCap a monthly consulting fee of $2,500 through the year ending March 31, 1997.

(6)  INDEMNIFICATION
     ---------------
     In accordance with the Colorado Business Corporation Act, RBI has included a provision in its Articles of Incorporation to limit the personal liability of its officers and directors to the maximum extent provided under Colorado law.

(7)  PREFERRED STOCK
     ---------------
     The Company has 2,500,000 shares of $.04 par value preferred stock authorized. Preferences may be determined by the Company's Board of Directors. As of July 31, 1995 there were no preferred shares issued.

(8)  UNEARNED INCOME
     ---------------
     RBI was formed in 1993 to pursue the acquisition of radio station KNBA licensed in Vallejo California. RBI entered into a joint venture to acquire KNBA in October, 1993. Effective November 1, 1994, RBI sold its 50% interest in the joint venture. In addition to receiving $180,000 in cash for this 50% interest, RBI received $70,000 cash for a three year covenant not to compete. This covenant is being amortized into income on a straight-line basis over the three year term.

(9)  BASIS OF PRESENTATION - GOING CONCERN
     -------------------------------------
     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained operating losses since its inception and has a net working capital deficiency. Management is attempting to raise additional capital through a public securities offering.

     In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. Management believes that its ability to raise additional capital provide the opportunity for the Company to continue as a going concern.

(10) LEASE COMMITMENTS
     -----------------
     Effective January 18, 1995 Alta entered into a three year local marketing agreement for the right to operate radio station, KHZL, formerly known as KCFM licensed to Shingletown, California. Monthly payments under the agreement are $350. If Alta exercises its right to acquire the radio station, these payments will be terminated.

     Effective December 18, 1994, Alta entered into a five year lease for studio space for radio station KHZL located in Redding California. The monthly rental payments due under the terms of the lease are:

                    $  800 per month in 1995
                    $  900 per month in 1996
                    $  950 per month in 1997
                    $  990 per month in 1998
                    $1,040 per month in 1999

(10) LEASE COMMITMENTS, CONTINUED
     ----------------------------
     Minimum future rental payments under operating leases with terms greater than one year are summarized as follows:

               Year ending March 31, 1997           $ 15,150
               Year ending March 31, 1998           $ 15,020
               Year ending March 31, 1999           $ 12,030
               Year ending March 31, 2000           $  9,360

     Rent expense was $36,540 and $101,418 for the eight months ended March 31, 1996 and the year ended July 31, 1995, respectively.

(11) INCOME TAXES PAYABLE
     --------------------
     The Company has approximately $530,000 of net operating loss carryovers expiring in years through 2011. As of March 31, 1996 the Company has total deferred tax assets of approximately $106,000 due to operating loss carryforwards. However, because of the uncertainty of potential realization of these deferred tax assets, the Company has provided a valuation allowance for the entire $106,000. Thus, no tax assets have been recorded in the financial statements as of March 31, 1996. A change in the control of the Company could result in limitations on the Company's ability to utilize the loss carryovers.

(12) DELINQUENT PAYROLL TAXES
     -----------------------
     As of March 31, 1996 the Company had payroll taxes payable of $73,121 which were delinquent. Management anticipates utilizing the proceeds from certain asset sale transactions to retire this obligation.

                                  KHSL AM-FM

                             FINANCIAL STATEMENTS

                                      and

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                        For the Six and One-half Months
                      Ended February 15, 1995 and for the
                           Year Ended July 31, 1994

                               TABLE OF CONTENTS
                               -----------------
                                                            Page
                                                            ----
Report of Independent Certified Public Accountants          F-18

Financial Statements:

     Statements of Operations                               F-19

     Statement of Changes in Stockholder's
      Equity                                                F-20

     Statements of Cash Flows                               F-21

     Notes to Financial Statements                          F-22


              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Intelligent Financial Holding Corporation

We have audited the statements of operations, cash flows and changes in stockholders' equity of KHSL AM-FM Radio for the year ended July 31, 1994 and the six and one half month period ended February 15, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations, cash flows and changes in stockholders' equity of KHSL AM-FM Radio for the year ended July 31, 1994 and the six and one half month period ended February 15, 1995 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations, and has a net working capital deficiency, that raise substantial doubt about its ability to continue as a going concern. Note 2 also discusses management's plan regarding these matters. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                        Schumacher & Associates, Inc.
                        Certified Public Accountants
                        12835 E. Arapahoe Road
                        Tower II, Suite 110
                        Englewood, CO 80112
December 4, 1995

                                  KHSL AM-FM

                           STATEMENTS OF OPERATIONS

                                                 Six and
                                                One-Half
                                                 Months         Year
                                                  Ended         Ended
                                              February 15,    July 31,
                                                  1995          1994
                                              ------------   -----------
Revenues                                      $  448,044     $  788,541
  Less agency commissions                        (41,902)       (45,811)
                                              -----------     ----------
Net revenues                                     406,142        742,730

Operating expenses:
  Station operating expenses excluding
    depreciation and amortization                547,997      1,141,419
  Depreciation and amortization                    5,262         31,572
  Corporate general and administrative
    expenses                                       7,431          5,936
                                              -----------     ----------
     Total operating expenses                    560,690      1,178,927
                                              -----------     ----------
Net (loss)                                    $ (154,548)    $ (436,197)
                                              ===========    ===========
Net (loss) per share                          $     (628)    $   (1,773)
                                              ===========    ===========
Weighted average shares
 outstanding                                         246            246
                                                     ===            ===

The accompanying notes are an integral part of the financial statements.

                                                  KHSL AM-FM

                                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                             For the Year Ended July 31, 1994 and Six and One-half
                                        Months Ended February 15, 1995

                                                Common Stock          Additional
                                           ------------------------     Paid-In    Accumulated
                                           No./Shares      Amount       Capital     (Deficit)        Total
                                           ----------    ----------   ----------   -----------    -----------
Balance at July 31, 1993                        246      $ 52,729     $  25,113    $  420,792     $  498,634

Capital contribution                              -             -       384,575             -        384,575

Net (loss) for the year ended July 31, 1994       -             -             -     (436,197)      (436,197)
                                               ----      --------     ---------    ----------     ----------
Balance at July 31, 1994                        246      $ 52,729     $ 409,688    $ (15,405)     $  447,012

Capital contribution                              -             -       149,867             -        149,867
                                               ----      --------     ---------    ----------     ----------
Net (loss) for the six and one-half
months ended February 15, 1995                    -             -             -     (154,548)      (154,548)
                                               ----      --------     ---------    ----------     ----------
Balance at February 15, 1995                    246      $ 52,729     $ 559,555    $(169,953)      $ 442,331
                                                ===      ========     =========    ==========      =========


The accompanying notes are an integral part of the financial statements.

                                  KHSL AM-FM

                           STATEMENTS OF CASH FLOWS


                                                 Six and
                                                One-Half        Year
                                              Months Ended      Ended
                                              February 15,    July 31,
                                                  1995          1994
                                              ------------   -----------
Cash Flows from Operating Activities:
   Net (loss)                                 $ (154,548)    $ (436,197)
   Adjustments to reconcile net
    income to net cash (used in)
    operating activities
       Depreciation                                5,262         31,572
       (Decrease) in accounts payable and
         accrued expenses                        (18,109)        (3,521)
       Decrease in accounts receivable             8,314         12,837
       Other, net                                 12,275          9,885
                                              -----------    -----------
   Net Cash (Used in) Operating Activities      (146,806)      (385,424)
                                              -----------    -----------
Cash Flows from Investing Activities:
   (Acquisition) disposition of property
    and equipment and other                       (3,061)           849
                                              -----------    -----------
   Net Cash Provided by (Used in)
    Investing Activities                          (3,061)           849
                                              -----------    -----------
Cash Flows from Financing Activities:
   Capital contributed                           149,867        384,575
                                              -----------    -----------
   Net Cash Provided by Financing Activities     149,867        384,575
                                              -----------    -----------
Increase in cash                                       -              -

Cash, beginning of year                                -              -
                                              -----------    -----------
Cash, end of year                             $        -     $        -
                                              ===========    ===========
Interest paid                                 $        -     $        -
                                              ===========    ===========
Income taxes paid                             $        -     $        -
                                              ===========    ===========

The accompanying notes are an integral part of the financial statements.

                                  KHSL AM-FM

                         NOTES TO FINANCIAL STATEMENTS

(1)  SUMMARY OF ACCOUNTING POLICIES
     ------------------------------
     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

     (a)  GENERAL
          -------
          The KHSL AM-FM radio stations were part of a group of businesses which also included a TV station. KHSL AM-FM and the TV station were owned and operated by a California Corporation. Certain operating expenses have been allocated between the radio and TV operations. As such, future costs to operate the radio stations by themselves may be more than historical costs due to the inability to benefit from the allocation and sharing of certain expenses.

          In June, 1994, Alta California Broadcasting, Inc. (Alta) entered into as asset purchase agreement to acquire radio stations KHSL AM-FM in Chico, California, for $1,150,000.

          On February 15, 1995, Alta commenced operating KHSL AM-FM under a Local Management Agreement (LMA). On June 19, 1995 Alta completed the acquisition of KHSL AM-FM resulting in the termination of the LMA. The accompanying financial statements present the results of operations, cash flows and changes in stockholder's equity of the KHSL AM-FM division for the year ended July 31, 1994 and the six and on half month period ended February 15, 1995.

          KHSL-FM has a country format and is located at 103.5 on the FM band. All programming for KHSL-FM originates at its studios in Chico, California. Subsequent to its acquisition by Alta, KHSL-AM changed its call letters to KNSN-AM. Located at 1290 on the AM band, KNSN-AM's programming is primarily originated through satellite delivery companies.

          Financial statements prepared in accordance with generally accepted accounting principles require managements estimates and assumptions. Significant assumptions in the accompanying financial statements relate to the Company's ability to continue as a going concern as described in note 2, and estimated useful lives of property and equipment as disclosed in note 1(c). The ultimate resolution of the reasonableness of the related assumptions cannot presently be determined.

     (b)  BAD DEBTS
          ---------
          An allowance for uncollectible accounts has been provided based on the Company's past collection history.

     (c)  DEPRECIATION
          ------------
          Property and equipment depreciation is provided on a straight-line basis over estimated lives ranging from three to twenty years.

     (d)  CONCENTRATION OF CREDIT RISK
          ----------------------------
          Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company grants credit to various businesses located principally in California.


     (e)  ADVERTISING COSTS
          -----------------
          Advertising costs are expensed as incurred.

(2)  BASIS OF PRESENTATION - GOING CONCERN
     -------------------------------------
     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained operating losses since its inception and has an accumulated deficit. Management is attempting to raise additional capital through a public securities offering, and hire and retain qualified personnel and increase operating efficiencies.

     In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. Management believes that its ability to raise additional capital provide the opportunity for the Company to continue as a going concern.

                   QUALITY BROADCASTERS OF CALIFORNIA, L.P.

                             FINANCIAL STATEMENTS

                                      and

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                            March 31, 1996 and 1995

                   QUALITY BROADCASTERS OF CALIFORNIA, L.P.

                            March 31, 1996 and 1995

                               TABLE OF CONTENTS
                               -----------------
                                                                  Page
                                                                  ----
Report of Independent Certified Public Accountants                F-26

    Financial Statements:

         Balance Sheet                                            F-27

         Statements of Operations and Changes in Partners'
          Capital (Deficiency)                                    F-28

         Statements of Cash Flows                                 F-29

         Notes to Financial Statements                            F-30


              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Quality Broadcasters of California, L.P.

We have audited the balance sheet of Quality Broadcasters of California, L.P. as of March 31, 1996 and the related statements of operations and partners' capital (deficiency) and cash flows for the two years ended March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quality Broadcasters of California, L.P. as of March 31, 1996 and the results of its operations and changes in partners' capital (deficiency) and its cash flows for the two years ended March 31, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a net capital deficiency as of March 31, 1996 and has incurred recurring losses from operations. These factors raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.



                         Schumacher & Associates, Inc.
                         Certified Public Accountants
                         12835 E. Arapahoe Road
                         Tower II, Suite 110
                         Englewood, CO 80112
June 1, 1996

                   QUALITY BROADCASTERS OF CALIFORNIA, L.P.

                                 BALANCE SHEET
                                March 31, 1996

                      ASSETS
                      ------
Current Assets
   Accounts receivable, net of allowance for
     doubtful accounts of $23,846 (Note 2)                $  90,028
   Other                                                      6,725
                                                          ----------
     Total Current Assets                                    96,753

Furniture and equipment, net of accumulated
   depreciation of $311,587 (Note 4)                         31,134
License and goodwill, net of accumulated
  amortization of $118,019                                  249,831
Other assets                                                 12,280
                                                          ----------
Total Assets                                              $ 389,998
                                                          =========

          LIABILITIES AND PARTNERS' CAPITAL (DEFICIENCY)
          ----------------------------------------------
Current Liabilities
   Outstanding checks in excess of amounts
     reported by banks                                    $     458
   Notes, advances and accrued interest
     payable, related parties (Note 3)                      585,653
   Accounts payable and accrued expenses (Note 2)            85,136
                                                          ----------
     Total Current Liabilities                              671,247
                                                          ----------
Total Liabilities                                           671,247
                                                          ----------
Commitments and contingencies (Notes 2,3,5 and 6)                 -

Partners' Capital (Deficiency)                             (281,249)
                                                          ----------
Total Liabilities and Partners' Capital
  (Deficiency)                                            $ 389,998
                                                          =========

The accompanying notes are an integral part of the financial statements.

                   QUALITY BROADCASTERS OF CALIFORNIA, L.P.

                           STATEMENTS OF OPERATIONS
                 AND CHANGES IN PARTNERS' CAPITAL (DEFICIENCY)
                         For the Years Ended March 31,

                                                  1996          1995
                                               -----------   -----------
Revenues                                        $ 561,613    $  660,672
Barter revenue                                    213,911       213,613
  Agency commissions                              (50,361)      (70,436)
                                                ----------   -----------
    Net revenue                                   725,163       803,849

Operating expenses:
  Station operation expenses excluding
    depreciation and amortization                 587,575       636,926
  Barter expense                                  201,759       224,833
  Depreciation and amortization                    38,179        73,849
                                                ----------   -----------
   Total operating expenses                       827,513       935,607
                                                ----------   -----------
Net operating (loss)                             (102,350)     (131,758)
                                                ----------   -----------
Other income (expense):
  Interest income                                   1,608           547
  Interest expense                                (34,636)      (44,843)
                                                ----------   -----------
   Total other                                    (33,028)      (44,297)
                                                ----------   -----------
Net (loss)                                       (135,378)     (176,055)

Partners' capital (deficiency),
 beginning of year                               (145,871)       30,184
                                                ----------   -----------
Partners' capital (deficiency),
 end of year                                   $ (281,249)   $ (145,871)
                                               ===========   ===========

The accompanying notes are an integral part of the financial statements.

                   QUALITY BROADCASTERS OF CALIFORNIA, L.P.

                           STATEMENTS OF CASH FLOWS
                         For the Years Ended March 31

                                                  1996          1995
                                               -----------   -----------
Cash Flows from Operating Activities:
   Net (loss)                                  $ (135,378)   $ (176,055)
   Adjustments to reconcile net
    income to net cash provided by
    operating activities
       Depreciation and amortization               38,179        73,849
       Increase (decrease) in accounts
        payable and accrued expenses               20,742        (4,713)
       (Increase) decrease in
        accounts receivable                          (123)        3,567
       Other, net                                    (887)       (6,341)
                                               -----------   -----------
   Net Cash Provided by Operating Activities      (77,467)     (109,693)
                                               -----------   -----------
Cash Flows from Investing Activities:
   (Acquisition of) furniture and equipment       (30,283)       (1,542)
                                               -----------   -----------
   Net Cash (Used in) Investing Activities        (30,283)       (1,542)
                                               -----------   -----------
Cash Flows from Financing Activities:
   Repayment of notes payable                           -      (152,183)
   Proceeds from advances from related parties    100,526       264,898
                                               -----------   -----------
   Net Cash Provided by (Used in) Financing
    Activities                                    100,526       112,715
                                               -----------   -----------
Increase (decrease) in cash                        (7,224)        1,480

Cash, beginning of year                             7,224         5,744
                                               -----------   -----------
Cash, end of year                              $        -    $    7,224
                                               ===========   ===========
Interest paid                                  $        -    $        -
                                               ===========   ===========
Income taxes paid                              $        -    $        -
                                               ===========   ===========

The accompanying notes are an integral part of the financial statements.

                   QUALITY BROADCASTERS OF CALIFORNIA, L.P.

                         NOTES TO FINANCIAL STATEMENTS
                            March 31, 1996 and 1995

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------
     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

     (a)  GENERAL
          -------
          Quality Broadcasters of California, L.P., a California limited partnership (the Company) was organized under the laws of the State of California in 1989 for the purpose of acquiring and operating radio stations.

     (b)  INCOME TAXES
          ------------
          Since the Company is a partnership, taxable income and losses flow through to the partners. The Company, therefore, does not incur income tax expense.

     (c)  REVENUE RECOGNITION
          -------------------
          Revenues from radio advertising are recognized in the period that the advertising is broadcast.

     (d)  BAD DEBTS
          ---------
          An allowance for uncollectible accounts has been provided based on the Company's past collection history.

     (e)  FURNITURE AND EQUIPMENT
          -----------------------
          Furniture and equipment are carried at cost, net of accumulated depreciation. Depreciation is provided on a straight-line basis over estimated lives ranging from five to seven years.

     (f)  CONCENTRATION OF CREDIT RISK
          ----------------------------
          Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company grants credit to various businesses, and individuals, principally in Northern California.

     (g)  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS
          -----------------------------------------------------------
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     (h)  GEOGRAPHIC AREA OF OPERATIONS
          -----------------------------
          The Company operates Radio stations in the Redding, California area. The potential for severe financial impact can result from negative effects of economic conditions within the market or geographic area. Since the Company's business is principally in one area, this concentration of operations results in an associated risk and uncertainty.

     (i)  LICENSE AND GOODWILL
          --------------------
          The Company acquired its FM radio station in 1989 at a total cost of $475,000. Of this amount $367,850 was allocated to the license and goodwill attributable to the business. The carrying value of this asset is being amortized on a straight-line basis over a twenty year period. It is management's policy to review the carrying value of intangible assets on a periodic basis (at least annually) to determine if there is any impairment of value. As of March 31, 1996, management does not believe that there is any impairment in the carrying value of its intangible assets.

     (j)  GOING CONCERN
          -------------
          As of March 31, 1996, the Company has a net capital deficiency and has incurred recurring losses from operations. Cash flow shortages have principally been financed through loans from related parties.
          If the Company is unable to continue borrowing from related parties or is unable to obtain additional financing, it may be unable to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of this uncertainty. The Company has entered into a business sale agreement as described in Note 6.

     (k)  ADVERTISING EXPENSES
          --------------------
          Advertising costs are expensed as incurred.

(2)  BARTER TRANSACTIONS/TRADE ACCOUNTS
     ----------------------------------
     Included in sales revenue for the years ended March 31, 1996 and 1995, respectively, are $213,911 and $213,613 of advertising revenues related to barter transactions/trade accounts. Also, included in operating expenses for the years ended March 31, 1996 and 1995, respectively, are $201,758 and $224,832 of barter expenses. As of March 31, 1996 accounts payable includes a net amount of $13,276 which will not be paid in cash, but offset by future barter/trade radio advertising.

(3)  RELATED PARTY TRANSACTIONS
     --------------------------
     As of March 31, 1996 the Company had $585,653 of notes, advances and accrued interest payable to related parties. The amounts are payable upon demand. The notes bear interest principally at 10% per annum and the advances bear no interest and are uncollateralized.

(4)  FURNITURE AND EQUIPMENT
     -----------------------
     The Company's furniture and equipment at March 31, 1996 is summarized as follows:

          Furniture and fixtures                  $  21,198
          Studio and production equipment           263,824
          Leasehold improvements                     57,699
                                                   ---------
                                                    342,721
          Accumulated amortization                 (311,587)
                                                   ---------
                                                   $ 31,134
                                                   ========

(5)  LEASES
     ------
     The Company leases its office and studio facilities through operating leases. The Company does not have any material lease commitments with terms exceeding one year past March 31, 1996.

     Rent expense was $20,472 and $20,462 for the years ended March 31, 1996 and 1995, respectively.

(6)  SUBSEQUENT EVENTS
     -----------------
     The Company entered into a business sale agreement whereby certain assets and the business operations are being sold to an unrelated entity, subject to certain regulatory approval.

                    Index to Pro Forma Financial Statements

                       REDWOOD BROADCASTING, INC. (RBI)
                               KHSL AM-FM (KHSL)

              Pro Forma Combined Financial Statements (Unaudited)

                                                            Page

                                                            ----
  Pro Forma Financial Statements:

    Pro Forma Balance Sheet March 31, 1996                  F-34

    Pro Forma Statement of Operations, Eight Months
      Ended March 31, 1996                                  F-36

    Notes to Pro Forma Financial Statements                 F-37


                                          REDWOOD BROADCASTING, INC.

                                            PRO FORMA BALANCE SHEET
                                                March 31, 1996
                                                  (Unaudited)
                                                                     Pro Forma        Pro Forma
                                                    (RBI)           Adjustments       Combined
                                                ------------        -----------     ------------
                                                    ASSETS
                                                    ------
Current Assets:
 Cash                                           $          -     $                   $  481,000
                                                                    821,000  (2)
                                                                   (325,000) (3)
                                                                   ( 15,000) (4)
 Accounts receivable, net of
   allowance for doubtful accounts                    86,834                             86,834
 Other                                                73,893                             73,893
                                                 ------------    -----------        ------------
   Total Current Assets                              160,727        481,000             641,727

 Property and equipment, net of
   accumulated depreciation                          749,560       (236,653) (2)        137,907
                                                                     75,000  (3)
                                                                   (450,000) (1)
 License, net of accumulated
  amortization                                       489,833       (489,833) (2)        920,000
                                                                    750,000  (3)
                                                                    170,000  (4)
 Notes receivable                                          -        200,000  (2)        200,000
 Other assets                                        144,985                            144,985
                                                 ------------    -----------        ------------
Total Assets                                     $ 1,545,105     $  499,514         $ 2,044,619
                                                 ===========     ==========         ===========

                                                  LIABILITIES
                                                  -----------
Current Liabilities:
 Outstanding checks in excess of
   amounts reported by banks                     $    23,188     $                     $ 23,188
 Accounts payable and accrued expenses               273,431        (35,896) (1)        237,535
 Notes payable, current portion                      728,174       (375,000) (2)        118,174
                                                                   (335,000) (1)
                                                                    100,000  (3)

 Common stock subject to mandatory
   redemption                                        304,512                            304,512
 Accounts payable, related parties                   232,730        (70,000) (2)        162,730
 Unearned income, current portion                     23,333                             23,333
                                                 -----------     -----------       ------------
   Total Current Liabilities                       1,585,368       (715,896)            869,472

 Unearned income, net of current portion               9,722                              9,722
                                                                    155,000  (4)
 Notes payable, net of current portion                11,994        400,000  (3)        566,994
                                                 ------------    -----------        ------------
   Total Liabilities                               1,607,084       (160,896)          1,446,188
                                                 ------------    -----------        ------------
Stockholders' Equity:
 Common stock                                          3,122                              3,122

 Additional paid-in capital                          467,123                            467,123
                                                                    (79,104) (1)
 Retained earnings, accumulated (deficit)           (532,224)       739,514  (2)        128,186
                                                 ------------    -----------       -------------
   Total Stockholders' Equity (Deficit)              (61,979)       660,410             598,431
                                                 ------------    -----------       -------------
Total Liabilities and Stockholders'
Equity (Deficit)                                 $ 1,545,105     $  499,514         $ 2,044,619
                                                 ===========     ==========         ===========

The accompanying notes are an integral part of the financial statements.

                                          REDWOOD BROADCASTING, INC.

                                       PRO FORMA STATEMENT OF OPERATIONS
                                       EIGHT MONTHS ENDED MARCH 31, 1996
                                                  (Unaudited)
                                                                                     Pro Forma      Pro Forma
                                              (RBI)        (KNNN)       (KHSL)      Adjustments     Combined
                                           ----------    ----------   -----------   -----------    ----------
REVENUE:
  Total revenues                          $ 440,457      $ 374,411    $ (397,775)   $             $ 417,093
  Barter revenue                                  -        142,608             -                    142,608
    Less agency commissions                 (11,071)       (33,574)       11,071                    (33,574)
                                          ----------     ----------    ----------   ---------    -----------
      Net revenues                          429,386        483,445      (386,704)                   526,127
                                          ----------     ----------    ----------   ---------    -----------
OPERATING EXPENSES:
  Station operating expenses excluding
    depreciation and amortization           656,394        391,719      (504,825)                   543,288
  Depreciation and amortization              77,649        134,507       (77,649)     40,889 (5)    175,396
  Corporate general and administrative
    expenses                                 58,464         25,453             -                     83,917
                                          ----------     ----------    ----------   ---------    -----------
     Total Operating Expenses               792,507        551,679      (582,474)     40,889        802,601
                                          ----------     ----------    ----------   ---------    -----------
Operating Income (Loss)                    (363,121)       (68,234)      195,770     (40,889)      (276,474)
                                          ----------     ----------    ----------   ---------    -----------
Other Income (Expense):
  Other income                               16,898          1,072             -           -         17,970
  Interest expense                          (22,436)       (23,091)            -           -        (45,527)
                                          ----------     ----------    ----------   ---------    -----------
    Total Other Income (Expense)             (5,538)       (22,019)            -           -        (27,557)
                                          ----------     ----------    ----------   ---------    -----------
Net (Loss)                                $(368,659)     $ (90,253)    $ 195,770    $(40,889)    $ (304,031)
                                          ==========     ==========    =========    =========    ===========
Net (Loss) per Common Share                                                                      $     (.44)
                                                                                                 ===========
Total Number of Common Shares Outstanding                                                           690,258
                                                                                                    =======

The accompanying notes are an integral part of the financial statements.

                          REDWOOD BROADCASTING, INC.

                    NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                  (Unaudited)

(A)  GENERAL
     -------
The Company, subsequent to March 31, 1996, has entered into several agreements and transactions that have (will have) a material effect on the financial statements. The pro forma financial statements give effect to these transactions and are summarized as follows:

1. The Company has sold its investment in land located in Chico California. The sales price was $450,000 from which the Company made a charitable contribution to the non-profit entity that acquired the property in the amount of $80,000.

2. The Company entered into a contract to sell radio station KHSL AM-FM for $1,266,000 cash and a note receivable of $200,000. From the sale proceeds $445,000 of notes payable are expected to be paid. Closing of this transaction is pending regulatory approval.

3. The Company has entered into an agreement, subject to regulatory approval, to acquire the assets and business of Quality Broadcasters of California, L.P. (Quality) operating under the call letters of KNNN. The purchase price is $825,000 including cash of $325,000 and notes payable of $500,000.

4. The Company has agreed to pay $170,000 to an individual for the rights to operate KHZL. Of this amount, $15,000 was paid in cash in July, 1996 with the balance due being in the form of a note payable.

(B)  PRO FORMA INFORMATION
     ---------------------
The proforma balance sheet as of March 31, 1996 gives effect to the above transactions.

The pro forma statement of operations gives effect to the operations of KHSL, AM-FM being excluded and the operations of KNNN being included.

(C)  PRO FORMA ADJUSTMENTS
     ---------------------
     (1)  To record the sale of land.

     (2)  To record the sale of KHSL AM-FM radio.

     (3)  To record the purchase of Quality Broadcasting of California, L.P.
          (KNNN).

     (4)  To record purchase of KHZL radio.

     (5)  To record the amortization of the purchased license cost of KNNN.

                          REDWOOD BROADCASTING, INC.
                         and CONSOLIDATED SUBSIDIARIES

                             FINANCIAL STATEMENTS

                     2ND QUARTER ENDED SEPTEMBER 30, 1996

                          REDWOOD BROADCASTING, INC.
                         and CONSOLIDATED SUBSIDIARIES

                               TABLE OF CONTENTS
                                                                 Page
                                                                 ----
Financial Statements:

    Consolidated Balance Sheets-
          September 30, 1996 and March 31, 1996                  F-40

    Consolidated Statements of Operations-
          Six Months Ended September 30, 1996 and 1995           F-41

    Consolidated Statements of Changes in
    Stockholders' Equity-
          Six Months Ended September 30, 1996, Eight
          Months Ended March 31, 1996 and the Two
          Years Ended July 31, 1995                              F-42

    Consolidated Statements of Cash Flows-
          Six Months Ended September 30, 1996 and 1995           F-43

    Notes to Consolidated Financial Statements                   F-44


                          REDWOOD BROADCASTING, INC.
                         and CONSOLIDATED SUBSIDIARIES

                                BALANCE SHEETS
                                           September 30    March 31
                                                1996         1996
                                            -----------   -----------
                                    ASSETS
                                    ------
Current Assets
   Accounts Receivable, net of allowance
     for doubtful accounts of $16,400 at
     September 30, 1996 and March, 1996     $    49,041   $    86,834
   Other current assets                          70,851        73,893
                                            -----------   -----------
     Total Current Assets                       119,892       160,727

Property and equipment, net of accumulated
  depreciation of $122,302 at September 30,
  1996 and $74,855 at March 31, 1996          1,320,813       749,560

License, net of accumulated amortization
  of $22,917 at September 30, 1996 and
  $16,667 at March 31, 1996                     470,833       489,833

Other assets                                    243,874       144,985
                                            -----------   -----------
Total Assets                                $ 2,155,412   $ 1,545,105
                                            ===========   ===========

                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     -------------------------------------
Current Liabilities
   Outstanding checks in excess of amounts
     reported by banks                      $   12,306    $   23,188
   Accounts payable and accrued expenses       248,380       273,431
   Notes payable, current portion              826,339       728,174
   Common stock subject to mandatory
     redemption                                304,512       304,512
   Accounts payable, related parties           346,382       232,730
   Unearned income, current portion             10,260        23,333
                                            -----------   -----------
     Total Current Liabilities               1,748,179     1,585,368

Unearned income, net of current portion              -         9,722
Notes payable, net of current portion          665,222        11,994
                                            -----------   -----------
     Total Liabilities                       2,413,401     1,607,084
                                            -----------   -----------

Commitments and contingencies                        -             -
Stockholders' Equity
   Preferred stock - $.04 par value,
     2,500,000 shares authorized,
     none issued and outstanding                     -             -
   Common stock - $.004 par value,
     12,500,000 shares authorized;
     805,508 and 780,508 shares
     issued and outstanding as of
     September 30, 1996 and March 31,
     1996, respectively                          3,222         3,122
   Additional paid-in capital                  497,023       467,123
   Accumulated deficit                        (758,234)     (532,224)
                                            -----------   -----------
Total Stockholders' Equity                    (257,989)      (61,979)
                                            -----------   -----------
Total Liabilities and Stockholders' Equity  $2,155,412    $1,545,105
                                            ==========    ==========

                          REDWOOD BROADCASTING, INC.
                         and CONSOLIDATED SUBSIDIARIES

                           STATEMENTS OF OPERATIONS

                                             Six Months    Six Months
                                               Ended         Ended
                                           September 30  September 30
                                                1996          1995
                                            -----------   -----------
Total Revenues                                 139,392       375,282
   Less agency commission                        8,545        33,723
                                            -----------   -----------
Net Revenues                                   130,847       341,559

Operating Expenses:
   Station operating expenses
     excluding depreciation
     and amortization                          229,099       437,159
   Depreciation and
     amortization                               47,447             -
   Corporate general and
     administrative expenses                    22,804        34,681
                                            -----------   -----------
Total operating expenses                        299,350      471,840

Operating loss                                (168,503)     (130,281)

Other expense
   Other expense                                45,432             -
   Interest expense                             12,075        17,357
                                            -----------   -----------
Total other expense                             57,507        17,357
                                            -----------   -----------
Net loss                                      (226,010)     (147,638)
                                            ===========   ===========
Net loss per share                               (0.29)        (0.25)
                                            ===========   ===========
Weighted average shares
  outstanding                                  793,008       600,008
                                            ===========   ===========


                                          REDWOOD BROADCASTING, INC.
                                         and CONSOLIDATED SUBSIDIARIES

                                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                           AS OF SEPTEMBER 30, 1996

                                                 Common Stock
                                         ---------------------------    Paid-In    Accumulated
                                           No./Shares      Amount       Capital      Deficit         Total
                                          ------------   ----------    ---------   -----------    -----------
Balance at July 31, 1993                          -             -             -            -              -

Common stock issued                         300,000         1,200         2,300            -          3,500

Net (loss) for the year ended July 31, 1994       -             -             -      (3,112)        (3,112)
                                            -------       -------     ---------   ----------     ----------
Balance at July 31, 1994                    300,000         1,200         2,300      (3,112)            388

Capital contribution                              -             -       241,798            -        241,798

Reorganization (Note 1)                     300,008         1,200        10,447            -         11,647

Net (loss) for the year ended July 31, 1995       -             -             -    (160,453)      (160,453)
                                            -------       -------     ---------   ----------     ----------
Balance at July 31, 1995                    600,008         2,400       254,545    (163,565)         93,380

Common stock issued in private placement     25,000           100        29,900            -         30,000

Common stock issued in debt conversion      150,000           600       179,400            -        180,000

Common stock issued for services              5,500            22         3,278            -          3,300

Net (loss) for the eight month period
  ended March 31, 1996                            -             -             -    (368,659)      (368,659)
                                            -------       -------     ---------   ----------     ----------
Balance at March 31, 1996                   780,508       $ 3,122     $ 467,123   $(532,224)       (61,979)

Common stock issued in private placement     25,000           100        29,900            -         30,000

Net loss for the six month period
  ended September 30, 1996                        -             -             -    (226,010)      (226,010)
                                            -------       -------     ---------   ----------     ----------
Balance at September 30, 1996               805,508         3,222       497,023    (758,234)      (257,989)
                                            =======       =======     =========   ==========     ==========
/TABLE

                          REDWOOD BROADCASTING, INC.
                         and CONSOLIDATED SUBSIDIARIES

                           STATEMENTS OF CASH FLOWS

                                               Six            Six
                                              Months         Months
                                              Ended          Ended
                                           September 30   September 30
                                               1996           1995
                                           ------------   ------------

Cash Flows from operating activities:
  Net (loss)                                 (226,010)      (147,638)
  Adjustments to reconcile net income
    to net cash provided (used) by
    operating activities:
      Depreciation                             47,447              -
      Decrease in Deferred Reserve             22,795              -
      (Increase) decrease in accounts
        receivable                             37,793       (112,249)
      (Increase) decrease in other
        current assets                          3,042        (58,365)
      Increase (decrease) in accounts
        payable and accrued expenses          (25,051)        72,393
      Increase (decrease) in other
        current liabilities                   113,652         29,263
                                           -----------    -----------
Net cash provided (used) by operating
  activities                                  (26,335)      (216,596)

Cash flows from investing activities:
  (Acquisition) disposition of property
   and equipment                             (744,176)    (1,262,566)
                                           -----------    -----------
Net cash provided (used) by investing
  activities                                 (744,176)    (1,262,566)

Cash flows from financing activities:
  Proceeds from (repayment) of notes
    payable                                   751,393      1,449,605
  Proceeds from common stock issuance          30,000         11,647
                                           -----------    -----------
Net cash provided (used) by financing
  activities                                  781,393      1,461,252
                                           -----------    -----------
Increase (decrease) in cash                    10,882        (17,910)

Cash, beginning of period                     (23,188)        10,895
                                           -----------    -----------
Cash, end of period                           (12,306)        (7,015)
                                           ===========    ===========


                          REDWOOD BROADCASTING, INC.
                         and CONSOLIDATED SUBSIDIARIES

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)  BASIS OF PRESENTATION
     ---------------------
     The consolidated balance sheet as of September 30, 1996, the consolidated statements of operations for the six months ended September 30, 1996 and 1995, the consolidated statements of changes in stockholders' equity for the six months ended September 30, 1996, the eight months ended March 31, 1996 and the two years ended July 31, 1995, and the consolidated statement of cash flows for the six months ended September 30, 1996 and 1995 have been prepared by the Company and are unaudited. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, changes in equity and cash flows at September 30, 1996, and for all periods presented, have been made.

     Financial statements prepared in accordance with generally accepted accounting principles require management's estimates and assumptions. Significant assumptions in the accompanying financial statements relate to the Company's ability to continue as a going concern as described in
Note 9, and estimated useful lives of property and equipment as disclosed in
Note 5. The ultimate resolution of the reasonableness of the related assumptions cannot presently be determined. Actual results could differ from the Company's estimates.

     All intercompany accounts and transactions have been eliminated in the consolidated financial statements. All references to "the Company" refer to RBI and consolidated subsidiaries.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------
     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

     (a)  GENERAL DEVELOPMENT OF THE BUSINESS
          -----------------------------------
          Redwood Broadcasting, Inc. (RBI) was organized under the laws of the State of Colorado. Pursuant to a spin-off agreement, certain assets of its parent company were contributed to RBI in exchange for 300,008 shares of RBI, $.004 par value common stock. Pursuant to the terms of the agreement, the 300,008 shares were issued in escrow with the provision that upon the effective date of a registration statement the shares would be distributed to the shareholders of record as of December 16, 1994 of RBI's parent.

          By agreement dated June 16, 1995, RBI issued 300,000 shares of its common stock for one hundred percent of the issued and outstanding common stock of Redwood Broadcasting, Inc. (RBI). The shareholders of RBI and affiliates acquired 97,000 shares of the outstanding shares of RBI from RBI shareholders and as disclosed in Note 3 entered into a put arrangement on the remaining 203,008 shares of RBI outstanding. Subsequent to the RBI business combination, and effective September 30, 1995 RBI agreed to issue 150,000 shares of RBI common stock to Redwood MicroCap Fund, Inc. (MicroCap) in lieu of cash or money payment of an obligation to MicroCap totalling $180,000. MicroCap was the former controlling shareholder of RBI. This business combination with RBI was accounted for as a reverse acquisition since the controlling shareholder of RBI controlled RBI after the business combination. The results of operations of RBI prior to June 16, 1995 have been excluded from the consolidated results of operations since the transaction was recorded as a reverse acquisition.


          Prior to RBI's business combination with RBI, RBI acquired a ninety percent (90%) ownership interest in Solo Yolo Broadcasting (Solo Yolo), a California general partnership, from MicroCap. Solo Yolo's only business activity was filing an application for an FM construction permit for Esparto, California. Solo Yolo was one of only two applicants to file for the same permit. Solo Yolo was paid $18,000 in cash in exchange for withdrawing its application.

          Also prior to the business combination, RBI formed a wholly-owned subsidiary, Alta California Broadcasting, Inc. (Alta), to pursue radio acquisition opportunities in northern California.

          In June, 1994, Alta entered into as asset purchase agreement to acquire radio stations KHSL AM-FM located in Chico, California for $1,150,000.

          The $1,150,000 purchase price was allocated as follows:

               Land                     $  600,000
               License                     350,000
               Station Assets              200,000
                                        ----------
                                        $1,150,000
                                        ==========

          The allocation was based on management's estimate of the current values of the assets. The land was appraised as of November, 1995 at $600,000. However, the appraisal failed to take into account a long term ground lease for use of space by a third party on the radio tower located on the property. This lease diminished the value of the property. In addition, the land was sold in April, 1995 for $450,000. Management determined that the sale price of the land at that time represented a more accurate value of the land. In light of these facts, the allocation of the purchase price was retroactively changed to reclassify the difference between the sale price of the land and the original cost allocation to land to the value of the license in the amount of $150,000.

          On February 15, 1995, Alta commenced operating KHSL AM-FM under a Local Management Agreement (LMA). On June 19, 1995 Alta completed the acquisition of KHSL AM-FM resulting in the termination of the LMA. The acquisition of KHSL AM-FM by Alta was accounted for as a purchase effective June 19, 1995. The results of operations of KHSL AM-FM have been included in the consolidated financial statements of RBI since February 15, 1995, the effective date of the LMA which transferred control to Alta.

          In March, 1995 Alta entered into a LMA with an option to purchase radio station KCFM FM (KCFM) licensed to Shingletown, California and advanced funds under a purchase option agreement to the license holder of KCFM to build the station. In August 1995, KCFM began commercial broadcasting. In September, 1995 KCFM changed its call letters to KHZL FM
     (KHZL). As of June 30, 1996 Alta had advanced $50,000 to the license holder which were to be fully credited against the purchase price. On July 31, 1996 Alta completed the acquisition of KHZL by paying $15,000 in cash (in addition to monies previously advanced) and issuing a note payable for $155,000. On September 27, 1996, Alta changed KHZL call letters to KRDG-FM ("KRDG").

          In December, 1995, Alta executed a Letter of Intent regarding the acquisition by Alta's wholly-owned subsidiary, Northern California Broadcasting, Inc., of radio station KNNN licensed to Central Valley, California, for a total purchase price of $825,000. $325,000 of the Purchase Price was paid in certified funds at closing, and the balance, $500,000, in the form of a promissory note. The acquisition of KNNN was consummated in September, 1996.

     (b)  BAD DEBTS
          ---------
          An allowance for doubtful accounts receivable has been provided based on the Company's past collection history.

     (c)  PROPERTY AND EQUIPMENT
          ----------------------
          Property and equipment are carried at cost, net of accumulated depreciation. Depreciation is provided on a straight-line basis over estimated useful lives ranging from three to twenty years.

     (d)  CONCENTRATION OF CREDIT RISK
          ----------------------------
          Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company grants credit to various businesses principally in California.

     (e)  ADVERTISING COSTS
          -----------------
          Advertising costs are expensed as incurred.

     (f)  GEOGRAPHIC AREA OF OPERATIONS AND INTEREST RATES
          -------------------------------------------------
          The Company's radio stations broadcast principally in northern California. The potential for severe financial impact can result from negative effects of economic conditions within a market or geographic area. Since the Company's business is principally in one area, this concentration of operations results in an associated risk and uncertainty.

     (g)  REVENUE RECOGNITION
          -------------------
          Revenues are recognized when advertisements are aired.

     (h)  LOSS PER SHARE
          --------------
          Loss per share is based on the weighted average number of common shares and common equivalent shares (where inclusion of such equivalent shares would not be anti-dilutive) outstanding during the year.

     (i)  INTANGIBLE ASSETS
          -----------------
          Intangible assets, including licenses and goodwill, are being amortized over their estimated useful lives. No amortization period exceeds 40 years. The Company periodically evaluates the value of its intangible assets and if the cost of such assets are in excess of associated expected operating cash flows, the related assets are written down to fair value.

3.)  NOTES PAYABLE
     -------------
     Notes payable as of September 30, 1996 is comprised of the following:

     Note payable to seller of KMNN-FM radio
     (corporation), interest payable @ 8.5% per
     annum.  The note is due September, 2006.
     The note is collateralized by the assets
     of the station                                  498,228

     Note payable to seller of KRDG-FM radio
     (individual), interest accrues @ 8.25%
     per annum.  The note plus accrued interest
     is due in July, 2001.  The note is collater-
     alized by the assets of the station             155,000

     Note payable to a related party (corporation),
     interest accrues @ 14% per annum.  The note
     plus accrued interest is due in March, 1997     100,000

     Other notes payable, various interest rates
     ranging from 10%-18%.  The notes are due at
     different times through September, 1997.
     Certain notes are guaranteed by MicroCap.       738,833
                                                    --------
     Total                                         1,491,561

     Current portion                                 826,339

     Long term portion                               665,222


(4)  PROPOSED SECURITIES OFFERING
     ----------------------------
     RBI is proposing to offer securities to the public through a Registration Statement Form SB-2, pursuant to the Securities Act of 1933. The proposal includes four offerings as follows:

          (a) The first proposed offering relates to the distribution of up to 300,008 shares of common stock to shareholders of RBI's former parent of record as of December 16, 1994. RBI will not receive any proceeds from the distribution of the shares.

          (b) The second proposed offering relates to the distribution by RBI of up to 203,008 common stock put options (puts) pursuant to the terms of the RBI business combination agreement. The puts will require RBI to purchase and redeem any and all shares tendered at a price of $1.50 per share. The puts will be exercisable for a period of ninety days following the effective date of the Registration Statement. RBI will not receive any proceeds from the distribution of the puts. Since RBI agreed to redeem up to 203,008 of the shares outstanding at $1.50 per share as part of the RBI business combination agreement, RBI has shown this commitment as a liability in the financial statements under the caption, securities subject to mandatory redemption.

          (c) The third proposed offering relates to the offer and sale of 305,058 shares of common stock by certain shareholders of RBI. RBI will not receive any proceeds from the sale of the common stock by the selling shareholders.

          (d) The final proposed offering relates to selling up to 400,000 shares of RBI common stock at $2.00 per share.

          RBI will bear the cost of the proposed offering. If the offering is successful, the offering costs will be offset against the proceeds of the offering. If the offering is not successful, the costs will be charged to operations as a period expense. As of September 30, 1996, RBI had incurred $68,500 in offering costs. These costs are included in Other Assets.

(5)  PROPERTY AND EQUIPMENT
     ----------------------

     The Company's property and equipment as of September 30, 1996 is summarized as follows:

          Land                               $        -
          Building and improvements              24,671
          Furniture and equipment                 9,159
          Radio broadcasting equipment        1,367,284
          Computer equipment                     42,001
                                             ----------
                                              1,443,115
          Accumulated depreciation              122,302
                                             ----------
          Total                               1,320,813
                                             ==========

(6)  INDEMNIFICATION
     ---------------
     In accordance with the Colorado Business Corporation Act, RBI has included a provision in its Articles of Incorporation to limit the personal liability of its officers and directors to the maximum extent provided under Colorado law.

(7)  PREFERRED STOCK
     ---------------
     The Company has 2,500,000 shares of $.04 par value preferred stock authorized. Preferences may be determined by the Company's Board of Directors. As of September 30, 1996 there were no preferred shares issued.

(8)  UNEARNED INCOME
     ---------------
     RBI was formed in 1993 to pursue the acquisition of radio station KNBA licensed in Vallejo, California. RBI entered into a joint venture to acquire KNBA and in October, 1993 completed the acquisition of the station. Effective November 1994, RBI sold its 50% interest in the joint venture. In addition to receiving $180,000 in cash for this 50% interest, RBI received $70,000 cash for a three-year covenant not to compete. This covenant is being amortized into income on a straight-line basis over a three-year term.

(9)  BASIS OF PRESENTATION
     ---------------------
     The accompanying financial statements have been prepared in conformity with generally-accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained operating losses since its inception and has a net working capital deficiency.

     Since September 30, 1996, the Company has taken several steps in an effort to improve its working capital. The sale of KHSL will, subject to FCC approval, generate approximately $1,200,000 in cash at closing, which is expected to occur during the last quarter of fiscal 1997. The Company plans to use the proceeds of the sale to significantly reduce its outstanding notes payable.

     In addition, in April 1996, the Company sold the Chico Property for a purchase price of $450,000. In August 1996, the Company completed a private placement of Common Stock in which it sold 37,750 shares of Common Stock to four investors for an aggregate purchase price of $45,300, or $1.20 per share. In addition, in December 1996, the Company completed a private placement to one affiliated investor consisting of 100,000 shares of Common Stock at $1.20 per share. Finally, the Company is registering for sale an aggregate of 400,000 shares of Common Stock which it intends to offer to the public at a price of $2.00 per share upon the effective date of a Registration Statement. While the proposed public offering will be offered and sold through the Company's officers and directors without a firm commitment from an underwriter, the Company is optimistic that the public offering can be consummated and that the net proceeds, estimated to be $670,000, will be made available during the fourth quarter of fiscal 1997 for working capital.

     Finally, the Company's principal shareholder, Redwood Microcap, has agreed to provide working capital to complete the radio station construction in Payson, Arizona and to cover the first three months of operating expenses for that new station.

     Management believes that the foregoing measures will provide sufficient liquidity and capital resources for the Company to continue its current operations and complete pending development opportunities, all of which have been calculated to improve the Company's results of operations over the next 12 months.

(10) LEASE COMMITMENTS
     -----------------
     Effective December 18, 1994, Alta entered into a five-year lease for studio space for radio station KHZL located in Redding, California. The monthly rental payments under the terms of the lease are as follows:

               $  800 per month in 1995
                  900 per month in 1996
                  950 per month in 1997
                  990 per month in 1998
                1,040 per month in 1999

     Future minimum rental payments under operating leases with terms greater than one year are summarized as follows:

          Year ended March 31, 1997             $ 8,250
          Year ended March 31, 1998              11,520
          Year ended March 31, 1999              12,030
          Year ended March 31, 2000               9,360

(11) DELINQUENT PAYROLL TAXES
     ------------------------
     As of September 30, 1996 the Company had payroll taxes payable of $83,221 which were delinquent. Management anticipates utilizing the proceeds from certain asset sale transactions to retire this obligation. The Company is currently remitting payroll tax withholdings on a timely basis.

                    Index to Pro Forma Financial Statements

                       REDWOOD BROADCASTING, INC. (RBI)
                               KHSL AM-FM (KHSL)

              Pro Forma Combined Financial Statements (Unaudited)

                                                            Page
                                                            ----
  Pro Forma Financial Statements:

    Pro Forma Balance Sheet September 30, 1996              F-52

    Pro Forma Statement of Operations, Six Months
      Ended September 30, 1996                              F-53

    Notes to Pro Forma Financial Statements                 F-54


                                          REDWOOD BROADCASTING, INC.

                                            PRO FORMA BALANCE SHEET
                                              September 30, 1996
                                                  (Unaudited)
                                                                     Pro Forma        Pro Forma
                                                    (RBI)           Adjustments       Combined
                                                ------------    ------------------  ------------
                                                    ASSETS
                                                    ------
Current Assets:
 Cash                                           $          -      $339,661  (1)      $  339,661
 Accounts receivable, net of
   allowance for doubtful accounts                    49,041                             49,041
 Other                                                70,851                             70,851
                                                 ------------    -----------        ------------
   Total Current Assets                              119,892        339,661             459,553

 Property and equipment, net of
   accumulated depreciation                        1,320,813       (213,308) (1)      1,107,505
 License, net of accumulated
  amortization                                       470,833       (470,833) (1)              -
 Notes receivable                                          -        200,000  (1)        200,000
 Other assets                                        243,874                            243,874
                                                 ------------   ------------        ------------
Total Assets                                     $ 2,155,412     $  (144,480)       $ 2,010,932
                                                 ============    =============      ============

                                                  LIABILITIES
                                                  -----------
Current Liabilities:
 Outstanding checks in excess of
   amounts reported by banks                     $    12,306      $                  $   12,306
 Accounts payable and accrued expenses               248,380       (100,000) (1)        148,380
 Notes payable, current portion                      826,339       (826,339) (1)              -
 Common stock subject to mandatory
   redemption                                        304,512                            304,512
 Accounts payable, related parties                   346,382                            346,382
 Unearned income, current portion                     10,260                             10,260
                                                 -----------     -----------       ------------
   Total Current Liabilities                       1,748,179       (926,339)            821,840

 Unearned income, net of current portion                   -                                  -
 Notes payable, net of current portion               665,222                            665,222
                                                 ------------    -----------        ------------
   Total Liabilities                               2,413,401       (926,339)          1,487,062
                                                 ------------    -----------        ------------

Stockholders' Equity:
 Common stock                                          3,222                              3,222

 Additional paid-in capital                          497,023                            497,023

 Retained earnings, accumulated (deficit)           (758,234)        781,859 (1)         23,625
                                                 ------------    ------------      -------------
   Total Stockholders' Equity (Deficit)             (257,989)        781,859            523,870
                                                 ------------    ------------      -------------
Total Liabilities and Stockholders'
Equity (Deficit)                                 $ 2,155,412      $ (144,480)       $ 2,010,932
                                                 ===========      ===========       ===========

The accompanying notes are an integral part of the financial statements.

                                          REDWOOD BROADCASTING, INC.

                                       PRO FORMA STATEMENT OF OPERATIONS
                                      SIX MONTHS ENDED SEPTEMBER 30, 1996
                                                  (Unaudited)
                                                                               Pro Forma     Pro Forma
                                         (RBI)       (KHSL)        (KNNN)     Adjustments    Combined

REVENUE:
  Total revenues                       $ 139,392    $ (24,170)    $ 224,651   $              $ 339,873
    Less agency commissions                8,545            -        23,228                     31,773
                                       ----------   ----------    ----------  ---------     -----------
      Net revenues                       130,847      (24,170)      201,423                    308,100
                                       ----------   ----------    ----------  ---------     -----------
OPERATING EXPENSES:
  Station operating expenses exclud-
    ing depreciation and amortization    229,099      (67,641)      208,153                    369,611
  Depreciation and amortization           47,447      (35,744)        4,308     40,889 (2)      56,900
  Corporate general and
    administrative expenses               22,804            -             -          -          22,804
                                       ----------   ----------    ----------  ---------     -----------
     Total Operating Expenses            299,350     (103,385)      212,461     40,889         449,315
                                       ----------   ----------    ----------  ---------     -----------
Operating Income (Loss)                 (168,503)      79,215       (11,038)   (40,889)       (141,215)
                                       ----------   ----------    ----------  ---------     -----------
Other Income (Expense):
  Other income (expense)                 (45,432)      80,000        (7,761)                    26,807
  Interest expense                       (12,075)           -       (13,877)         -         (25,752)
                                       ----------   ----------    ---------- ---------      -----------
    Total Other Income (Expense)         (57,507)      80,000       (21,638)         -             855
                                       ----------   ----------    ----------  ---------     -----------
Net (Loss)                             $(226,010)   $ 159,215     $ (32,676)  $(40,889)      $(140,360)
                                       ==========   =========     ==========  =========      ==========
Net (Loss) per Common Share            $   (0.29)                                            $   (0.14)
                                       ==========                                            ==========
Total Number of Common
Shares Outstanding                       793,008                                               793,008
                                         =======                                               =======

The accompanying notes are an integral part of the financial statements.

                          REDWOOD BROADCASTING, INC.

                    NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                  (Unaudited)

(A)  GENERAL
     -------
The Company entered into a contract to sell radio station KHSL AM-FM for $1,266,000 cash and a note receivable of $200,000. From the sale proceeds $826,339 of notes payable are expected to be paid. Since execution of the sale agreement, the radio station has been operated by the prospective purchaser under a LMA. Closing of this transaction is pending regulatory approval.

(B)  PRO FORMA INFORMATION
     ---------------------
The proforma balance sheet as of September 30, 1996 gives effect to the above transaction.

The pro forma statement of operations gives effect to the operations of KHSL-AM/FM for the six months ended September 30, 1996 being excluded and the operations of KNNN-FM for the six months ended September 30, 1996 being included.

(C)  PRO FORMA ADJUSTMENTS
     ---------------------
     (1)  To record the sale of KHSL AM-FM radio.

     (2)  To record the amortization of the purchased license cost of KNNN.

                          REDWOOD MICROCAP FUND, INC.

                             FINANCIAL STATEMENTS

                          REDWOOD MICROCAP FUND, INC.
                         and CONSOLIDATED SUBSIDIARIES

                             FINANCIAL STATEMENTS


             As of and for the Six Months Ended September 30, 1995


                               TABLE OF CONTENTS
                               -----------------
                                                                      Page


     Financial Statements:

         Statement of Investments in Unaffiliated Issuers
         as of September 30, 1995                                     F-57

         Statement of Investments in Affiliated Issuers
         as of September 30, 1995                                     F-58

         Assets and Liabilities as of September 30, 1995              F-59

         Capital Stock and Accumulated Gain as of
         September 30, 1995                                           F-60

         Statement of Operations for Six Months Ended
         September 30, 1995                                           F-61

         Statement of Cash Flows for the Six Months Ended
         September 30, 1995                                           F-62

         Statements of Changes in Net Assets for the Years
         Ended March 31, 1995, 1994 and the Six Months
         Ended September 30, 1995 Unaudited                           F-63

         Notes to Financial Statements                                F-63

     Financial Highlights                                             F-66

STATEMENT OF INVESTMENTS IN UNAFFILIATED ISSUERS AS OF SEPTEMBER 30, 1995
-----------------------------------------------------------------------------
     UNITS,
   SHARES OR
   WARRANTS     COMMON STOCKS AND PREFERRED STOCKS - 20.19%(d)    VALUE(a)
------------    ----------------------------------------------  ------------

                                 COMMON STOCKS
                                 -------------
Communications -.00%
   12,110    Discovery Technologies, Inc. (class "C" warrants)             0
                                                                ------------
Entertainment - .35%
   22,360    Global Casinos, Inc. (b)                                  6,987
                                                                ------------
Medical Services & Research - 5.58%
   50,000    Immucell, Inc.                                          112,500
                                                                ------------

Retail -  00%
   65,800    Bali Jewelry Ltd.                                             0
                                                                ------------

                               PREFERRED STOCKS
                               ----------------
Entertainment - 9.92%
  125,000    Global Casinos, Inc. (b)
             (Convertible Preferred)                                 200,000
                                                                ------------

Manufacturing - 4.34%
  171,569    Optek Music Systems, Inc.
             Series A Convertible Non-voting (b)                      87,500
                                                                ------------

TOTAL COMMON AND PREFERRED STOCKS (COST $533,283)               $    406,987
                                                                ------------

/TABLE

STATEMENT OF INVESTMENTS IN AFFILIATED ISSUERS AS OF SEPTEMBER 30, 1995
-----------------------------------------------------------------------------
  SHARES       Common Stocks - 61.86% (c)(d)                      VALUE(a)
----------   ----------------------------------------------     ------------
  696,617    Airsoft, Inc. (b)                                  $    81,435
  650,000    California Progressions, Inc. (b)                       65,000
   68,000    Intelligent Financial Holdings Corporation (b)          81,600
  172,500    Premier Concepts, Inc. (b)                             160,418
   47,360    Premier Concepts, Inc.                                  35,520
   76,250    Premier Concepts, Inc. - warrants (b)                        0
  195,370    Redwood Broadcasting, Inc. (b)                         160,997
  500,000    Redwood Energy, Inc.- Escrow (b)                         3,676
  530,919    Redwood Energy, Inc.-Seed (b)                           98,100
       50    Redwood Properties, Inc. (b)                            10,037
      501    TDP Energy Company (b)                                 550,000
                                                                ------------
                                                                  1,246,783
                                                                ------------
PRINCIPAL      Corporate Notes - 14.91%
---------    ------------------------
 $ 150,447   Buttes Energy Company, 6% quarterly,
             due on demand (b)                                      150,477

   85,944    Northpark Office Building, 50% of cash flow,
             payable monthly, due on demand                         150,000
                                                                ------------
                                                                    300,477
                                                                ------------
             Other Investments - 4.22%(d)
             ----------------------------
   14,384    Los Molinos Broadcasting                                60,000
   14,851    Northern California Broadcasting                        14,851
   10,250    Palo Verde Group                                        10,250
                                                                ------------
                                                                     85,101
                                                                ------------

Total Investments in Securities, Corporate Notes and Other
  Investments of Affiliated Issuers (cost $1,139,761)           $ 1,632,361
                                                                ------------
Total Investments In Securities of Unaffiliated
 Issuers (cost $533,283)                             20.19 %    $   406,987
Total Investments In Securities of Affiliated
 Issuers (cost $1,139,761)                           80.99 %      1,632,361
                                                    --------    ------------
Total Investments In Securities                     101.18 %      2,039,348
Other Liabilities, Net of Assets                     (1.18)%        (23,879)
                                                    --------    ------------
TOTAL NET ASSETS                                    100.00 %    $ 2,015,469
                                                    ========    ===========

(a)  See Note 1 of notes to financial statements.
(b)  Restricted security, see Note 2 of notes to financial statements.
(c)  See Note 3 of notes to financial statements.
(d)  Non-income producing securities


/TABLE

ASSETS AND LIABILITIES AS OF SEPTEMBER 30, 1995
-----------------------------------------------------------------------------
                                                   NOTES
ASSETS                                             -----
------
Investments in Securities:
-------------------------
Investments in securities of unaffiliated
  issuers (identified cost $533,283)               2,3,4       $    406,987
Investments in securities of affiliated
  issuers (identified cost $1,139,761)             2,3,4          1,632,361
                                                                ------------
Total                                                             2,039,348
                                                                ------------
Cash and Equivalents                                                 28,132

Other Receivables                                    6              232,938

Other Assets                                                          5,881
                                                                ------------
Total Assets                                                      2,306,299
                                                                ------------

LIABILITIES
-----------
Payables:
--------
Accounts payable                                                     42,035
Payable to officers & affiliates                     6               77,076
Other payables                                                       19,091
Deferred tax liability                               5              108,000
Income tax payable                                   5               19,628
Note payable                                         7               25,000
                                                                ------------
Total Liabilities                                                   290,830
                                                                ------------

Net Assets                                                      $ 2,015,469
                                                                ===========
Net Asset Value Per Share                                       $      .916
                                                                ===========

CAPITAL STOCK AND ACCUMULATED GAIN AS OF SEPTEMBER 30, 1995
-----------------------------------------------------------------------------

                                                   NOTES
                                                   -----
Common Stock, $.001 par value, 500,000,000
  shares authorized, 2,337,219 issued;
  2,200,000 outstanding                                         $     2,200
                                                                ------------
Treasury stock - at cost, 137,219 shares                            (25,439)
                                                                ------------
Additional paid-in capital                                        1,865,545
                                                                ------------
Net Accumulated Gain:
--------------------
Net Investment loss                                              (1,775,146)
Accumulated net realized gain                                     1,582,005
Net unrealized appreciation of investments           4              366,304
                                                                ------------
Net Accumulated Gain                                                173,163
                                                                ------------

Total Capital Stock and Accumulated Gain                       $  2,015,469
                                                               ============

                       See notes to financial statements

STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1995
-----------------------------------------------------------------------------

Investment Income:
-----------------
Interest income from affiliated companies                        $    7,354
Interest income from nonaffiliated companies                              6
Consulting income                                                    33,000
Other Income                                                          5,850
                                                                ------------
Total Income                                                         46,210
                                                                ------------
Expenses:
--------
Salaries                                                             76,812
Professional fees                                                    26,027
Office expense                                                       20,071
Reports to shareholders                                               1,814
Insurance                                                             8,921
Interest                                                              4,276
Custodian fees                                                          792
Travel                                                                5,262
Other                                                                 2,680
                                                                ------------
Total expenses                                                      146,655
                                                                ------------
Net Investment Loss                                                (100,445)
                                                                ------------

Net Realized Gain and Unrealized Appreciation on Investments:
------------------------------------------------------------
Net realized gain from investment transactions                       21,258
Unrealized appreciation of investments                              130,909
                                                                ------------

Net Realized Gain and Unrealized Appreciation on Investments        152,167
                                                                ------------
Net Increase in Net Assets From Operations Before Tax                51,722

Income Tax Provision                                                      0
                                                                ------------
Net Increase in Net Assets From Operations                      $    51,722
                                                                ===========


                       See notes to financial statements

CASH FLOWS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1995
-----------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
------------------------------------
Net increase in Net Assets from Operations                       $   51,722
Adjustments to reconcile net increase in
net assets to cash used in operations:
  Unrealized appreciation of investments                           (130,909)
  Net realized gain from investment transactions                    (21,258)

Change in:
   Other assets                                                          69
   Accounts Payable                                                  13,180
   Other Receivables                                               (201,525)
   Other Payables                                                    (7,041)
   Income Tax Payable                                                (2,645)
                                                                ------------
   Cash used in Operating Activities                               (298,407)

CASH FLOWS FROM INVESTING ACTIVITIES:
------------------------------------
  Purchase of Investments                                          (103,815)
  Proceeds from Sale of Investments                                 191,712
  Proceeds from Note Receivable                                     110,196
                                                                ------------
  Cash Provided by Investing Activities                             198,093

CASH FLOWS FROM FINANCING ACTIVITIES:
------------------------------------
  Principle payment on Note Payable                                 (50,000)
  Proceeds from Loans with Affiliates & Officers                     51,980
  Proceeds from sale of common stock                                201,650
  Principal payments on loans with Affiliates & Officers            (81,983)
                                                                ------------
  Cash Provided by Financing Activities                             121,647

NET INCREASE IN CASH AND CASH EQUIVALENTS                            21,333

CASH AND CASH EQUIVALENT AT BEGINNING OF PERIOD                       6,799
                                                                ------------
CASH AND CASH EQUIVALENT AT END OF PERIOD                       $    28,132
                                                                ===========

Supplemental Disclosure of Cash Flow Information:

   Cash paid during the period for interest was $ 4,276
                                               =======

STATEMENTS OF CHANGES IN NET ASSETS FOR THE YEARS ENDED MARCH 31, 1995, 1994
AND THE SIX MONTHS ENDED SEPTEMBER 30, 1995 UNAUDITED
-----------------------------------------------------------------------------
                                                       (Unaudited)
                                                        For the
                                                    Six Months Ended
                                      NOTES        September 30, 1995         1995                1994
                                      -----        ------------------     ------------        ------------
From Operations:
---------------
Net investment income/(loss)                             (100,445)         $   (53,465)        $   82,849
Net realized gain/(loss) from
 investment transactions                                   21,258              (20,313)         1,120,938
Net change in unrealized
appreciation/(depreciation)
of investments                                            130,909              348,014           (459,854)

Income tax provision                  5                         0             (100,849)           (26,500)
                                                      ------------         ------------       ------------
Net increase in net assets from
 operations                                                51,722              173,387            717,433
Capital Stock issuance                                    201,650

Net Assets-beginning of period                          1,762,097            1,588,710            871,277
                                                      ------------         ------------       ------------
Net Assets-end of period                              $ 2,015,469          $ 1,762,097        $ 1,588,710
                                                      ===========          ===========        ===========

                      See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------
Redwood MicroCap Fund, Inc., (the Fund) is registered under the Investment Company Act of 1940, as amended, as a closed-end investment company. The Fund invests in a broad range of small speculative stocks traded in the over-the-counter market, real estate, radio broadcasting, and the petroleum industry. The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.

     Investment Valuation -
     --------------------
     Investments in securities traded in the over-the-counter market are valued at the reported sales prices as obtained from NASDAQ, or at the bid prices from the brokers that make markets in such securities, on the last business day of the year. Investments in securities traded on national exchanges are valued at last reported sales prices. Investments in restricted securities, corporate notes, other investments, and in securities which are thinly traded totaling $1,845,248 are valued at their fair value as determined in good faith under procedures established by and under the direction of the Fund's Board of Directors.

     Federal Income Taxes -
     --------------------
     The Fund has not elected to be treated for Federal tax purposes as a "regulated investment company" under Subchapter M of the Internal Revenue Code. Consequently, investment income and realized capital gains are taxed to the Fund at the tax rates applicable to corporations.

     On April 1, 1993, the Fund adopted SFAS No. 109, "Accounting for Income Taxes." Under SFAS 109, a current or deferred income tax liability or asset is recognized for timing differences which exist in the recognition of certain income and expense items for financial statement reporting purposes in periods different than for tax reporting purposes. The provision for income taxes is based on the amount of current and deferred income taxes payable or refundable at the date of the financial statements as measured by the provisions of current tax laws.

     Other -
     -----
     Investment transactions are accounted for on the date the investments are purchased or sold (trade date). Realized gains and losses from investment transactions and unrealized appreciation and depreciation of investments are reported on a first-in, first-out basis.

     Statement of Cash Flows -
     -----------------------
     The Fund considers all highly liquid investments with maturities of three months or less to be cash equivalents.

2.   RESTRICTED SECURITIES
     ---------------------
Restricted securities are those securities which have been acquired from an issuer without registration under the Securities Act of 1933. Restricted securities generally cannot be sold by the Fund except pursuant to an effective registration or in compliance with Rule 144 of the Securities Act of 1933. Valuations for such securities, as well as certain thinly-traded securities and corporate notes, have been determined in good faith by the Fund's Board of Directors. The following schedule provides certain information with respect to restricted securities held by the Fund as of September 30, 1995, which securities comprised 82.18% of the Fund's net assets at such time:

                                   Date of                          Fair
Description                      Acquisition           Cost         Value
-----------                   -----------------    -----------  ------------
Airsoft, Inc.                  February 1, 1993    $    81,435   $    81,435
Buttes Energy Company          December 22, 1993       150,477       150,477
California Progressions, Inc.  November 21, 1994        65,000        65,000
Global Casinos, Inc.           March 15, 1994                0         6,987
Global Casinos
  (Convertible preferred)      May 17, 1994            250,000       200,000
Intelligent Financial
  Holding Corp.                July 7, 1995             81,600        81,600
Optek Music Systems            August 27, 1993         178,383        87,500
Premier Concepts, Inc.         February 28, 1994       160,418       160,418
Premier Concepts, Inc. -
  warrants                     September 1, 1994             0             0
Redwood Broadcasting, Inc.     June 15, 1993           160,997       160,997
Redwood Energy, Inc. -Escrow   June 29, 1994             3,676         3,676
Redwood Energy, Inc. -Seed     June 29, 1994            98,100        98,100
Redwood Properties, Inc.       April 16, 1992           40,494        10,037
TDP Energy Company             December 22, 1993        84,429       550,000
                                                   -----------   -----------
Total                                              $ 1,355,009   $ 1,656,227
                                                   ===========   ===========

With the exception of Global Casinos, Inc. and Premier Concepts, Inc., the Fund has no right to require registration of the above restricted securities. As of September 30, 1995, the Fund's investments in restricted securities comprised approximately 71.81% of the value of its total assets.


3.   INVESTMENTS IN SECURITIES OF AFFILIATED ISSUERS
     -----------------------------------------------
For the six months ended September 30, 1995, the Fund holds either an indirect or direct ownership of 5 percent or more of the following securities:

                                                     Fair
Description                          Cost            Value        Purchases
----------------                 ------------     -----------    ----------
Common Stock:
------------
Airsoft, Inc.                     $  81,435       $  81,435     $       -
California Progressions, Inc.        65,000          65,000
Intelligent Financial Holding Corp.  81,600          81,600        19,320
Premier Concepts, Inc.              248,125         195,938         5,000
Redwood Broadcasting, Inc.          160,997         160,997
Redwood Energy, Inc.                101,776         101,776         2,250
Redwood Properties, Inc.             40,494          10,037
TDP Energy Company                   84,429         550,000
                                -----------     -----------
                                    863,856       1,246,783
                               ------------     -----------
Corporate Notes:
---------------
Buttes Energy Company               150,477         150,477
Northpark Office Building            85,944         150,000
                               ------------     -----------
                                    236,421         300,477
                               ------------     -----------
Other Investments:
-----------------
Los Molinos Broadcasting             14,383          60,000           116
Northern California Broadcasting     14,851          14,851        14,851
Palo Verde Group                     10,250          10,250
                                  ---------       ---------
                                  $  39,484       $  85,101
                                 ==========      ==========


4.   UNREALIZED GAINS AND LOSSES
     ---------------------------
At September 30, 1995 the net unrealized appreciation of investments of $366,304 was comprised of gross appreciation of $600,902 for those investments having an excess of value over cost and gross depreciation of $234,598 for those investments having an excess of cost over value.


5.   INCOME TAX
     ----------
The Fund adopted Statement of Financial Accounting Standards No. 109, "Accounting For Income Taxes," as of April 1, 1993. The Fund had previously utilized SFAS No. 96. Adoption of SFAS No. 109 on April 1, 1993, had no cumulative effect.

The temporary differences, tax effected, which give rise to the company's net deferred tax assets as of September 30, 1995 are as follows:

Deferred Tax Assets:
-------------------
State Net Operating Loss                          $  11,000
Federal Net Operating Loss                           30,000

Deferred Tax Liabilities:
------------------------
Accretion of discount on investment                  69,000
Unrealized Gain                                      80,000
                                                  ---------
Net Deferred Tax Liability                        $ 108,000
                                                  =========

6.   TRANSACTIONS WITH OFFICERS AND AFFILIATES
     -----------------------------------------
At September 30, 1995 the Chief Financial Officer owes the Fund $7,723 for moving expenses which were paid by the Fund.

As of September 30, 1995 the fund had advanced $183,092 to Redwood Broadcasting Inc. an affiliated Company.

In addition, several affiliated companies which are included in the Fund's investment portfolio at September 30, 1995, have advanced the Fund cash during the current year and the balance at September 30, 1995 is $47,751.

At September 30, 1995, the Fund owes $29,325 to the President of the Fund for advances made to the Fund during the six months ended September 30, 1995.


7.   NOTE PAYABLE
     ------------
Note Payable at September 30, 1995, consists of borrowings from a bank of $25,000 bearing interest at a rate of 11.5%. This note was retired on October 18, 1995.

FINANCIAL HIGHLIGHTS
-----------------------------------------------------------------------------
                                       (Unaudited)
                                       For the Six
                                      Months Ended
                                      September 30,        ----For the Years Ended March 31----
                                         1995          1995         1994          1993        1992
                                     -------------    -------      -------       -------     -------
Per Share:
---------
Income from investments                  $ .021       $ .105        $ .158       $ .005       $ .001
Expenses                                  (.067)       (.183)         .129         .074         .052
                                         -------      -------       ------       ------       ------
Net investment income (loss)              (.046)       (.078)         .029         .069         .051
Net realized gain and net change in
 unrealized appreciation of investments    .069         .166          .335         .136         .255
Purchase of treasury stock                    0         .000          .000         .000         .002
                                         -------      -------       ------       ------       ------
                                           .069         .166         .335          .136         .257

Net increase in net asset value            .023         .088          .364         .067         .206
Net asset value:
Beginning of period                        .893         .805          .441         .374         .168
                                         -------      -------       ------       ------       ------
End of period                            $ .916       $ .893        $ .805       $ .441       $ .374
                                        =======       ======        ======       ======       ======

Total investment return (1)                2.58%       10.91%       86.25%       36.87%       96.53%

Ratios:
Expenses to average net assets             8.10%       14.07%       20.26%       19.41%       19.00%
Expenses to income                       317.37%      125.95%       73.38%     1409.00%     6130.00%
Net investment income/loss to
  average net assets                     (5.55)%      (2.90)%        7.35%     (18.03)%     (19.00)%

Portfolio turnover rate (2)                5.11%       29.88%      329.91%      149.73%      579.42%

------------------------------

(1) Based on the change in net asset value since there has been no distributions during the period presented. The Fund does not believe that a presentation based on changes in the market value of the Funds' common stock is appropriate considering the limited market for its stock.

(2) The lesser of purchases or sales of portfolio securities for a period, divided by the monthly average of the market value of portfolio securities owned during the period. Securities with a maturity or expiration date at the time of acquisition of one year or less are excluded from the calculation. Purchases and sales of investment securities (excluding short-term securities) for the year ended September 30, 1995, were $103,815 and $280,651, respectively.


                       See notes to financial statements

                          REDWOOD MICROCAP FUND, INC.
                         and CONSOLIDATED SUBSIDIARIES

                             FINANCIAL STATEMENTS

                                      and

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                  As of and for the Year Ended March 31, 1996


                               TABLE OF CONTENTS
                               -----------------
                                                       Page
                                                       ----

     Report of Independent Certified Public
     Accountants                                        F-68

     Financial Statements:

         Statement of Investments in Unaffiliated
         Issuers as of March 31, 1996                   F-69

         Statement of Investments in Affiliated
         Issuers as of March 31, 1996                   F-69

         Assets and Liabilities as of
         March 31, 1996                                 F-71

         Capital Stock and Accumulated Gain
         as of March 31, 1996                           F-71

         Statement of Operations for
         Year Ended March 31, 1996                      F-72

         Statement of Cash Flows for
         the Year Ended March 31, 1996                  F-73

         Statements of Changes in
         Net Assets for the Years
         Ended March 31, 1996 and 1995                  F-74

         Notes to Financial Statements                  F-74

     Financial Highlights                               F-77

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders,
Redwood MicroCap Fund, Inc.

We have audited the accompanying statement of assets and liabilities, including the statements of investments in affiliated and unaffiliated issuers, and of capital stock and accumulated gain of Redwood MicroCap Fund, Inc. (the Fund) as of March 31, 1996, and the related statements of operations, cash flows and changes in net assets for the year then ended, and the financial highlights for the year ended March 31, 1996. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audit. The statement changes in net assets of Redwood MicroCap Fund, Inc. for the year ended March 31, 1995 and the financial highlights for each of the four years in the period ended March 31, 1995 were audited by other auditors whose report dated May 12, 1995, on those statements included an explanatory paragraph that described the estimation of values of securities without readily ascertainable market values discussed in Note 1 to the financial statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at March 31, 1996 by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1996 financial statements and financial highlights present fairly, in all material respects, the financial position of Redwood MicroCap Fund, Inc. at March 31, 1996, the results of its operations and its cash flows, the changes in its net assets, and the financial highlights for the year then ended in conformity with generally accepted accounting principles.

As explained in Note 1, the financial statements include securities valued at $2,410,472 at March 31, 1996, representing 115% of net assets, whose values have been estimated by the Board of Directors in the absence of readily ascertainable market values. We have reviewed the procedures used by the Board of Directors in arriving at their estimate of value of such securities and have inspected underlying documentation, and in the circumstances, we believe the procedures are reasonable and the documentation appropriate. However, because of the inherent uncertainty of valuation, those estimated values may differ significantly from the values that would have been used had a ready market for the securities existed, and the differences could be material.

STOCKMAN KAST RYAN & SCRUGGS, P.C.

Colorado Springs, Colorado
May 24, 1996

STATEMENT OF INVESTMENTS IN UNAFFILIATED ISSUERS AS OF MARCH 31, 1996
-----------------------------------------------------------------------------
   SHARES
     OR
   UNITS                                                          VALUE(a)
-----------                                                    -------------
                              COMMON STOCK - .37%
                              -------------------
Entertainment - .37%
   22,360    Global Casinos, Inc.                              $      7,686
                                                               -------------


                          PREFERRED STOCKS - 11 .37%
                          --------------------------
Entertainment - 7.18%
  125,000    Global Casinos, Inc. (b)
             (Convertible Preferred)                                150,000

Manufacturing - 4.19%
  171,569    Optek Music Systems, Inc.
             Series A Convertible Non-voting (b)                     87,500
                                                               -------------

TOTAL PREFERRED STOCKS                                              237,500
                                                               -------------

                                OPTIONS - .37%
                                --------------
Medical - .37%
   10,000    Immucell Corporation - options                           7,774
                                                               -------------

TOTAL INVESTMENTS IN SECURITIES OF UNAFFILIATED
ISSUERS (COST $428,833)                                        $    252,960
                                                               -------------

STATEMENT OF INVESTMENTS IN AFFILIATED ISSUERS AS OF MARCH 31, 1996 (c)
-----------------------------------------------------------------------

                            COMMON STOCKS - 76.86%
                            ----------------------
Communications - 25.07%
  846,617    AirSoft, Inc. (b)                                 $     81,435
  429,270    Redwood Broadcasting, Inc. (b)                         442,397
                                                               -------------
                                                                    523,832
                                                               -------------
Oil & Gas - 41.34%
  500,000    Redwood Energy, Inc. - Escrow (b)                        3,676
  838,746    Redwood Energy, Inc. - Seed (b)                        185,111
      501    TDP Energy Co. (b)                                     675,000
                                                               -------------
                                                                    863,787
                                                               -------------
Retail - 10.45%
  650,000    California Progression, Inc. (b)                        65,000
   42,360    Premier Concepts, Inc.                                  21,180
  352,500    Premier Concepts, Inc. (b)                             132,187
                                                               -------------
                                                                    218,367
                                                               -------------
TOTAL COMMON STOCKS                                               1,605,986
                                                               -------------

                      MISCELLANEOUS INVESTMENTS - 27.77%
                      ----------------------------------
PRINCIPAL    Corporate Notes - 11.63%
---------    ------------------------
$  93,014    Buttes Energy Company, 6% quarterly,
             due on demand (d)                                       93,014

   85,944    Northpark Office Building, 50% of cash flow,
             payable monthly, due on demand (d)                     150,000
                                                               -------------
                                                                    243,014
                                                               -------------
             Other Investments - 3.36%
             -------------------------
   14,614    Los Molinos Broadcasting                                60,000
   22,706    Northern California Broadcasting                             0
   10,250    Palo Verde Group                                        10,250
                                                               -------------
                                                                     70,250
                                                               -------------
             Advances to Affiliates - 12.78%
             -------------------------------
  202,238    Redwood Broadcasting, Inc.                             202,238
   64,890    Palo Verde Group                                        64,890
                                                               -------------
                                                                    267,128
                                                               -------------
Total Investments in Securities, Corporate Notes and Other
  Investments of Affiliated Issuers (cost $1,627,015)           $ 2,186,378
                                                               -------------

Total Investments In Securities of Unaffiliated
 Issuers (cost $428,833)                             12.11%     $   252,960
Total Investments In Securities of Affiliated
 Issuers (cost $1,627,015)                          104.63%       2,186,378
                                                   ---------    ------------
Total Investments                                   116.74%       2,439,338
Other Liabilities, Net of Assets                    (16.74)%       (349,729)
                                                   ---------    ------------
TOTAL NET ASSETS                                    100.00%     $ 2,089,609
                                                    =======     ===========
--------------------------

(a) See Note 1 of notes to financial statements and report of independent auditors.
(b)   Restricted security, see Note 2 of notes to financial statements.
(c)   See Note 3 of notes to financial statements.
(d)   Income producing securities

/TABLE

ASSETS AND LIABILITIES AS OF MARCH 31, 1996
-----------------------------------------------------------------------------
                                                   NOTES
ASSETS                                             -----
------
Investments in Securities:
Investments in securities of unaffiliated
  issuers (identified cost $428,833)                2,4        $    252,960
Investments in securities of affiliated
  issuers (identified cost $1,359,887)             2,3,4          1,919,250
Advances to affiliates                               6              267,128
                                                               -------------
Total                                                             2,439,338
                                                               -------------

Cash and equivalents                                                 14,392

Other receivables                                                    16,000

Other assets                                                          5,971
                                                               -------------
Total                                                             2,475,701
                                                               -------------

LIABILITIES
-----------
Accounts payable                                                     41,414
Payable to officers & directors                      6              138,241
Investment securities purchased                                      22,325
Other payables                                                       30,385
Deferred income tax liability                        5               90,000
Income tax payable                                   5                3,727
Note payable                                         7               60,000
                                                               -------------
Total                                                               386,092
                                                               -------------
Net Assets                                                     $  2,089,609
                                                               ============
Net Asset Value Per Share                                      $       .858
                                                               ============

CAPITAL STOCK AND ACCUMULATED GAIN AS OF MARCH 31, 1996
-----------------------------------------------------------------------------
                                                   NOTES
                                                   -----
Common Stock, $.001 par value, 500,000,000
  shares authorized, 2,436,448 issued
  and outstanding                                    8         $      2,436
                                                               -------------
Additional paid-in capital                                        2,047,791
                                                               -------------

Net Accumulated Gain:
Net investment loss                                              (1,861,935)
Accumulated net realized gain                                     1,517,827
Net unrealized appreciation of investments           4              383,490
                                                               -------------
Net accumulated gain                                                 39,382
                                                               -------------
Total Capital Stock and Accumulated Gain                       $  2,089,609
                                                               ============

     See notes to financial statements and report of independent auditors.

STATEMENT OF OPERATIONS FOR THE YEAR ENDED MARCH 31, 1996
-----------------------------------------------------------------------------
                                                   NOTES
Investment Income:                                 -----
-----------------
Consulting income from affiliated companies                    $     44,000
Interest income from affiliated companies                            11,012
Consulting income from nonaffiliated companies       9                8,333
Option income                                                         5,850
Other income                                                          4,950
Interest income from nonaffiliated companies                             11
                                                               -------------
Total                                                                74,156
                                                               -------------
Expenses:
--------
Salaries                                                            160,938
Office expense                                                       20,516
Legal fees                                                           19,536
Insurance                                                            16,233
Telephone and telefax                                                15,313
Audit and accounting fees                                            14,400
Travel                                                               10,402
Loan fees                                                             6,934
Reports to shareholders                                               3,511
Outside services                                                      2,879
Custodian fees                                                        1,534
Other                                                                 7,194
                                                               -------------
Total                                                               279,390
                                                               -------------
Net Investment Loss                                                (205,234)
                                                               -------------

Net Realized Loss and Unrealized Appreciation on Investments:
------------------------------------------------------------
Net realized loss from investment transactions in
  investments in affiliated issuers                                 (51,552)
Net realized gain from investment transactions in
  investments in unaffiliated issuers                                 8,632
Unrealized appreciation of investments                              148,095
                                                               -------------
Net Realized Loss and Unrealized Appreciation
on Investments                                                      105,175
                                                               -------------
Net Decrease in Net Assets From Operations
Before Income Tax                                                  (100,059)

Deferred Income Tax Benefit                          5               18,000
                                                               -------------
Net Decrease in Net Assets From Operations                     $    (82,059)
                                                               =============

     See notes to financial statements and report of independent auditors.

STATEMENT OF CASH FLOWS FOR THE YEAR ENDED MARCH 31, 1996
-----------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
------------------------------------
Net decrease in net assets from operations                     $    (82,059)
Adjustments to reconcile net decrease in net
assets to cash used in operations:
   Unrealized appreciation of investments                          (148,095)
   Net realized loss from investment transactions                    42,920
   Decrease in deferred tax liability                               (18,000)

Change in:
   Other receivables                                                 15,413
   Other assets                                                         (21)
   Accounts payable and other liabilities                            39,137
   Income tax payable                                               (18,546)
                                                               -------------
   Net cash used in operating activities                           (169,251)

CASH FLOWS FROM INVESTING ACTIVITIES:
------------------------------------
   Purchase of investments                                         (268,154)
   Proceeds from sale of investments                                298,734
   Principal payments on note receivable                            167,659
   Advances to affiliates                                          (763,816)
   Repayments of advances to affiliates                             316,688
                                                               -------------
  Net cash used in investing activities                            (248,889)

CASH FLOWS FROM FINANCING ACTIVITIES:
------------------------------------
   Proceeds of borrowings from banks                                435,000
   Principal repayments of borrowings from banks                   (450,000)
   Advances from officers and affiliates                            745,211
   Repayment of advances from officers and affiliates              (696,124)
   Issuance of common stock                                         391,646
                                                               -------------
   Cash provided by financing activities                            425,733

NET INCREASE IN CASH AND CASH EQUIVALENTS                             7,593

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                          6,799
                                                               -------------
CASH AND CASH EQUIVALENTS, END OF YEAR                         $     14,392
                                                               ============
Supplemental Disclosure of Cash Flow Information:
   Cash paid during the period for interest was                $       6,684
                                                               =============
   Cash paid during the period for income taxes was            $      18,546
                                                               =============
Non-Cash Investing Activity:
   Redwood Broadcasting, Inc. stock received in
   exchange for forgiveness of receivable                      $     180,000
                                                               =============
Non-Cash Financing Activity:
   Common stock issued in exchange for forgiveness
   of payable                                                  $      17,925
                                                               =============

    See notes to financial statements and report of independent auditors.

STATEMENTS OF CHANGES IN NET ASSETS FOR THE YEARS ENDED MARCH 31, 1996 & 1995
-----------------------------------------------------------------------------
                                       NOTES        1996            1995
                                       -----    ------------    ------------
From Operations:
---------------
Net investment loss                             $  (205,234)    $   (53,465)
Net realized loss from investment
   transactions                                     (42,920)        (20,313)
Net change in unrealized
   appreciation/(depreciation)
   of investments                                   148,095         348,014
Income tax benefit/(provision)           5           18,000        (100,849)
                                               -------------    ------------
Net increase in net assets
   from operations                                  (82,059)        173,387

Capital share transactions                          409,571

Net Assets-beginning of period                    1,762,097       1,588,710
                                               -------------    ------------
Net Assets-end of period                       $  2,089,609     $ 1,762,097
                                               ============     ===========

     See notes to financial statements and report of independent auditors.

NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------
Redwood MicroCap Fund, Inc., (the Fund) is registered under the Investment Company Act of 1940, as amended, as a closed-end investment company. The Fund invests in a broad range of small speculative stocks traded in the over-the-counter market, real estate, radio broadcasting, and the petroleum industry. The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.

     Investment Valuation -
     --------------------
     Investments in securities traded in the over-the-counter market are valued at the reported sales prices as obtained from NASDAQ, or at the bid prices from the brokers that make markets in such securities, on the last business day of the year. Investments in securities traded on national exchanges are valued at last reported sales prices. Investments in restricted securities, corporate notes, other investments, and in securities which are thinly traded totaling $2,410,472 are valued at their fair value as determined in good faith under procedures established by and under the direction of the Fund's Board of Directors.

     Federal Income Taxes -
     --------------------
     The Fund has not elected to be treated for Federal tax purposes as a "regulated investment company" under Subchapter M of the Internal Revenue Code. Consequently, investment income and realized capital gains are taxed to the Fund at the tax rates applicable to corporations.

     The Fund accounts for income taxes in accordance with the Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, a current or deferred income tax liability or asset is recognized for timing differences which exist in the recognition of certain income and expense items for financial statement reporting purposes in periods different than for tax reporting purposes. The provision for income taxes is based on the amount of current and deferred income taxes payable or refundable at the date of the financial statements as measured by the provisions of current tax laws.

     Other -
     -----
     Investment transactions are accounted for on the date the investments are purchased or sold (trade date). Realized gains and losses from investment transactions and unrealized appreciation and depreciation of investments are reported on a first-in, first-out basis.

     Statement of Cash Flows -
     -----------------------
     The Fund considers all highly liquid investments with maturities of three months or less to be cash equivalents.


2.   RESTRICTED SECURITIES
     ---------------------
Restricted securities are those securities which have been acquired from an issuer without registration under the Securities Act of 1933. Restricted securities generally cannot be sold by the Fund except pursuant to an effective registration or in compliance with Rule 144 of the Securities Act of 1933. Valuations for such securities, as well as certain thinly-traded securities and corporate notes, have been determined in good faith by the Fund's Board of Directors. The following schedule provides certain information with respect to restricted securities held by the Fund as of March 31, 1996, which securities comprised 87.21% of the Fund's net assets at such time:

                                    Date of                         Fair
Description                       Acquisition          Cost         Value
-----------                    ----------------    -----------   -----------
AirSoft, Inc.                  February 1, 1993    $    81,435   $    81,435
California Progressions, Inc.  November 21, 1994        65,000        65,000
Global Casinos
  (Convertible preferred)      May 17, 1994            250,000       150,000
Optek Music Systems            August 27, 1993         178,833        87,500
Premier Concepts, Inc.         February 28, 1994       205,418       132,187
Redwood Broadcasting, Inc.     June 15, 1993           442,397       442,397
Redwood Energy, Inc. -
  Escrow                       June 29, 1994             3,676         3,676
Redwood Energy, Inc. - Seed    June 29, 1994           176,953       185,111
TDP Energy Company             December 22, 1993        84,429       675,000
                                                   -----------   -----------
Total                                              $ 1,488,141   $ 1,822,306
                                                   ===========   ===========

With the exception of Global Casinos, Inc. and Premier Concepts, Inc., the Fund has no right to require registration of the above restricted securities. As of March 31, 1996, the Fund's investments in restricted securities comprised approximately 73.61% of the value of its total assets.


3.   INVESTMENTS IN SECURITIES OF AFFILIATED ISSUERS
     -----------------------------------------------
As of March 31, 1996, the Fund holds either an indirect or direct ownership of 5 percent or more of the following securities:

                                                                  Purchases
                                                                 During the
                                                    Fair         Year Ended
Description                         Cost            Value      March 31, 1996
----------------                ------------     -----------   --------------

Common Stock:
------------
AirSoft, Inc.                   $    81,435     $     81,435
California Progressions, Inc.        65,000           65,000
Premier Concepts, Inc.              279,469          153,367     $  62,600
Redwood Broadcasting, Inc.          442,397          442,397       281,400
Redwood Energy, Inc.                180,629          188,787       100,450
TDP Energy Company                   84,429          675,000
                                -----------      -----------
                                  1,133,359        1,605,986
                                -----------      -----------
Corporate Notes:
---------------
Buttes Energy Company                93,014           93,014
Northpark Office Building            85,944          150,000
                                -----------      -----------
                                    178,958          243,014
                                -----------      -----------

Other Investments:
-----------------
Los Molinos Broadcasting             14,614           60,000           346
Northern California Broadcasting     22,706                0        22,706
Palo Verde Group                     10,250           10,250
                                -----------      -----------
                                     47,570           70,250
                                -----------      -----------
Advances to Affiliates:
----------------------
Redwood Broadcasting, Inc.          202,238          202,238       202,238
Palo Verde Group                     64,890           64,890        64,890
                                -----------      -----------
                                $   267,128      $   267,128
                                -----------      -----------
Total                           $ 1,627,015      $ 2,186,378
                                -----------      -----------


4.   UNREALIZED GAINS AND LOSSES
     ---------------------------
At March 31, 1996 the net unrealized appreciation of investments of $383,490 was comprised of gross appreciation of $723,631 for those investments having an excess of value over cost and gross depreciation of $340,141 for those investments having an excess of cost over value.


5.   INCOME TAX
     ----------
The temporary differences, tax effected, which give rise to the company's net deferred tax liability as of March 31, 1996 are as follows:

Deferred Tax Assets:
-------------------
Federal and state net operating loss                    $(88,000)

Deferred Tax Liabilities:
------------------------
Accretion of discount on investment                       35,000
Unrealized Gain                                          143,000
                                                        ---------
Net Deferred Tax Liability                              $ 90,000
                                                        ========


The Fund has net operating loss carryforwards of $187,000 and capital loss carryforwards of $43,000 which begin expiring in 2010 and 2001, respectively.


6.   TRANSACTIONS WITH OFFICERS AND AFFILIATES
     -----------------------------------------
During 1996 the fund made advances to affiliated companies. At March 31, 1996, the Fund had outstanding advances of $202,238 to Redwood Broadcasting Inc. and $64,890 to Palo Verde Group.

At March 31, 1996, the Fund owed $92,337 to the President of the Fund and $45,904 to a company owned by the President of the Fund for advances made to the Fund during the year ended March 31, 1996.


7.   NOTE PAYABLE
     ------------
At March 31, 1996, the Fund has a note payable to a bank with an outstanding balance of $60,000. The note bears interest at 11.25% with interest payments due monthly. Principal payments of $15,000 are due quarterly, commencing April 6, 1996, with all principal and interest due on January 6, 1997.


8.   COMMON STOCK
     ------------
During the year ended March 31, 1996, the Fund issued 462,547 shares of common stock in a private placement offering in exchange for $391,646 cash and forgiveness of debt of $17,925.


9.   CONSULTING AGREEMENT
     --------------------
The Fund has a consulting agreement with an unrelated third party in which the Fund is to be paid a minimum amount for consulting services to be performed by the Fund's President. The Fund received $8,333 under the agreement during fiscal 1996 and is to receive an additional $41,667 in fiscal 1997.

FINANCIAL HIGHLIGHTS
----------------------------------------------------------------------------
                                                     ----For the Years Ended March 31----
                                           1996         1995         1994         1993         1992
                                         -------      -------      -------      -------      -------
Per Share:
---------
Income from investments                  $ .029       $ .105       $ .158       $ .005       $ .001
Expenses                                  (.107)       (.183)       (.129)       (.074)       (.052)
                                         -------      -------      -------      -------      -------
Net investment income (loss)              (.078)       (.078)        .029        (.069)       (.051)
Net realized gain (loss) and net
 change in unrealized appreciation
 of investments                            .043         .166         .335         .136         .255
Purchase of treasury stock                  000         .000         .000         .000         .002
                                         -------      -------      -------      -------      -------
                                           .043         .166         .335         .136         .257
Net decrease in net asset
 value                                    (.035)        .088         .364         .067         .206
Net asset value:
Beginning of period                        .893         .805         .441         .374         .168
                                         -------      -------      -------      -------      -------
End of period                            $ .858       $ .893       $ .805       $ .441       $ .374
                                         =======      =======      =======      =======      =======

Total investment return (1)              (3.52)%       10.91%       86.25%       36.87%       96.53%

Ratios:
------
Expenses to average net assets            14.57%       14.07%       20.26%       19.41%       19.00%
Expenses to income                       376.76%      125.95%       73.38%     1409.00%     6130.00%
Net investment income/(loss) to
  average net assets                    (10.70)%      (2.90)%        7.35%     (18.03)%     (19.00)%

Portfolio turnover rate (2)               21.63%       29.88%      329.91%      149.73%      579.42%

------------------------------

(1) Based on the change in net asset value since there has been no distributions during the period presented. The Fund does not believe that a presentation based on changes in the market value of the Funds' common stock is appropriate considering the limited market for its stock.

(2) The lesser of purchases or sales of portfolio securities for a period, divided by the monthly average of the market value of portfolio securities owned during the period. Securities with a maturity or expiration date at the time of acquisition of one year or less are excluded from the calculation. Purchases and sales of investment securities (excluding short-term securities) for the year ended March 31, 1996, were $448,154 and $509,313, respectively.



     See notes to financial statements and report of independent auditors.

                          REDWOOD MICROCAP FUND, INC.
                         and CONSOLIDATED SUBSIDIARIES

                             FINANCIAL STATEMENTS

             As of and for the Six Months Ended September 30, 1996


                               TABLE OF CONTENTS
                               -----------------
                                                                      Page
                                                                      ----

     Financial Statements:

         Statement of Investments in Unaffiliated Issuers
         as of September 30, 1996                                     F-79

         Statement of Investments in Affiliated Issuers
         as of September 30, 1996                                     F-79

         Assets and Liabilities as of September 30, 1996              F-81

         Capital Stock and Accumulated Gain as of
         September 30, 1996                                           F-81

         Statement of Operations for Six Months Ended
         September 30, 1996                                           F-82

         Statement of Cash Flows for the Six Months Ended
         September 30, 1996                                           F-83

         Statements of Changes in Net Assets for the Years
         Ended March 31, 1996, 1995 and the Six Months
         Ended September 30, 1996 Unaudited                           F-84

         Notes to Financial Statements                                F-84

     Financial Highlights                                             F-88

STATEMENT OF INVESTMENTS IN UNAFFILIATED ISSUERS AS OF SEPTEMBER 30, 1996
-----------------------------------------------------------------------------
   SHARES
     OR
  UNITS                                                            VALUE (a)
----------                                                      ------------
                             COMMON STOCK - 51.95%
                             ---------------------
Communications - 50.24%
 36,895   Shiva Corporation (b)                                 $ 1,587,592
  4,099   Shiva Corporation - Escrow (b)                            176,380
                                                                ------------
                                                                  1,763,972
                                                                ------------
Entertainment - 1.71%
137,200   Global Casinos, Inc. (b)                                   60,025
                                                                ------------
TOTAL COMMON STOCK                                                1,823,997
                                                                ------------

                           PREFERRED STOCKS - 2.49%
                           ------------------------
Manufacturing - 2.49%
171,569   Optek Music Systems, Inc.
          Series A Convertible Non-voting (b)                        87,500
                                                                ------------
TOTAL PREFERRED STOCKS                                               87,500
                                                                ------------

                                OPTIONS - .12%
                                --------------
Medical - .12%
 10,000   Immucell Corporation - options                              4,180
                                                                ------------

TOTAL INVESTMENTS IN SECURITIES OF UNAFFILIATED
ISSUERS (COST $383,368)                                         $ 1,915,677
                                                                ------------

STATEMENT OF INVESTMENTS IN AFFILIATED ISSUERS AS OF SEPTEMBER 30, 1996
-----------------------------------------------------------------------------

                            COMMON STOCKS - 60.58%
                            ----------------------
Communications - 16.88%
475,441   Redwood Broadcasting, Inc. (b)                        $    512,778
  1,000   Los Molinos Broadcasting (b)                                80,000
                                                                ------------
                                                                     592,778
                                                                ------------
Oil & Gas - 35.84%
500,000   Redwood Energy, Inc. - Escrow (b)                            3,676
838,746   Redwood Energy, Inc. - Seed (b)                            204,444
    501   TDP Energy Co. (b)                                       1,050,000
                                                                ------------
                                                                   1,258,120
                                                                ------------
Retail - 7.86%
650,000   California Progressions, Inc. (b)                           65,000
 42,360   Premier Concepts, Inc.                                      29,123
352,500   Premier Concepts, Inc. (b)                                 181,749
                                                                ------------
                                                                     275,872
                                                                ------------
TOTAL COMMON STOCKS                                                2,126,770
                                                                ------------

                      MISCELLANEOUS INVESTMENTS - 14.24%
                      ----------------------------------

PRINCIPAL Corporate Notes - 1.43%
--------- -----------------------
$50,231   Buttes Energy Company, 6% quarterly,
          due on demand (d)                                          50,231
                                                                ------------

          Other Investments - .54%
          ------------------------
 22,706   Northern California Broadcasting                                0
 18,900   Palo Verde Group                                           18,900
                                                                 -----------
                                                                     18,900
                                                                ------------
          Advances to Affiliates - 12.27%
          -------------------------------
326,999   Redwood Broadcasting, Inc.                                326,999
 78,890   Palo Verde Group                                           78,890
 25,000   Northern California Broadcasting                           25,000
                                                                ------------
                                                                    430,889
                                                                ------------
Total Investments in Securities, Corporate Notes and Other
  Investments of Affiliated Issuers (cost $1,652,582)           $ 2,626,790
                                                                ------------

Total Investments In Securities of Unaffiliated
 Issuers (cost $383,368)                              54.56%    $ 1,915,677
Total Investments In Securities of Affiliated
 Issuers (cost $1,652,582)                            74.82%      2,626,790
                                                   ---------    ------------
Total Investments                                    129.38%      4,542,467
Other Liabilities, Net of Assets                    (29.38)%     (1,031,531)
                                                   ---------    ------------
TOTAL NET ASSETS                                     100.00%    $ 3,510,936
                                                     =======    ===========

(a)  See Note 1 of notes to financial statements
(b)  Restricted security, see Note 2 of notes to financial statements
(c)  See Note 3 of notes to financial statements
(d)  Income producing securities

ASSETS AND LIABILITIES AS OF SEPTEMBER 30, 1996
-----------------------------------------------------------------------------

ASSETS
------
Investments in Securities:
-------------------------
Investments in securities of unaffiliated
  issuers (identified cost $383,368)                          $ 1,915,677
Investments in securities of affiliated
  issuers (identified cost $1,221,693)                          2,195,901
Advances to affiliates                                            430,889
                                                              ------------
Total                                                           4,542,467
                                                              ------------
Cash and equivalents                                               44,760

Other receivables                                                  25,518

Other assets                                                        5,128
                                                              ------------
Total                                                           4,617,873
                                                              ------------

LIABILITIES
-----------
Accounts payable                                                   56,062
Payable to officers & directors                                    27,317
Other payables                                                    236,788
Deferred income tax liability                                     756,770
Note payable                                                       30,000
                                                              ------------
Total                                                           1,106,937
                                                              ------------
Commitments and Contingencies (Note 10)

Net Assets                                                    $ 3,510,936
                                                              ===========
Net Asset Value Per Share                                     $      1.40
                                                              ===========

/TABLE

CAPITAL STOCK AND ACCUMULATED GAIN AS OF SEPTEMBER 30, 1996
-----------------------------------------------------------------------------

Common Stock, $.001 par value, 500,000,000
  shares authorized, 2,500,000 issued
  and outstanding                                             $     2,500
                                                              ------------
Additional paid-in capital                                      2,103,083
                                                              ------------
Net Accumulated Gain:
--------------------
Net investment loss                                            (2,631,942)
Accumulated net realized gain                                   1,530,778
Net unrealized appreciation of investments                      2,506,517
                                                              ------------
Net accumulated gain                                            1,405,353
                                                              ------------

Total Capital Stock and Accumulated Gain                      $ 3,510,936
                                                              ===========

                       See notes to financial statements

STATEMENT OF OPERATIONS FOR SIX MONTHS ENDED SEPTEMBER 30, 1996
-----------------------------------------------------------------------------

Investment Income:
-----------------
Consulting income from affiliated companies                    $    3,000
Interest income from affiliated companies                           2,306
Consulting income from nonaffiliated companies                     19,192
Option income                                                      10,000
Interest income from nonaffiliated companies                        1,667
                                                              ------------
Total                                                              36,165
                                                              ------------
Expenses:
--------
Salaries                                                           71,250
Office expense                                                      8,426
Legal fees                                                            683
Insurance                                                           6,798
Telephone and telefax                                               7,098
Audit and accounting fees                                          16,329
Travel                                                              1,690
Reports to shareholders                                             1,730
Custodian fees                                                      1,861
Other                                                              23,537
                                                              ------------
Total                                                             139,402
                                                              ------------

Net Investment Loss                                              (103,237)
                                                              ------------

Net Realized Loss and Unrealized Appreciation on Investments:
------------------------------------------------------------
Net realized loss from investment transactions in
  investments in affiliated issuers                               (61,587)
Net realized gain from investment transactions in
  investments in unaffiliated issuers                              74,538
Unrealized appreciation of investments                          2,123,026
                                                              ------------
Net Realized Loss and Unrealized Appreciation
on Investments                                                  2,135,977
                                                              ------------
Net Increase in Net Assets From Operations
Before Income Tax                                               2,032,740

Deferred Income Tax Provision                                    (666,770)
                                                              ------------
Net Increase in Net Assets From Operations                    $ 1,365,970
                                                              ===========


                       See notes to financial statements

STATEMENT OF CASH FLOWS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996
-----------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
------------------------------------
Net increase in net assets from operations                    $ 1,365,970
Adjustments to reconcile net decrease in
net assets to cash used in operations:
   Unrealized appreciation of investments                      (2,123,026)
   Net realized gain from investment transactions                 (12,951)
   Increase in deferred tax liability                             666,770

Change in:
   Other receivables                                               (9,518)
   Other assets                                                       843
   Accounts payable and other liabilities                         221,051
   Income tax payable                                              (3,727)
                                                              ------------

  Net cash used in operating activities                           105,412

CASH FLOWS FROM INVESTING ACTIVITIES:
------------------------------------
   Purchase of investments                                        (22,325)
   Proceeds from sale of investments                              140,875
   Principal payments on note receivable                           48,784
   Advances to affiliates                                         294,294
   Repayments of advances to affiliates                          (459,470)
                                                              ------------
  Net cash used in investing activities                             2,158

CASH FLOWS FROM FINANCING ACTIVITIES:
------------------------------------
   Principal repayments of borrowings from banks                  (30,000)
   Repayment of advances from officers and affiliates             (47,202)
                                                              ------------
  Cash provided by financing activities                           (77,202)

NET INCREASE IN CASH AND CASH EQUIVALENTS                          30,368

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                       14,392
                                                              ------------
CASH AND CASH EQUIVALENTS, END OF YEAR                        $    44,760
                                                              ===========

 Supplemental Disclosure of Cash Flow Information:
   Cash paid during the period for interest was               $     2,635
                                                              ===========
   Cash paid during the period for income taxes was           $     3,727
                                                              ===========
 Non-Cash Financing Activity:
   Common stock issued in exchange for
      forgiveness of payable                                  $    55,357
                                                              ===========


                       See notes to financial statements

STATEMENTS OF CHANGES IN NET ASSETS FOR THE YEARS ENDED MARCH 31,1996,  1995
AND THE SIX MONTHS ENDED SEPTEMBER 30, 1996 UNAUDITED
-----------------------------------------------------------------------------
                                                       (Unaudited)
                                                        For the
                                                    Six Months Ended
                                      NOTES        September 30, 1996         1996                1995
                                      -----        ------------------     ------------        ------------
From Operations:
---------------
Net investment loss                                   $  (103,237)         $  (205,234)       $   (53,465)
Net realized gain/loss from
 investment transactions                                   12,951              (42,920)           (20,313)
Net change in unrealized
 appreciation/(depreciation)
 of investments                                         2,123,026              148,095            348,014

Income tax benefit/(provision)          5                (666,770)              18,000           (100,849)
                                                      ------------         ------------       ------------
Net increase in net assets
 from operations                                        1,365,970              (82,059)           173,387

Capital share transactions                                 55,357              409,571

Net Assets-beginning of period                          2,089,609            1,762,097          1,588,710
                                                      ------------         ------------       ------------

Net Assets-end of period                              $ 3,510,936          $ 2,089,609        $ 1,762,097
                                                      ===========          ===========         ==========

                                       See notes to financial statements

NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------
Redwood MicroCap Fund, Inc., (the Fund) is registered under the Investment Company Act of 1940, as amended, as a closed-end investment company. The Fund invests in a broad range of small speculative stocks traded in the over-the-counter market, real estate, radio broadcasting, and the petroleum industry. The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.

     Investment Valuation -
     --------------------
     Investments in securities traded in the over-the-counter market are valued at the reported sales prices as obtained from NASDAQ, or at the bid prices from the brokers that make markets in such securities, on the last business day of the year. Investments in securities traded on national exchanges are valued at last reported sales prices. Investments in restricted securities, corporate notes, other investments, and in securities which are thinly traded are valued at their fair value as determined in good faith under procedures established by and under the direction of the Fund's Board of Directors.

     Federal Income Taxes -
     --------------------
     The Fund has not elected to be treated for Federal tax purposes as a "regulated investment company" under Subchapter M of the Internal Revenue Code. Consequently, investment income and realized capital gains are taxed to the Fund at the tax rates applicable to corporations.

     The Fund accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, a current or deferred income tax liability or asset is recognized for timing differences which exist in the recognition of certain income and expense items for financial statement reporting purposes in periods different than for tax reporting purposes. The provision for income taxes is based on the amount of current and deferred income taxes payable or refundable at the date of the financial statements as measured by the provisions of current tax laws.

     Other -
     -----
     Investment transactions are accounted for on the date the investments are purchased or sold (trade date). Realized gains and losses from investment transactions and unrealized appreciation and depreciation of investments are reported on a first-in, first-out basis.

     Statement of Cash Flows -
     -----------------------
     The Fund considers all highly liquid investments with maturities of three months or less to be cash equivalents.

2.   RESTRICTED SECURITIES
     ---------------------
Restricted securities are those securities which have been acquired from an issuer without registration under the Securities Act of 1933. Restricted securities generally cannot be sold by the Fund except pursuant to an effective registration or in compliance with Rule 144 of the Securities Act of 1933. Valuations for such securities, as well as certain thinly-traded securities and corporate notes, have been determined in good faith by the Fund's Board of Directors. The following schedule provides certain information with respect to restricted securities held by the Fund as of September 30, 1996, which securities comprised 114.19% of the Fund's net assets at such time:

                                    Date of                         Fair
Description                       Acquisition          Cost         Value
-----------                    ----------------    -----------   -----------
California Progressions, Inc.  November 21, 1994   $    65,000   $    65,000
Global Casinos, Inc.           May 17, 1994            123,100        60,025
Optek Music Systems            August 27, 1993         178,833        87,500
Premier Concepts, Inc.         February 28, 1994       205,418       181,749
Redwood Broadcasting, Inc.     June 15, 1993           512,778       512,778
Redwood Energy, Inc. - Escrow  June 29, 1994             3,676         3,676
Redwood Energy, Inc. -Seed     June 29, 1994           176,953       204,444
Shiva Corporation              June 6, 1996             73,292     1,587,592
Shiva Corporation - Escrow     June 6, 1996              8,143       176,380
Los Molinos Broadcasting       February 22, 1994         7,551        80,000
TDP Energy Company             December 22, 1993        84,429     1,050,000
                                                   -----------   -----------
Total                                              $ 1,439,173   $ 4,009,144
                                                   ===========   ===========

With the exception of Global Casinos, Inc. and Premier Concepts, Inc., the Fund has no right to require registration of the above restricted securities. As of September 30, 1996, the Fund's investments in restricted securities comprised approximately 86.82% of the value of its total assets.


3.   INVESTMENTS IN SECURITIES OF AFFILIATED ISSUERS
     -----------------------------------------------
As of September 30, 1996, the Fund holds either an indirect or direct ownership of 5 percent or more of the following securities:

                                                                  Purchases
                                                               During the Six
                                                                Months Ended
                                                     Fair       September 30,
Description                          Cost            Value          1996
----------------                 ------------     -----------  --------------
Common Stock:
------------
California Progressions, Inc.     $    65,000     $    65,000
Premier Concepts, Inc.                279,469         210,872
Redwood Broadcasting, Inc.            512,778         512,778    $  70,382
Redwood Energy, Inc.                  180,629         208,120
TDP Energy Company                     84,429       1,050,000
Los Molinos                             7,551          80,000
                                  -----------     -----------
                                    1,129,856       2,126,770
                                  -----------     -----------
Corporate Notes:
---------------
Buttes Energy Company                  50,231          50,231
                                  -----------     -----------
                                       50,231          50,231
                                  -----------     -----------
Other Investments:
-----------------
Northern California Broadcasting       22,706               0
Palo Verde Group                       18,900          18,900        8,650
                                  -----------     -----------
                                       41,606          18,900
                                  -----------     -----------
Advances to Affiliates:
Redwood Broadcasting, Inc.            326,999         326,999      124,761
Palo Verde Group                       78,890          78,890       14,000
Northern California Broadcasting       25,000          25,000       25,000
                                  -----------     -----------
                                  $   430,889     $   430,889
                                  -----------     -----------

Total                             $ 1,652,582     $ 2,626,790
                                  ===========     ===========

4.   UNREALIZED GAINS AND LOSSES
     ---------------------------
At September 30, 1996 the net unrealized appreciation of investments of $2,506,517 was comprised of gross appreciation of $2,752,228 for those investments having an excess of value over cost and gross depreciation of $245,711 for those investments having an excess of cost over value.

5.   INCOME TAX
     ----------
The temporary differences, tax effected, which give rise to the company's net deferred tax liability as of September 30, 1996 are as follows:

Deferred Tax Liability 3/31/96                    $  90,000

Deferred Tax Liabilities 9/30/96:
Unrealized Gain on Investment                       666,770
                                                  ---------
Net Deferred Tax Liability 9/30/96                $ 756,770
                                                  =========

The Fund has net operating loss carryforwards of $289,000 and capital loss carryforwards of $30,000 which begin expiring in 2010 and 2001, respectively.


6.   TRANSACTIONS WITH OFFICERS AND AFFILIATES
     -----------------------------------------
During 1996 the fund made advances to affiliated companies. At September 30, 1996, the Fund had outstanding advances of $326,999 to Redwood Broadcasting Inc., $78,890 to Palo Verde Group., and $25,000 to Northern California Broadcasting.

At September 30, 1996, the Fund owed $27,317 to the President of the Fund for advances made to the Fund during the six months ended September 30, 1996.


7.   NOTE PAYABLE
     ------------
At September 30, 1996, the Fund has a note payable to a bank with an outstanding balance of $30,000. The note bears interest at 11.25% with interest payments due monthly. Principal payments of $15,000 are due quarterly, commencing April 6, 1996, with all principal and interest due on January 6, 1997.


8.   COMMON STOCK
     ------------
During the six months ended September 30, 1996, the Fund issued 63,552 shares of common stock in a private placement offering to the President, a related party, in exchange for forgiveness of debt of $55,357.

9.   CONSULTING AGREEMENT
     --------------------
The Fund has a consulting agreement with California Progressions, Inc., a related third party, in which the Fund is to be paid a minimum amount for consulting services to be performed by the Fund's President. The Fund received $16,666 under the agreement during the six months ended September 30, 1996.

10.  COMMITMENTS AND CONTINGENCIES
     -----------------------------
In connection with the filing of a registration statement with the Securities and Exchange Commission, Redwood Broadcasting intends to register approximately 800,000 shares of its currently outstanding common stock and to issue and sell an additional 200,000 shares of its common stock to the public. Redwood Broadcasting also intends to register put options it has given to certain shareholders who own 203,008 shares of Redwood Broadcasting common stock. Redwood Broadcasting is committed to purchase the related shares for $1.50 per share. The put options will expire 90 days after the effective date of the registration statement. The Fund has agreed to guarantee Redwood Broadcasting's obligation under the put options. The Fund has also pledged 195,371 shares of its Redwood Broadcasting common stock as security for the guarantee.

In July 1996, Redwood Broadcasting completed the acquisition of a radio station. In connection with the acquisition the Fund guaranteed Redwood Broadcasting's obligation of a note to the seller in the amount of $155,000. The note bears interest at the prime rate and matures in July 2001.

Redwood Broadcasting has filed with the Federal Communications Commission an application for a construction permit to build a radio station in Arizona. Should the permit be granted, the Fund has agreed to provide working capital necessary to complete the station construction and to cover operating expenses for the first three months of operations.

FINANCIAL HIGHLIGHTS
-----------------------------------------------------------------------------
                                       (Unaudited)
                                       For the Six
                                      Months Ended
                                      September 30,        ----For the Years Ended March 31----
                                         1996          1996         1995          1994        1993
                                     -------------    -------      -------       -------     -------
Per Share:
---------
Income from investments                $ .014         $ .029       $ .105       $ .158       $ .005
Expenses                                (.056)         (.107)       (.183)       (.129)       (.074)
                                       -------        -------      -------      -------      -------
Net investment income (loss)            (.042)         (.078)       (.078)        .029        (.069)
Net realized gain (loss) and
 net change in unrealized
 appreciation of investments             .588           .043         .166         .335         .136
Purchase of treasury stock               .000           .000         .000         .000         .000
                                       -------        -------      -------      -------      -------
                                         .588           .043         .166         .335         .136
Net decrease/increase in
 net asset value                         .546          (.035)        .088         .364         .067
Net asset value:
Beginning of period                      .858           .893         .805         .441         .374
                                       -------        -------      -------      -------      -------
End of period                          $1.404         $ .858       $ .893       $ .805       $ .441
                                       ======         ======       ======       ======       ======

Total investment return (1)             63.64%        (3.52)%       10.91%       86.25%       36.87%

Ratios:
------
Expenses to average net assets           4.69%         14.57%       14.07%       20.26%       19.41%
Expenses to income                     385.46%        376.76%      125.95%       73.38%     1409.00%
Net investment income/(loss) to
 average net assets                      3.47%       (10.70)%      (2.90)%        7.35%     (18.03)%

Portfolio turnover rate (2)              2.25%         21.63%       29.88%      329.91%      149.73%

--------------------------

(1) Based on the change in net asset value since there has been no distributions during the period presented. The Fund does not believe that a presentation based on changes in the market value of the Funds' common stock is appropriate considering the limited market for its stock.

(2) The lesser of purchases or sales of portfolio securities for a period, divided by the monthly average of the market value of portfolio securities owned during the period. Securities with a maturity or expiration date at the time of acquisition of one year or less are excluded from the calculation. Purchases and sales of investment securities (excluding short-term securities) for the six months ended September 30, 1996, were $70,382 and $126,900, respectively.




                       See notes to financial statements

-----------------------------------          ----------------------------
No person is authorized to give any
information or to make any represen-
tation other than those contained in
this Prospectus, and if  made such
information or representation must
not be relied upon as having been
given or authorized by the Company.          REDWOOD BROADCASTING, INC.
This Prospectus does not constitute
an offer to sell or a solicitation               1,200,437 shares of
of an offer to buy any securities                  $.004 par value
other than the Securities offered by                 Common Stock
this Prospectus or an offer to sell
or a solicitation of an offer to buy
the said Securities in any jurisdic-             203,008 Common Stock
tion to any person to whom it is                  Put Options
unlawful to make such offer or solici-
tation in such jurisdiction.

The delivery of this Prospectus shall
not, under any circumstances, create
any implication that there has been
no changes in the affairs of the
Company since the date of this
Prospectus.  However, in the event
of a material change, this Prospectus
will be amended or supplemented
accordingly.


          TABLE OF CONTENTS
                              Page
                              ----
Prospectus Summary              9
Risk Factors                   16
Use of Proceeds                22
Dilution                       24                 ----------------
Management's Discussion
  and Analysis or Plan of                            PROSPECTUS
  Operation                    25
Business                       34                 ----------------
Redwood Microcap Fund, Inc.    46
Management                     47
Executive Compensation         49
Security Ownership of
  Certain Beneficial
  Owners and Management        51
Description of Securities      53                ------------, 1997
Terms of Offerings             55
Certain Transactions           61
Indemnification                63
Legal Matters                  63
Experts                        63
Financial Statements   F-1 -- F-88

-----------------------------------          ----------------------------

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:


     Sections 7-109-101 through 7-109-110 of the Colorado Corporation Code provide as follows:

     7-109-101.  DEFINITIONS.  As used in this article:

     (1) "Corporation" includes any domestic or foreign entity that is a predecessor of a corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

     (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

     (3)  "Expenses" includes counsel fees.

     (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

     (5) "Official capacity" means, when used with respect to a director, the office of director in a corporation and, when used with respect to a person other than a director as contemplated in section 7-109-107, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation.
     "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

     (6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

     (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     7-109-102.  AUTHORITY TO INDEMNIFY DIRECTORS.

     (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

       (a)  The person conducted himself or herself in good faith; and

       (b)  The person reasonable believed:

         (I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

         (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

       (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

     (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

     (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     (4)  A corporation may not indemnify a director under this section:

       (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

       (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

     (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     7-109-103. MANDATORY INDEMNIFICATION OF DIRECTORS. Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

     7-109-104.  ADVANCE OF EXPENSES TO DIRECTORS.

     (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

       (a) The director furnishes to the corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in section 7-109-102;

       (b) The director furnishes to the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

       (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

     (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

     (3) Determinations and authorizations of payments under this section shall be made in the manner specified in section 7-109-106.

     7-109-105.  COURT-ORDERED INDEMNIFICATION OF DIRECTORS.

     (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

       (a) If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

       (b) If it determines that the director is fairly and reasonable entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

     7-109-106.  DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION OF
     DIRECTORS.

     (1) A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104 (1) (a) and (1) (b) are received and the determination required by section 7-109-104 (1) (c) has been made.

     (2) The determinations required by subsection (1) of this section shall be made:

       (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

       (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

     (3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

       (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph
     (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

       (b)  By the shareholders.

     (4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

     7-109-107.  INDEMNIFICATION OF OFFICERS, EMPLOYEES, FIDUCIARIES, AND
     AGENTS.

     (1)  Unless otherwise provided in the articles of incorporation:

       (a)  An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

       (b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

       (c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

     7-109-108. INSURANCE. A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

     7-109-109.  LIMITATION OF INDEMNIFICATION OF DIRECTORS.

     (1) A provision treating a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with sections 7-109-101 to 7-109-108. If the article of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

     (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

     7-109-110. NOTICE TO SHAREHOLDER OF INDEMNIFICATION OF DIRECTOR. If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

                                 *     *     *


     Article XIII of the By-Laws of the Company also tracks the language Sections 7-109-101 through 7-109-110 of the Colorado Corporation Code.


Item 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering are to be borne by the Company, are as follows:

     SEC Filing Fee                          $   562
     Printing Expenses*                        1,500
     Accounting Fees and Expenses*             6,000
     Legal Fees and Expenses*                 30,000
     Blue Sky Fees and Expenses*              10,000
     Miscellaneous*                            1,938

          Total                              $50,000
-----------------------------------
* Estimated


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.
          ---------------------------------------
     1. In February, 1995, the Company was formed and organized as a reorganization by CRI in which it issued 300,008 shares of its Common Stock to CRI in exchange for one hundred percent (100%) of CRI's real and personal property, subject to certain liabilities, saving and excepting cash, cash equivalents or marketable securities having an aggregate fair market value of not less than $250,000. The shares of Common Stock were acquired for investment purposes and were subject to appropriate transfer restrictions. The shares were not registered under the Securities Act in reliance upon Section 4(2) thereof.

     2. In June, 1995, the Company issued 300,000 shares of its Common Stock to seven (7) accredited investors in exchange for one hundred percent (100%) of the issued and outstanding shares of common stock of Redwood Broadcasting, Inc. The shares of Common Stock were acquired for investment purposes and were subject to appropriate transfer restrictions. the shares were not registered under the Securities Act in reliance upon Section 4(2) thereof.

     3. In October, 1995, the Company sold 25,000 shares of Common Stock to one (1) accredited investor for a price of $1.20 per share or a total of $30,000. The shares of Common Stock were acquired for investment purposes and were subject to appropriate transfer restrictions. The shares were not registered under the Securities Act in reliance upon Section 4(2) thereof.

     4. In September, 1995, the Company issued to MicroCap, an accredited investor, 150,000 shares of Common Stock in lieu of cash or money payment of indebtedness of the Company to MicroCap totaling $180,000. The shares of Common Stock were acquired for investment purposes and were subject to appropriate transfer restrictions. The shares were not registered under the Securities Act in reliance upon Section 4(2) thereof.

     5. In August, 1996, the Company sold and issued an aggregate of 37,550 shares of Common Stock to four accredited investors at a price of $1.20 per share. The shares of Common Stock were acquired for investment purposes and were subject to appropriate transfer restrictions. The shares were not registered under the Securities Act in reliance upon Section 4(2) thereof.

     6. In December 1996, the Company sold and issued to Power Curve, Inc., an accredited investor and a controlled corporation of John C. Power, the Company's President and Director, 100,000 shares of Common Stock at a price of $1.20 per share. The shares of Common Stock were acquired for investment purposes and were subject to appropriate transfer restrictions. The shares were not registered under the Securities Act in reliance upon Section 4(2) thereof.


ITEM 27.  EXHIBITS.
          --------
     a. The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

Exhibit No.   Title
----------    -----
  *    2.0       Agreement and Plan or Reorganization Dated as of December 5,
                 1994, between and among Cell Robotics, Inc., Intelligent
                 Financial Corporation, Micel, Inc., Bridgeworks Investors I,
                 LLC, and Ronald K. Lohrding

  *    2.1       Agreement and Plan of Reorganization Date as of June 16,
                 1995, between and among Intelligent Financial Holding
                 Corporation, Redwood MicroCap Fund, Inc., and Redwood
                 Broadcasting, Inc.

  *    3.0(i)    Articles of Incorporation of Intelligent Financial Holding
                 Corporation

  *    3.0(ii)   By-laws of Intelligent Financial Holding Corporation

  *    4.1       Specimen Certificate of Common Stock

  ***  4.2       Specimen Put Option Certificate

  ***  4.3       Redwood Broadcasting, Inc. 1995 Incentive Stock Option Plan


  **** 5.0 Opinion of Neuman & Cobb regarding the legality of the securities being registered


  *    10.0      KHSL AM/FM Asset Purchase Agreement dated February 3, 1995


  **** 10.1      KHSL Local Management Agreement


  ***  10.3      Agreement to Convert Debt dated September 30, 1995, between
                 Intelligent Financial Holding Corporation and Redwood
                 MicroCap Fund, Inc.

  *    10.4      KNNN Letter of Intent


  **** 10.5      KNNN Asset Purchase Agreement


  **   10.6      KNSN-AM and KHSL-FM Asset Purchase Agreement dated March 12,
                 1996


  **** 10.7      Redwood MicroCap Fund, Inc. Consultation Agreement


  ***  10.8      Selected Dealer Agreement


       16.0      Letter on Change in Certifying Accountant


  *    21.0      Subsidiaries

       23.1      Consent of Neuman & Cobb

       23.2      Consent of Schumacher & Associates, Inc., Certified Public
                 Accountants

       23.3      Consent of Stockman, Kast, Ryan & Scruggs, P.C.


       *         Incorporated by referenced from Registrant's Registration
                 Statement on Form SB-2, S.E.C. File No. 33-80321, as filed with the Commission on December 12, 1995.

       **        Incorporated by referenced from Registrant's Pre-Effective
                 Amendment No. 1 to Registration Statement on Form SB-2,
                 S.E.C. File No. 33-80321, as filed with the Commission on October 3, 1996.

       ***       Incorporated by referenced from Registrant's Pre-Effective
                 Amendment No. 2 to Registration Statement on Form SB-2,
                 S.E.C. File No. 33-80321, as filed with the Commission on January 2, 1997.


       ****      Incorporated by referenced from Registrant's Pre-Effective
                 Amendment No. 3 to Registration Statement on Form SB-2,
                 S.E.C. File No. 33-80321, as filed with the Commission on January 29, 1997.



ITEM 28.         UNDERTAKINGS.
                 ------------
       The undersigned Registrant hereby undertakes:


       1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       4. To provide, upon effectiveness, certificates in such denominations and registered in such names as are required to permit prompt delivery to each purchaser.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Carefree, Arizona on the 12th day of Feburary, 1997.



                                   REDWOOD BROADCASTING, INC.




                                   By:  /s/ John C. Power
                                        ---------------------------
                                        John C. Power, President




     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities with Redwood Broadcasting, Inc. and on the dates indicated.


Signature                                Position                 Date
---------                                --------                 ----




/s/ John C. Power                 Chairman of the Board,         2/12/97
------------------------------President, Chief Executive Officer----------
John C. Power



/s/ J. Andrew Moorer             Chief Financial Officer,       2/12/97
------------------------------   Chief Accounting Officer,     ----------
J. Andrew Moorer              Secretary, Treasurer, Director




/s/ Donald P. Griffin        Chief Operating Officer, Director   2/12/97
------------------------------                                 ----------
Donald P. Griffin

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Carefree, Arizona on the 12th day of February, 1997.


                                   REDWOOD MICROCAP FUND, INC.




                                   By:  /s/ John C. Power
                                        ---------------------------
                                        John C. Power, President



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities with Redwood Microcap Fund, Inc. and on the dates indicated.


Signature                                Position                 Date
---------                                --------                 ----




/s/ John C. Power                 Chairman of the Board,         2/12/97
------------------------------President, Chief Executive Officer----------
John C. Power



/s/ J. Andrew Moorer             Chief Financial Officer,       2/12/97
------------------------------   Chief Accounting Officer,     ----------
J. Andrew Moorer                    Treasurer, Director




/s/ Joseph O. Smith                      Director                2/12/97
------------------------------                                 ----------
Joseph O. Smith